Exhibit 10.12

Execution Version

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June 11, 2023 by and among Full Glass Wine Co., LLC, a Delaware limited liability company (“Holdco”), Full Glass - Winc, LLC, a Delaware limited liability company (“Buyer”), Project Crush Acquisition Corp LLC, a Delaware limited liability company (“PCA”) and Project Crush DTC Sub, LLC, a California limited liability company (“DTC”, and together with Parent and PCA, each a “Seller” and, collectively, “Sellers”) and AMASS Brands Inc., a Delaware corporation (“Parent”). Each of Buyer, DTC, PCA and Parent are sometimes referred to herein as a “Party” or collectively, the “Parties.” Capitalized terms used but not defined in the context in which they are used shall have the meaning assigned to such terms in Section 12.15.

WHEREAS, the Sellers are engaged, among other things, in the business of producing, marketing and selling wine available for purchase through a multi-brand, direct-to-consumer website or similar site, subscription box or wine club, including without limitation through subscription agreements with consumers (the “Business”);

WHEREAS, the Sellers acquired substantially all of the assets used in the Business on January 23, 2023 in a purchase (the “BR Purchase”) under Sections 363, 365 and the other applicable provisions of Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. § 101, et seq. (the “Bankruptcy Code”) in a proceeding before the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”, and the cases arising under the related petition, collectively, the “Bankruptcy Cases”);

WHEREAS, the Buyer wishes to purchase and acquire from the Sellers and the Sellers wish to sell, transfer, convey, assign and deliver to Buyer, in accordance with the terms of this Agreement, all of the Transferred Assets, free and clear of all Liens other than Permitted Liens, together with the Assumed Liabilities, upon the terms and subject to the conditions set forth in this Agreement (collectively with the transactions contemplated herein and the other Transaction Documents, the “Transaction”); and

WHEREAS, the Parties intend that the transactions contemplated hereby shall be treated for U.S. federal and applicable state and local income Tax purposes as a part sale of certain Transferred Assets and assumption of certain Assumed Liabilities in exchange for the Closing Cash, the Senior Note, and the Sub Note, and part contribution of the remaining Transferred Assets and Assumed Liabilities to Holdco in a transaction governed by Section 721 of the Code (as Buyer is an entity disregarded as separate from Holdco for such purposes) in exchange for the Closing Stock Consideration (including any future issuance of Units of Holdco under Section 2.1(b)) and the Warrant (including any contingent additional Units issued pursuant to the terms thereof).

NOW, THEREFORE, for value received, and in consideration of the foregoing and the mutual covenants, representations, warranties and agreements set forth in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1	Purchase and Sale of the Transferred Assets.

(a)          Transferred Assets. On the terms and subject to the conditions set forth in this Agreement, and subject to the exclusions set forth in Section 1.1(b), at the Closing, the Sellers agree to sell, transfer, convey, assign and deliver, or cause BWSC to sell, transfer, convey, assign and deliver, to Buyer (or its designee, which Buyer shall specify in the applicable Bill of Sale, Trademark Assignment Agreement or Assignment and Assumption Agreement), and Buyer (or its designee) shall purchase, acquire and accept from the Sellers and BWSC, all of the Sellers’ and BWSC’s rights, title and interest of every kind and nature in, to and under the following, free and clear of all Liens, other than Permitted Liens (collectively, the “Transferred Assets”):

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(i)	the inventory listed on Schedule 1.1(a)(i) (collectively, the “Inventory”);

(ii)	the Transferred Technology and the Transferred IPR;

(iii)         all copies of the consumer-facing marketing materials that exclusively relate to products that are branded with the Transferred Trademarks and that are in Sellers’ or Parents’ possession or control as of the Closing (collectively, the “Owned Marketing Materials”), including any Other IP owned by Sellers or Parent in the Owned Marketing Materials;

(iv)         pursuant to the terms of the License Agreement, copies of the consumerfacing marketing materials that (A) are used in connection with the Business as of the Closing and are for products offered under Sellers’ retained brands, or (B) are used in connection with both the Business and Retained Business as of the Closing (collectively, the “Licensed Marketing Materials”), in each case as contained in Lingo, but excluding, for clarity, any Intellectual Property Rights in the Licensed Marketing Materials;

(v)          the Trademarks set forth on Schedule 1.1(a)(v) (collectively, the “Transferred Trademarks”) and all goodwill associated with the foregoing;

(vi)          the Other IP set forth on Schedule 1.1(a)(vi) (collectively, the “Transferred Other IP”);

(vii)         the tangible property set forth on Schedule 1.1(a)(vii) (collectively, the “Tangible Personal Property”);

(viii)        the Contracts listed on Schedule 1.1(a)(viii) (the “Assumed Contracts”);

(ix)          all books and records relating to the Transferred Assets or the Business, including Inventory logs, financial and accounting records, personnel files for Transferred Employees and any other similar records relating to the Transferred Assets or the Business (the “Transferred Books and Records”); provided that for the avoidance of doubt, Transferred Books and Records shall not include Tax Returns that do not solely relate to the Business or the Transferred Assets (as long as Buyer receives a copy of such records), and it is acknowledged that the Sellers may retain copies of the Shared Customer Data as set forth in Section 1.1(b)(xi) below;

(x)            all Transferred User Data;

(xi)           all Transferred Customer Data;

(xii)          copies of all Shared Customer Data; provided, it is acknowledged and agreed that Parent also shall retain copies of all Shared Customer Data;

(xiii)        all deposits and prepayments held by third parties pursuant to any Assumed Contract or otherwise in connection with the Business (other than under Excluded Contracts);

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(xiv)        all claims, and proceeds thereof, solely to the extent relating to the Transferred Assets or Assumed Liabilities, if any, that arise under any insurance policies retained by Sellers (the “Transferred Claims”); provided that, Transferred Claims shall not include any claims under any insurance policies retained by Sellers to the extent that such claims relate to any Excluded Liabilities and provided, further, that nothing in this Agreement shall be construed to give rise to an obligation of Sellers to maintain any insurance policies.

(b)          Excluded Assets. Notwithstanding anything to the contrary herein, nothing in this Agreement or the Transaction Documents shall operate to transfer from Sellers or BWSC, or create an obligation on Sellers or BWSC, to transfer or have transferred any right, title or interest in or to any assets other than the Transferred Assets (collectively, the “Excluded Assets”), including:

(i)	the Closing Cash actually paid;

(ii)	all cash and cash equivalents of the Sellers;

(iii)	any Permits;

(iv)          all Contracts and Leases that are not Assumed Contracts including, without limitation, (A) the Contracts and Leases listed on Schedule 1.1(b)(iv) (collectively, whether or not so listed, the “Excluded Contracts”) (and all deposits, prepayments, refunds, and causes of action thereto or arising therefrom) and (B) all Leases to or for the Leased Real Property;

(v)          other than the Transferred Books and Records, any of the following books and records: corporate seals, organizational documents, minute books, stock books, Tax Returns, books of account or other records having to do with the corporate organization of the Sellers, all employee-related or employee benefit-related files or records and any other books and records that the Sellers are prohibited from disclosing or transferring to Buyer under applicable Law or are required by applicable Law to retain;

(vi)          except for any Transferred Claims, all insurance policies of the Sellers and all rights to applicable claims and proceeds thereunder;

(vii)         all Tax refunds of the Sellers or any Affiliates of the Sellers for Taxes relating to the Business for a Pre-Closing Tax Period;

(viii)        all equity securities or other ownership interests of, owned or held by the Sellers (or any of their Subsidiaries or Affiliates) and any Contracts entered into in connection with the sale or ownership of such equity securities or other ownership interests;

(ix)          all interests of the Sellers arising under the Transaction Documents, and under any other agreement between the Sellers and Buyer entered into in connection with this Agreement or the Transactions;

(x)           all Employee Plans, including the Business Employee Plans;

(xi)          copies of the Shared Customer Data;

(xii)          all data that are not Transferred Assets or Shared Customer Data;

(xiii)         all Intellectual Property Rights that are not Transferred Assets;

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(xiv)        all Technology other than the Transferred Assets;

(xv)         copies held by Sellers and their Affiliates as of Closing of the Licensed Marketing Materials, and all Intellectual Property Rights therein; and

(xvi)        any other assets, properties and rights set forth on Schedule 1.1(b)(xvi).

(c)         Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement and subject to the exclusions set forth in Section 1.1(d) as partial consideration for the Transferred Assets, Buyer shall, effective at the time of the Closing, assume and thereafter pay, discharge and perform in accordance with their terms, the Assumed Liabilities. “Assumed Liabilities” shall mean solely the following liabilities:

(i)            all Liabilities under the Assumed Contracts to the extent such Liabilities either first arise following Closing or arise from any actions or omissions taken by Sellers at the request of Buyer since June 1, 2023 (without duplication of any such Liabilities included in the calculation of Pre-Closing Earnings), but in each case only to the extent that such obligations: (A) do not arise from or relate to any breach or purported breach by a Seller of any provision of any of such Assumed Contracts; and (B) do not arise from or relate to any event, circumstance or condition occurring or existing (or purported to have occurred or being in existence) on or prior to the date of Closing that, with notice or lapse of time, would constitute or result in a breach of any of such Assumed Contracts; provided, however, that the Assumed Contracts shall expressly exclude, and the Buyer shall not assume or be deemed to assume any Liability, arising from or relating to the obligations or performance under, any Excluded Contract; provided, further, that Buyer shall not be obligated to assume, discharge or perform any Liability under any Assumed Contract until a Seller shall have obtained the Required Consent related to such Assumed Contract, if any (without limiting Buyer’s obligations under Section 1.2 where Buyer is provided the benefits arising under such Assumed Contract in accordance with such Section 1.2); and provided further that in no event shall the Buyer assume or be deemed to assume any Liability under this Section 1.1(c)(i) arising from or relating to the obligations or performance under any Assumed Contract which accrued or arose prior to the Closing;

(ii)           all Gift Card Obligations and Subscription Obligations; and

(iii)          Buyer’s share of the Transfer Taxes under Section 7.6.

(d)         Excluded Liabilities. Notwithstanding any other provision of this Agreement, Buyer shall not assume or be bound by or be obligated or responsible for any duties, responsibilities, commitments, expenses, obligations or other Liabilities of the Sellers or relating to the Business or the Transferred Assets (or which may be asserted against or imposed upon Buyer as a successor or transferee of the Sellers, as an acquirer of the Transferred Assets or as a matter of Law) of any kind or nature, fixed or contingent, known or unknown, other than the Assumed Liabilities (collectively, the “Excluded Liabilities”) and, without limiting the generality of the foregoing, the Excluded Liabilities shall include the following:

(i)	all Liabilities for Excluded Taxes;

(ii)           all Liabilities of any Seller under any Contract or otherwise to the extent arising, accruing or relating to periods prior to the Closing;

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(iii)          all Liabilities of any Seller relating to and arising from the Sellers’ operation of the Business or the Transferred Assets prior to the Closing;

(iv)          all Liabilities of any Seller arising out of or resulting from its compliance or noncompliance with any Law or breach or default under any Contract;

(v)          all Liabilities of any Seller arising out of or related to any Legal Proceeding against it and that was asserted on or prior to, or that relates to any time prior to, the Closing Date;

(vi)          all Liabilities and obligations relating to any Environmental Laws and all other Liabilities relating to any Laws in connection with any environmental, health or safety matters based on facts arising or existing during the Sellers’ operation of the Business prior to the Closing Date;

(vii)         all Liabilities with respect to any costs and expenses (including all legal, accounting, financial advisory, valuation, investment banking and other third party advisory or consulting fees and expenses) incurred by or on behalf of any Seller or its Affiliates in connection with the Transactions;

(viii)        all Liabilities relating to any Claims for infringement, dilution, misappropriation or any other violation of any third Person’s Intellectual Property Rights arising from the Sellers’ operation of the Business prior to the Closing Date, or ownership or use of the Transferred Assets or Excluded Assets, prior to the Closing Date, including all such actions or Claims in respect of any violation of any Intellectual Property Rights prior to the Closing Date, whether arising under a Contract or otherwise;

(ix)          all Liabilities with respect to the employment of any of the Sellers’ employees, including the Transferred Employees, arising on or prior to the Closing or that relate to any period prior to Closing, including, but not limited to, (A) all Pre-Closing Compensation and Benefits Liabilities (as defined below), and all Liabilities with respect to other employees of the Sellers that would qualify as Pre-Closing Compensation and Benefits Liabilities if such employees were Transferred Employees, (B) all other salary, commissions, paid time off, sick leave, and incentive compensation incurred at any time on or prior to the Closing, (C) all change of control payments, retention payments, and advance notice of termination, garden leave, termination or severance payments to the Transferred Employees or other employees incurred at any time on or prior to the Closing, and (D) all Liabilities arising under any Employee Plans incurred at any time on or prior to the Closing, along with, in each such case, all Taxes related thereto (the “Transferred Employee Excluded Liabilities”) (other than, for the avoidance of doubt, the Transferred Employee Assumed Liabilities);

(x)           all Liabilities of any Seller for Indebtedness;

(xi)          all escheatment Liabilities of any Seller arising on or after the BR Purchase and that by Law should have been satisfied or paid prior to Closing, including those related to any Gift Cards or Subscriptions Obligations of any Seller under any federal or state Law or otherwise;

(xii)         any Liability to the extent relating to any Excluded Asset or that is not an Assumed Liability;

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(xiii)        any Liability to, under or with respect to the BR Purchase or the Bankruptcy Cases, including any obligation to give notice to or obtain any consent or approval from, at any time, and for any reason, the Bankruptcy Court (or any other Person in respect of the Bankruptcy Cases); and

(xiv)         any Liability not expressly assumed by Buyer in this Agreement.

(e)          Tax Withholding. Buyer and its Affiliates and agents shall be entitled to deduct and withhold from the Purchase Price all Taxes that Buyer is required to deduct and withhold under any provision of Law and shall be provided any necessary Tax forms requested by Buyer or its Affiliates, including IRS Form W-9 or applicable IRS Form W-8 and any similar Tax information. All such withheld amounts shall be remitted to the appropriate Governmental Entity and shall be treated as delivered to the Sellers hereunder; provided, however, that Buyer shall use commercially reasonable efforts to notify the Sellers at least two Business Days prior to Closing of any intent to withhold any such Taxes on Purchase Price payable to the Sellers.

1.2          Non-Assignment. To the extent any Assumed Contract is not assumable and assignable by the Sellers to Buyer without the consent of the applicable counterparty thereto, this Agreement shall not constitute an agreement to assign any Assumed Contract and the Sellers shall use their commercially reasonable efforts prior to Closing to obtain all such required consents of third parties under such Assumed Contracts (the “Required Consents”). All such Required Consents shall be in writing, in form and substance reasonably acceptable to Buyer, and executed counterparts thereof shall be delivered to Buyer on or prior to the Closing Date. If a Required Consent is not obtained prior to Closing, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so that Buyer would not receive all such rights, the Sellers shall continue to use their commercially reasonable efforts to obtain such Required Consents promptly, but in no event later than ninety days following the Closing and, until obtained, (i) Sellers shall use their commercially reasonable efforts after Closing to, including in accordance with the Transition Services Agreement, as applicable, provide to Buyer the claims, rights and benefits under any such Assumed Contract, and (ii) Buyer shall promptly pay, perform or discharge when due any and all such Liabilities under the Transition Services Agreement with respect to any Seller providing the benefits of such Assumed Contract; provided, however, that if any Required Consent with respect to an Assumed Contract is not received within ninety days after Closing, such Assumed Contract shall be deemed to be an Excluded Contract.

1.3         Agreements Relating to Transfer of Transferred Assets.

(a)       The Sellers and the Buyer agree that any software and software documentation included in the Transferred Assets and any other Transferred Assets that can be transmitted to the Buyer by electronic transmission (collectively, the “Remotely Transferable Assets”) shall be delivered to the Buyer by electronic transmission as of or promptly following the Closing to hardware specified by the Buyer. The Sellers shall electronically deliver, or cause to be electronically delivered, Remotely Transferable Assets by the means designated by Buyer, which may include ftp transfer, other means of remote telecommunications, or by direct installation on the Buyer’s hardware (i.e., “load and leave”). Unless agreed in writing by the Buyer, the Sellers shall not deliver, and neither the Buyer nor any Affiliate of the Buyer will be required to accept the delivery of, any Remotely Transferable Assets on any tangible medium. In the event any tangible Transferred Asset is inadvertently transferred to the Buyer (without its prior written consent) together with any Remotely Transferable Asset, (i) such tangible asset shall be returned to the Sellers, (ii) the Remotely Transferable Assets thereon shall be removed by the Sellers, and (iii) the Sellers shall transfer such tangible Transferred Asset back to the Buyer without such Remotely Transferable Assets. The Sellers and the Buyer shall, and shall cause their Affiliates to, cooperate fully with each other and take all commercially reasonable steps to document the electronic delivery or installation of such Remotely Transferable Assets.

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(b)       The Sellers shall reasonably cooperate with Buyer (as reasonably requested by Buyer) after the Closing to, at Buyer’s sole cost and expense, promptly cause all Transferred Assets other than the Inventory to be located at such locations as are determined by Buyer. Upon the conclusion of the transition period for shipping of the Inventory as provided in the Transition Services Agreement, the Sellers shall reasonably cooperate with Buyer to, at Buyer’s sole cost and expense, promptly cause the remaining Inventory to be located at such locations as are determined by Buyer. Without limiting the generality of the foregoing, the Sellers shall maintain, or cause to be maintained (and not reject), any and all Leases for Leased Real Properties on which Transferred Assets are located until such time as the applicable Transferred Assets located thereon have been transferred to such locations as are determined by Buyer, and provide, or cause to be provided, Buyer, its Affiliates and their respective Representatives with access to all Transferred Assets, including Tangible Personal Property, located thereon to permit Buyer, its Affiliates and their respective Representatives to relocate such Transferred Assets in its discretion and at Buyer’s sole cost and expense. For the avoidance of doubt, unless expressly agreed otherwise in the Transition Services Agreement, the retaining and maintaining of the Leases for the Leased Real Properties shall be at Sellers’ sole cost and expense.

ARTICLE II

CONSIDERATION; ALLOCATION

2.1        Consideration.

(a)       Subject to the terms and conditions of this Agreement, in exchange for the sale, assignment, transfer, conveyance and delivery by the Sellers of the Transferred Assets, Buyer (and, with respect to the Closing Stock Consideration, Holdco) shall provide to Sellers the consideration (the “Consideration”) consisting of the following: (i) delivery at the Closing of cash in the amount of $250,000 minus the $100,000 cash deposit already paid by Buyer to Sellers (such net amount, the “Closing Cash”), (ii) delivery at the Closing of a promissory note in the form of Exhibit A (the “Senior Note”), (iii) delivery at the Closing of a promissory note in the form of Exhibit B (the “Sub Note”), (iv) issuance and delivery at the Closing to Parent of 39,500 Units of Holdco (the “Closing Stock Consideration”), and (v) delivery at the Closing of a warrant in the form of Exhibit C (“the Warrant”). The Closing Cash shall be payable at Closing by wire transfer of immediately available funds to an account designated by the Sellers. The Parties hereby agree that the aggregate combined value of the Consideration (including the prior cash deposit and any future issuance under Section 2.1(b) below) is a total of $11,000,000 (such amount, the “Purchase Price”).

(b)       Closing Stock Consideration Adjustment. Notwithstanding anything to the contrary in Section 2.1(a):

(i)       In the event that, after the Closing Date but prior to December 31, 2023 (the “Adjustment Date”), neither Holdco nor Buyer (nor any of their Affiliates) has consummated either (A) a Financing, or (B) a Qualifying Acquisition, then Holdco shall, on the Adjustment Date, issue and deliver to Parent 47,780 additional Units.

(ii)      In the event that, after the Closing Date but prior to the Adjustment Date, Holdco or Buyer has consummated a Non-Qualifying Financing, then Holdco shall, within five Business Days after the Post-Money Valuation for such Non-Qualifying Financing has been finally determined in accordance with the provisions of this Agreement, issue and deliver to Parent 47,780 additional Units.

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(iii)     In the event that, after the Closing Date but prior to the Adjustment Date, Holdco or Buyer has consummated a Down Round Financing, then Holdco shall, within five Business Days after the Post-Money Valuation for such Down Round Financing has been finally determined in accordance with the provisions of this Agreement, issue and deliver to Parent the number of additional Units (the “Down Round Units”) such that the following formula is correct:

D= (A+B)

C

Where:

A =       the number of Down Round Units to be issued;

B =       the 39,500 Units originally issued as the Closing Stock Consideration;

C =       the sum of 1,000,000 plus the number of Down Round Units to be issued; and

D =       the percentage determined by dividing $1,500,000 by the Post-Money Valuation for such

Down Round Financing;

provided, that in no event shall more than 47,780 Down Round Units be issued pursuant to this Section 2.1(b)(iii).

(iv)     In the event that, prior to the Adjustment Date, Holdco, Buyer or any of their Affiliates has consummated either (A) a Qualifying Financing or (B) a Qualifying Acquisition, no additional Units of Holdco shall be issuable to Parent under this Section 2.1(b).

(v)      For the avoidance of doubt, and notwithstanding anything to the contrary in this Agreement, in no event shall: (A) more than one of Sections 2.1(b)(i), 2.1(b)(ii), 2.1(b)(iii) or 2.1(b)(iv) apply (it being agreed that only the first such Section to apply shall be given effect); (B) more than one issuance of additional Units pursuant to this Section 2.1(b) ever occur; and (C) more than an aggregate of 47,780 additional Units be issued pursuant to this Section 2.1(b). Further, the Parties agree that any issuance pursuant to this Section 2.1(b) shall be treated by the Parties as an adjustment to the Closing Stock Consideration, such that the combined value of the Closing Stock Consideration and any Units issued under this Section 2.1(b) shall thereafter be deemed by the Parties to equal a total of $1,500,000.

(vi)     For purposes of this Agreement, the following terms shall have the following respective meanings:

(1)       “Down Round Financing” means the first Financing, at a Post-Money Valuation equal to or more than $18,000,000, but less than $38,000,000, to occur on or after the Closing Date but prior to the Adjustment Date.

(2)       “Financing” means the initial closing of any bona fide debt or equity financing of Holdco, Buyer or any of their Subsidiaries after the Closing Date after which such entity has received gross proceeds (for all closings thereof combined) of at least $5,000,000 in a transaction or series of transactions with the principal purpose of raising capital. For the avoidance of doubt, any loan that is secured primarily by the inventory of the Business shall not be (or count towards) a Financing.

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(3)       “Non-Qualifying Financing” means the first Financing, at a Post-Money Valuation of less than $ 18,000,000, to occur on or after the Closing Date but prior to the Adjustment Date.

(4)       “Post-Money Valuation” means the valuation ascribed to Holdco and its Subsidiaries (including Buyer) in the definitive transaction documents for the applicable Financing, inclusive of the proceeds from such Financing; provided that if no such valuation is available, the Post-Money Valuation shall be mutually agreed in good faith by Parent and Buyer within 30 days after the consummation of the applicable Financing or such longer period as Parent and Buyer may mutually agree; provided further that if Parent and Buyer do not agree on the Post-Money Valuation within such period, Parent and Buyer shall submit the dispute to the Accounting Firm and the dispute resolution provisions of Section 2.1(c)(iv) shall apply, mutatis mutandis.

(5)       “Qualifying Acquisition” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition or purchase by Buyer, Holdco and/or any of their respective Affiliates of more than 50% in interest of the total outstanding voting securities of any Qualifying Target, or any tender offer or exchange offer that if consummated would result in Buyer, Holdco and their respective Affiliates collectively beneficially owning more than 50% in interest of the total outstanding voting securities of any Qualifying Target, or any merger, consolidation, business combination or similar transaction involving Buyer, Holdco or any of their respective Affiliates pursuant to which Buyer, Holdco and their respective Affiliates immediately following such transaction collectively hold more than 50% of the equity interests in any Qualifying Target; or (ii) any purchase or acquisition (other than in the ordinary course of business) by Buyer, Holdco and/or any of their respective Affiliates from a third party Person of assets generating trailing twelve-month revenue equaling or exceeding $20,000,000.

(6)       “Qualifying Financing” means the first Financing, at a Post-Money Valuation equal to or more than $38,000,000, to occur on or after the Closing Date but prior to the Adjustment Date.

(7)       “Qualifying Target” means any third party Person whose trailing twelve-month revenue equals or exceeds $20,000,000.

(c)       Purchase Price Adjustment.

(i)       Notwithstanding anything to the contrary in Section 2.1(a), the Consideration (and thus also the amount of the Purchase Price) shall be reduced on a dollar-for- dollar basis by: (A) the estimated Pre-Closing Earnings Amount; and (B) the amount of any estimated Inventory Shortfall, and (C) the amount of any estimated Gift Card Excess, and (D) the amount of any estimated Subscription Excess. Prior to Closing, the Sellers shall give Buyer a reasonable and good faith estimate of such amounts as of Closing (the “Estimated Amounts”), and an adjustment to the Consideration delivered at Closing shall be made based on such estimated amounts. The adjustment made at the time of Closing (based on such estimates), shall be deducted from and reduce: (1) first, the Closing Cash payable (until it is reduced to zero, as applicable), then (2) second, if amounts of such reduction remain, from the amount of the Senior Note (which shall reduce or eliminate, as applicable, the various payments thereunder in the order in which such payments become due, such that the earliest payment is reduced first, then the second-earliest payment, and so on until the reduction is fully-applied or the amount of the Senior Note is reduced to zero, as applicable), then (3) third, if amounts of such reduction remain, from the amount of the Sub Note (which shall reduce or eliminate, as applicable, the various payments thereunder in the order in which such payments become due, such that the earliest payment is reduced first, then the second-earliest payment, and so on until the reduction is fully-applied or the amount of the Sub Note is reduced to zero, as applicable). If the amount of the Senior Note or Sub Note is so reduced, the Parties agree to evidence such reduction in such instrument(s) in a manner reasonably agreed by the Parties.

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(ii)       If within 120 days after the Closing Date, Buyer determines that the actual amount of any Pre-Closing Earnings Amount, Inventory Shortfall, Gift Card Excess and/or Subscription Excess was larger than the estimate thereof used to adjust the Consideration delivered at Closing (such difference, the “Post-Closing Adjustment Amount”), Buyer may prepare and deliver a statement to Parent setting forth in reasonable detail Buyer’s calculations of such Post-Closing Adjustment Amount (such statement, the “Post-Closing Statement”). The Post-Closing Statement shall include reasonable support for the calculations set forth in the Post-Closing Statement. If Buyer prepares and delivers a Post-Closing Statement, Buyer shall prepare such Post-Closing Statement in accordance with the terms of this Agreement (including its defined terms) and, to the extent not inconsistent therewith, in accordance with GAAP. If Buyer does not prepare a Post-Closing Statement within 120 days after the Closing Date, the Estimated Amounts delivered by Sellers pursuant to Section 2.1(c)(i) shall be deemed to be final. In order to allow Buyer to determine any Post-Closing Adjustment Amount, from and after Closing, the Sellers shall make their relevant financial records and management personnel available to Buyer and its accountants and other Representatives at reasonable times for purposes of the review by Buyer of the amounts of the Pre-Closing Earnings Amount, Inventory Shortfall, Gift Card Excess and Subscription Excess, and shall reasonably cooperate with Buyer’s efforts related thereto.

(iii)       Parent shall have 30 days following its receipt of any Post-Closing Statement (the “Review Period”) to review the Post-Closing Statement. During the Review Period, the Resolution Period and any additional period until all items in the Dispute Statement are finally resolved as provided herein, in order to allow the parties to review such statements, Buyer and Parent shall each make its relevant financial records and management personnel available to the other Party and its accountants and other Representatives at reasonable times, and shall reasonably cooperate with the other Party’s efforts related thereto. On or before the expiration of the Review Period, Parent shall deliver to Buyer a written statement accepting or disputing each item set forth on the Post-Closing Statement. In the event that Parent disputes an item on the Post-Closing Statement, Parent shall deliver to Buyer a statement (a “Dispute Statement”) that includes (i) a reasonably detailed itemization of the Parent’s objections and the reasons therefore, together with supporting documentation, information and calculations and (ii) Parent’s alternative calculation of each disputed item. Any component of the Post-Closing Statement that is not disputed in a Dispute Statement during the Review Period shall be final and binding on the parties hereto and not subject to appeal. If Parent does not deliver a Dispute Statement to Buyer within the Review Period or delivers a statement accepting all items detailed on the Post-Closing Statement, such Post-Closing Statement shall be final and binding on the parties hereto and not subject to appeal. The Dispute Statement shall not allege, and the Parent shall not at any time in any resulting dispute take the position that, any of the Pre-Closing Earnings Amount, Inventory Shortfall, Gift Card Excess and/or Subscription Excess was less than the estimate thereof used to adjust the Consideration delivered at Closing.

(iv)       If Parent delivers a Dispute Statement during the Review Period, Parent and Buyer shall promptly attempt in good faith to resolve their differences with respect to the disputed items set forth in the Dispute Statement during the 30 calendar day period immediately following Buyer’s receipt of the Dispute Statement, or such longer period as Buyer and Parent may mutually agree (such period, the “Resolution Period”). Any such disputed items that are resolved by Buyer and Parent during the Resolution Period shall be final and binding on the Parties hereto and not subject to appeal. If Buyer and Parent do not resolve all such disputed items by the end of the Resolution Period, Buyer and Parent shall submit all items remaining in dispute with respect to the Dispute Statement to Grant Thornton (the “Accounting Firm”) for review and resolution. The Accounting Firm shall act as an expert and not an arbitrator. The Accounting Firm shall make all calculations in accordance with the terms of this Agreement (including its defined terms) and, to the extent not inconsistent therewith, in accordance with GAAP and shall determine only those items remaining in dispute between Parent and Buyer, and shall not be permitted or authorized to assign a dollar amount to any item in dispute greater than the greatest value for such item claimed by either Party or less than the smallest value for such item claimed by either Party. Each of Parent and Buyer shall (A) enter into a customary engagement letter with the Accounting Firm at the time such dispute is submitted to the Accounting Firm and otherwise reasonably cooperate with the Accounting Firm, and (B) have the opportunity to submit a written statement in support of their respective positions with respect to such disputed items, to provide supporting material to the Accounting Firm in defense of their respective positions with respect to such disputed items and to submit a written statement responding to the other party’s position with respect to such disputed items. The Accounting Firm shall be instructed to deliver to Parent and Buyer a written determination (such determination to include a worksheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to the Accounting Firm by Parent and Buyer) of the disputed items within 30 calendar days of receipt of the disputed items, which determination shall be final and binding on the Parties hereto and not subject to appeal, absent manifest error or fraud. The fees and expenses of the Accounting Firm shall be borne by Parent, on the one hand, and Buyer, on the other hand, based on a percentage equal to (x) the portion of the total amounts disputed not awarded to each such Party divided by (y) the total amounts disputed. For example, if Parent challenges the calculation of the Pre-Closing Earnings Amount by an amount of $100,000, but the Accounting Firm determines that Parent has a valid claim for only $60,000, Parent will bear 40% of the fees and expenses of the Accounting Firm and Buyer will bear the other 60% of such fees and expenses.

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(v)       Any Post-Closing Adjustment Amount, as finally determined in accordance with this Agreement, shall be deducted from and reduce first the Senior Note and then, as applicable, the Sub Note, in each case in the same manner and priorities as are provided in Section 2.1(c)(i).

2.2       Allocation. Buyer and the Sellers agree that the Purchase Price, applicable Assumed Liabilities and other relevant items treated as purchase price for U.S. federal income Tax purposes shall be allocated in accordance with an allocation schedule prepared in accordance with Section 1060 of the Code, the initial draft of which shall be delivered by Buyer to the Sellers within ninety (90) days following the Closing Date. Sellers thereafter shall have thirty (30) days to review and comment on the initial Allocation Statement, and Buyer shall incorporate any reasonable comments received from Sellers with respect thereto. Buyer and the Sellers shall (and shall cause their respective Affiliates to) file all Tax Returns (including IRS Form 8954 (as and to the extent applicable)) and other Tax-related information reports in a manner consistent with the allocation schedule that reflects the comments of the Sellers that were incorporated, if any (the “Allocation Statement”) and not take any position inconsistent with such Allocation Statement in any Tax-Related audit, examination or other proceeding (whether administrative or judicial) unless required by applicable Law; provided, however, that if the Sellers and Buyer do not agree to an Allocation Statement, neither Party shall be bound by such Allocation Statement. If any Party receives any notice from a Governmental Entity in respect of an audit, examination or other proceeding (whether administrative or judicial) regarding any allocation of the Purchase Price or otherwise proposing an allocation different from the Allocation Statement, such Party shall notify the other Parties of such notice and provide such other Parties with a copy of such notice, and the Parties shall cooperate with each other in good faith regarding the resolution of any such matter.

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ARTICLE III

INSTRUMENTS OF TRANSFER AND ASSUMPTION

3.1       Transfer Documents. At the Closing or such later time as is agreed in writing by the Parties hereto, the Sellers will deliver to Buyer (a) a bill of sale, in a form reasonably satisfactory to Buyer (a “Bill of Sale”), (b) a trademark assignment agreement, for the Transferred Trademarks in a form reasonably satisfactory to Buyer (a “Trademark Assignment Agreement”), and (c) an assignment and assumption agreement, in a form reasonably satisfactory to Buyer (an “Assignment and Assumption Agreement”).

ARTICLE IV

CLOSING

4.1       Closing Date. Subject to the terms and conditions hereof, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place virtually (by delivery of executed documents via pdf, DocuSign or other electronic means), no later than the second Business Day following the date on which all conditions to Closing set forth in Article IX and Article X have been satisfied or waived (the date on which the Closing is actually held, the “Closing Date”). If it occurs, the Closing shall be effective as of 11:59 p.m. Central time on the Closing Date.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Sellers as follows:

5.1       Organization, Qualification and Authority. Buyer and Holdco is each an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Buyer and Holdco each has all necessary corporate power and authority to (a) own and operate its properties, (b) carry on its business as it is now being conducted, and (c) in the case of Buyer, perform its obligations under this Agreement and the other Transaction Documents, and to undertake and carry out the transactions contemplated hereby and thereby. Buyer is a wholly-owned Subsidiary of Holdco.

5.2       Authorization, Execution and Delivery of Agreement and Transaction Documents. All necessary consents and approvals have been obtained by Buyer for the execution and delivery of this Agreement and the Transaction Documents. This Agreement has been and each of the Transaction Documents to which Buyer is a party will have been when executed, duly authorized, validly executed and delivered by Buyer to the Sellers and, assuming the due authorization, execution and delivery by the Sellers and any other Party thereto, constitute or will constitute when executed legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms, subject to Laws of general application relating to the rights of creditors generally and the availability of equitable remedies. Buyer has full corporate power, right and authority to acquire the Transferred Assets.

5.3       Brokers. Buyer has not engaged any agent, broker or other Person acting pursuant to the express or implied authority of Buyer that is or may be entitled to a commission or broker or finder’s fee in connection with the transactions contemplated by this Agreement or otherwise with respect to the sale of the Transferred Assets.

5.4       No Violation of Laws or Agreements. The performance by Buyer of its obligations contemplated hereunder and the consummation by Buyer of the transactions contemplated herein will not violate (a) any Laws or any order, writ, injunction, decree, judgment, award, consent, settlement, stipulation, regulation or rule of any court or Governmental Entity to which Buyer is subject; or (b) contravene, conflict with or result in a violation of any provision of any organizational documents of Buyer; except that would not, individually or in the aggregate, materially adversely affect Buyer’s ability to consummate the transactions contemplated hereby.

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5.5      Capitalization. As of immediately after the Closing, the only outstanding equity interests in Holdco will be (a) the 39,500 Units issued as the Closing Stock Consideration, and (b) the 960,500 Units owned in the aggregate by Louis A. Amoroso II and Tina Amoroso (collectively, the “Initial Units”). As used herein, the “Disclosed Rights” means the Initial Units, the Senior Note, the Sub Note and the Warrant, together with any rights of Sellers to receive additional Units pursuant to any of the foregoing or pursuant to this Agreement. As of immediately after the Closing, other than the Disclosed Rights there are no equity securities of Holdco issued and outstanding and there are no other warrants, options, conversion privileges or other similar rights to acquire equity securities of Holdco (including any simple agreements for future equity, employee stock option plans, convertible notes, options or other equity equivalents), or other agreements of any kind or character for the issuance of any equity interests of Holdco, or any security convertible into, or exercisable or exchangeable for equity interests of Holdco, or for other acquisition of any equity interests of Holdco. Except as set forth in the Disclosed Rights and the LLC Agreement, there are no outstanding preemptive rights, subscriptions, options, warrants, puts, calls, phantom securities, profit participation, stock appreciation rights, redemption rights, repurchase rights, convertible, exercisable, or exchangeable securities or other agreements, arrangements or commitments of any character relating to the future issuance of any equity interests of Holdco.

5.6       Licensing. Buyer (or an Affiliate of Buyer) has all Permits, licenses, grants, authorizations, consents, rights, certificates, registrations, variances, exemptions, and approvals of all Governmental Entities required by Law for the consummation of the purchase and sale of the Transferred Assets contemplated by this Agreement, except where the failure to have such license would not be reasonably likely to have a Material Adverse Effect (“Buyer Permits”). There is no pending Legal Proceeding by a Governmental Entity involving Buyer or its Affiliates that would reasonably be likely to have a material adverse effect on any such Buyer Permit or result in the termination thereof. None of Buyer’s (or the applicable licensed Affiliate of Buyer’s) officers, directors, management members, or other employees with responsibility for Buyer Permits or beverage alcohol compliance is currently accused or been convicted of any criminal act, act of moral turpitude, or similar act of misfeasance or malfeasance which would materially impair the ability to obtain or retain any such Buyer Permit prior to Closing. No Buyer Permit will require the authorization, consent or approval of its issuing Governmental Entity for the Parties to enter into this Agreement and to consummate the Transaction contemplated hereby.

5.7       Holdco Tax Status. Prior to the Closing, each of Holdco and Buyer were validly classified as either a partnership or a disregarded entity. From and immediately after Closing, Holdco is validly classified as a partnership for U.S. federal and applicable state and local income Tax purposes and Buyer is a disregarded entity of Holdco for U.S. federal and applicable state and local income Tax purposes. Since their respective formations and until the Closing occurs, neither Holdco nor the Buyer has ever owned or held any material assets other than the cash contributed by their equityholders. There is not currently any binding obligation for any existing equityholder of Holdco or Buyer to contribute any material assets (other than the Transferred Assets and cash to fund the Consideration, and to comply with their obligations under this Agreement and the Transaction Documents) to Holdco or Buyer, respectively, in connection with or after the Closing.

5.8       No Other Representations. Buyer acknowledges that none of the Sellers has made any representations or warranties regarding the subject matter of this Agreement and the Transaction, express or implied, except as contained in Article VI. Buyer acknowledges and agrees that in entering into this Agreement it has not relied and is not relying on any other representations, warranties or other statements of the Sellers, whether written or oral, other than those contained in Article VI.

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ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF SELLERS

Except as set forth in the disclosure schedule delivered by the Sellers to Buyer (the “Disclosure Schedule”) (provided, however, disclosure of any item in any section or subsection of the Disclosure Schedule shall only be deemed disclosure with respect to such section indicated therein and any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent on the face of such disclosure), each Seller hereby represents and warrants to Buyer as of the date of this Agreement and, except to the extent any such representation or warranty in Article VI is expressly made as of a specified date or time, as of the Closing Date as follows:

6.1       Organization, Qualification and Authority. Each Seller is each an entity duly organized or incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, as applicable, and under the Laws of each jurisdiction where qualification as a foreign entity is required, except where the lack of such qualification would not reasonably be expected to have a Material Adverse Effect. The Sellers have all necessary power and authority to own and operate their properties and to carry on the Business as it is now being conducted. The Sellers have the power and authority to execute and deliver and perform their obligations under this Agreement and the other Transaction Documents, and to undertake the transactions contemplated hereby and thereby. As of the Closing, Sellers will have no assets or Liabilities other than the Excluded Assets and the Excluded Liabilities, respectively.

6.2       Authorization, Execution and Delivery of Agreement and Transaction Documents. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Sellers and the transfer or assignment of the Transferred Assets to Buyer have been duly and validly authorized and approved by all necessary corporate or other entity action. This Agreement has been and each of the Transaction Documents to which such Seller is a party will have been when executed, duly authorized, validly executed and delivered by such Seller to Buyer and, assuming the due authorization, execution and delivery by Buyer, constitute or will constitute when executed legal, valid and binding obligations of such Seller, enforceable in accordance with their respective terms, subject to Laws of general application relating to the rights of creditors generally and the availability of equitable remedies. Each Seller has, and at Closing will have, full power, right and authority to sell and convey to Buyer the Transferred Assets owned by such Seller.

6.3       Title to and Condition of Assets.

(a)       Each of the Sellers has good and marketable title to, or a valid leasehold interest in, all of the properties and assets of such Seller included in the Transferred Assets (other than the Third- Party Technology). The Sellers have the power and right to use, transfer, sell, convey, assign and deliver, and shall at Closing transfer, sell convey, assign and deliver to Buyer, all of the Sellers’ rights, title and interest of every kind and nature in, to and under each of the Transferred Assets, free and clear of all Liens other than Permitted Liens. The delivery to Buyer at the Closing (or such later time as is agreed in writing by the Parties hereto) of the Transaction Documents will vest in Buyer good and marketable title to the Transferred Assets, free and clear of all Liens other than Permitted Liens, or in the case of Transferred Assets that are not owned by the Sellers, a valid, binding and enforceable leasehold interest in, or other valid, binding and enforceable right to possess and use, the Transferred Assets, in accordance with the Contracts applicable to such Transferred Assets, true, complete and correct copies of which Contracts have been provided to Buyer.

(b)       Except as set forth in Section 6.3(b) of the Disclosure Schedule, no Subsidiary or Affiliate of a Seller owns any assets used in or held for use in connection with the Business, and all Tangible Personal Property and other tangible assets used in or held for use in connection with the Business are, and at Closing will be, located at the Leased Real Properties. Subject to Section 1.2 and except (i) as set forth on Section 6.3(b) of the Disclosure Schedule, (ii) goods and services provided pursuant to the Transition Services Agreement and (iii) goods and services provided pursuant to the License Agreement, upon the Closing, (A) the rights, title and interest in the Transferred Assets that will be transferred to Buyer under this Agreement constitute all of the assets used in or held for use by the Business, and (B) such rights, title and interest in the Transferred Assets that will be transferred to Buyer under this Agreement constitute all of the assets and rights necessary and sufficient to conduct the Business as conducted by, and to operate the Transferred Platform as operated by, Sellers as of the date hereof and as of the Closing Date.

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(c)       The Transferred Assets are in good and working order and repair, subject to ordinary wear and tear. No Tangible Personal Property is leased by the Sellers.

6.4       Legal Proceedings. Except as set forth on Section 6.4 of the Disclosure Schedule, there is no Legal Proceeding pending or, to the Knowledge of such Seller, threatened in writing against or affecting the Sellers or the Transferred Assets (or to the Knowledge of such Seller, pending or threatened, against any of the officers, directors or employees of the Sellers with respect to their business activities related to or affecting the Transferred Assets), in each case that (a) challenges or that is reasonably expected to have the effect of preventing, making illegal, delaying or otherwise interfering with any of the transactions contemplated by this Agreement; or (b) is related to the Transferred Assets, Assumed Liabilities or the Business.

6.5       Real Property.

(a)       The Sellers do not own, and have never owned, any real property.

(b)       Section 6.5(b) of the Disclosure Schedule sets forth a true, complete and correct list (with addresses) of each leased or subleased premises used in or necessary for the conduct of the Business, whether or not pursuant to a written or oral Lease or sublease (the “Leased Real Properties”).

(c)       For each of the Leased Real Properties, (i) except as set forth in Section 6.5(c) of the Disclosure Schedule, such applicable Seller holds a valid leasehold interest, free and clear of all Liens other than Permitted Liens, (ii) the Sellers have the right to use (and have quiet enjoyment of) such Leased Real Properties for the purposes for which it is being used, (iii) the Sellers have not received any written notice of a dispute concerning the occupancy or use thereof, (iv) each Lease or sublease therefor is legal, valid and binding, in full force and effect, and to the Knowledge of such Seller, enforceable against the other Parties thereto, in accordance with its terms, subject to Laws of general application relating to the rights of creditors generally and the availability of equitable remedies, and (v) neither the Sellers nor, to the Knowledge of such Seller, any other party to such lease or sublease is in default thereunder (with or without notice or lapse of time, or both), nor has any default been, to the Knowledge of such Seller, threatened.

6.6       No Violation of Laws or Agreements. The execution and delivery by the Sellers of this Agreement and the Transaction Documents contemplated hereby, the performance by the Sellers of their obligations hereunder and thereunder and the consummation by the Sellers of the transactions contemplated herein and therein will not (a) violate any Laws or any judgment, decree, order, regulation or rule of any court or Governmental Entity to which the Sellers are subject; (b) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the Transferred Assets or any Contract, Lease, license, Permit, franchise or other instrument to which a Seller is a party and which relates to any of the Transferred Assets; and (c) contravene, conflict with or result in a violation of any provision of any organizational documents of the Sellers. Except for the notices, filings and consents set forth on Section 6.6 of the Disclosure Schedule, the Sellers are not required to give any notice to, make any registration, declaration or filing with or obtain any consent, waiver or approval from, any Person (including any Governmental Entity) in connection with the execution and delivery of this Agreement and each of the Transaction Documents or the consummation or performance of any of the transactions contemplated hereby and thereby.

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6.7       Employee Benefits; ERISA Matters; Business Employees.

(a)       The Sellers have made available to Buyer copies of all Employee Plans covering the Business Employees (the “Business Employee Plans”). The Sellers have made available to Buyer true and complete summaries of all such Business Employee Plans, including summaries of written descriptions thereof which have been distributed to the Business Employees and for which the Sellers have copies, all annuity Contracts or other funding instruments relating thereto, and a summary description of all Business Employee Plans which are not in writing. The Sellers have not incurred any Liability with respect to any Business Employee Plan, which has created or resulted in, or may create or result in, any Liability to Buyer.

(b)       Seller has made available to Buyer a true, complete and correct list, indicating for each Business Employee, their title, hire date, current base salary or hourly rate, incentive compensation eligibility, severance eligibility, and the amount of any accrued, but unpaid, amounts (including without limitation vacation or paid time off). None of the Business Employee Plans in effect immediately prior to the Closing would result separately or in the aggregate (including, without limitation, as a result of this Agreement or the Transaction) in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code. Neither the Sellers nor any of their Subsidiaries have any obligation to gross- up, indemnify or otherwise reimburse any Business Employee for any Tax incurred by such Business Employee, including under Section 409A or 4999 of the Code.

6.8       Financial Statements.

(a)       Section 6.8(a) of the Disclosure Schedule sets forth true, correct and complete copies of the unaudited balance sheet accounts of the Business (the “Interim Balance Sheet”) as of April 30, 2023 (the “Interim Balance Sheet Date”) and the related unaudited statements of income for the four months ended April 30, 2023 (the foregoing unaudited financial statements, the “Business Financial Statements”). Each of the Business Financial Statements (including all related notes or schedules) (i) was prepared from the books and records of Sellers in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, (ii) is true and correct in all material respects, and (iii) fairly presents, in all material respects, the financial position of the Business as of the dates indicated therein, and the results of Sellers’ operations and cash flows for the periods indicated therein. Since the BR Purchase, the financial and accounting books and records of the Business are true, correct and complete, have been maintained in accordance with sound business practices, and accurately reflect in all material respects all the transactions and actions therein described. Notwithstanding anything to the contrary in this Agreement, this Section 6.8 is qualified by the fact that the Business has not operated as a separate “stand alone” entity within the Sellers; in certain operational areas, the Business is dependent upon centralized functional activities of the Sellers, the costs of which have not been historically allocated to the Business; and the Business Financial Statements are presented on a carve-out basis and may differ materially from financial statements presented in accordance with GAAP, in that certain costs, assets and liabilities of the Business have not been allocated to the Business Financial Statements, and the Business Financial Statements do not reflect purchase accounting for the BR Purchase and do not include all normal year-end adjustments, audit adjustments, carve-out adjustments, or footnote disclosures and other presentation items required for the presentation of financial statement in conformity with GAAP. As a result, the Business has been allocated certain internal charges and credits (including overhead expenses and cost of goods sold for the Seller Products) for purposes of the preparation of the Business Financial Statements. Such allocations of charges and credits (including overhead expenses and cost of goods sold for the Seller Products) have been made in good faith with the intent of accurately presenting to the extent practicable the financial condition and results of operations of the Business for the time periods covered by the Business Financial Statements, but may not necessarily reflect the amounts that would have resulted from arms-length transactions or the actual costs that would be incurred if the Business were operated as an independent enterprise.

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(b)       The Sellers maintain a system of “internal control over financial reporting” (as defined in Rules 13(a)-15(f) and 15(d)-15(f) under the Exchange Act) reasonably designed to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of annual financial statements in conformity with GAAP consistently applied, (ii) that transactions are executed only in accordance with the authorization of management, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Sellers’ properties or assets.

(c)       Section 6.8(c) of the Disclosure Schedule lists all Indebtedness of, or guaranteed by, any Seller which is secured by the Business or the Transferred Assets.

(d)       The accounts receivable set forth in the Interim Balance Sheet all represent obligations arising from services actually performed by the Sellers in respect of the Business or goods sold by the Sellers in respect of the Business, in each case in the Ordinary Course of Business. To the Knowledge of such Seller and except as reflected in the Sellers’ reserve for uncollectable accounts, there is no account debtor of the Business who has refused or threatened to refuse to pay its obligations or who has or threatened to set-off such obligations for any reason, and there is no contest, claim, defense or right of set-off relating to the amount or validity of any accounts receivable in respect of the Business.

(e)       The Sellers do not have any outstanding Liability with respect to any loss, damage, destruction, theft or similar matters with respect to any Inventory or other Transferred Assets held by the Sellers on consignment and, upon the conclusion of the transition period for shipping of the Inventory as provided in the Transition Services Agreement, all Inventory held by the Sellers on consignment will be transferred to the possession of Buyer in accordance with Section 1.3(b).

6.9       Absence of Certain Changes. Since the Interim Balance Sheet Date, the Sellers have conducted the Business in the Ordinary Course of Business, and except as disclosed on Section 6.9 of the Disclosure Schedule (which shall be arranged in accordance with the subsections below) or as contemplated by this Agreement, the Sellers have not:

(a)       with respect to the Business, in a single transaction or a series of related transactions, acquired or agreed to acquire by merging or consolidating with, or by purchasing any equity interest in or substantially all the assets of, or by any other manner, any Person;

(b)       in a single transaction or series of related transactions, sold (including saleleaseback), leased, licensed, pledged, encumbered or otherwise transferred or disposed of, or agreed to sell (or engage in a sale-leaseback), lease (whether such Lease is an operating or capital Lease), license, pledge, encumber or otherwise transferred or disposed of, the Business or any of the Transferred Assets, or any material rights thereto, other than dispositions in the Ordinary Course of Business;

(c)       modified, amended or terminated (excluding any automatic termination upon the expiration of the term thereof) or granted a waiver of any material right under any Assumed Contracts;

(d)       made any change in methods of accounting or procedures (including procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable) or, other than in the Ordinary Course of Business, delayed or accelerated the collection of any accounts receivable, notes receivable, negotiable instruments, chattel paper and other receivables or other revenue, in each case relating to the Business or the Transferred Assets, or engaged in any other activity that has or would reasonably be expected to have the effect of accelerating to pre-Closing periods revenue relating to the Business or the Transferred Assets that would otherwise be expected to occur in post-Closing periods or delayed or postponed the payment of any accounts payable or commissions or any other Liability or obligation relating to the Business or the Transferred Assets or agreed or negotiated with any party to extend the payment date of any accounts payable or commissions or any other Liability or obligation relating to the Business or the Transferred Assets;

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(e)       sold, transferred, licensed, abandoned, let lapse, encumbered or otherwise disposed of any Intellectual Property Rights that are, or in the absence of such sale, transfer or disposal, would have been Transferred IPR;

(f)       incurred, created, assumed or otherwise become liable for, any Indebtedness secured by the Business or the Transferred Assets other than pursuant to intercompany borrowings;

(g)       adopted a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization or any other transaction;

(h)       entered into any agreement or commitment that subjected the Transferred Assets or the Business to any non-competition or other material restrictions;

(i)       materially changed the manner in which they have served the customers of the Business;

(j)       materially reduced their pricing structure to their customers for services relating to the Business;

(k)       suffered any material damage, destruction or loss to any Tangible Personal Property as a result of any casualty or similar material event (whether or not covered by insurance), or any damage, destruction or loss to any Tangible Personal Property of any other Person held by the Sellers on consignment;

(l)       taken any write-down of the value of any Transferred Assets on the books or records of the Sellers, except for depreciation and amortization taken in the Ordinary Course of Business;

(m)       changed the Sellers’ sales practices, pricing policies, accounts receivable or accounts payable or any “channel stuffing” or other sale method that would, or would reasonably be expected to have, the effect of artificially or temporarily increasing the Sellers’ consolidated revenues relating to the Business or Transferred Assets;

(n)       required or encouraged “sell-in” distributors for the Business to order any inventory in excess of anticipated demand or provided any special payment incentives to such distributors to encourage purchases in excess of anticipated demand inconsistent with historic inventory levels of the Business; or

(o)       entered into any agreement or otherwise obligated themselves to do any of the foregoing.

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6.10     Contracts and Other Obligations.

(a)       Section 6.10(a) of the Disclosure Schedule sets forth a true, complete and correct list of all of the Contracts of any Seller or any of its Affiliates relating to the Business (collectively, the “Company Contracts”), which list identifies the parties thereto. None of the Company Contracts (i) limit the Sellers or any assignee or Affiliate thereof in any way from competing anywhere or in any business or from soliciting any Person as a customer, client, employee or other business relation, (ii) would require the use of any supplier or third party on an exclusive basis for all or substantially all requirements or needs relating to any goods or services, (iii) would require the provision to the other parties thereto of “most favored nations” pricing, or (iv) requires the marketing or co-marketing of any goods or services of a third party. Each Assumed Contract is legal, valid and binding, in full force and effect, and enforceable against the Sellers or its Affiliates, as applicable, and, to the Knowledge of such Seller, enforceable against the other parties thereto, in accordance with its terms, subject to Laws of general application relating to the rights of creditors generally and the availability of equitable remedies, and neither the Sellers nor, to the Knowledge of such Seller, any other parties thereto is in default thereunder (with or without notice or lapse of time, or both). To the Knowledge of such Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would result in a breach of, or give the Sellers or any other Person the right to declare a default or exercise any remedy under, or accelerate the maturity or performance of or payment under, or cancel, terminate or modify, any Assumed Contract. The Sellers have not, and to the Knowledge of such Seller, no other party to any Assumed Contract has, exercised any termination rights with respect thereto. The Sellers have made available to Buyer executed originals or true, complete and correct copies of all Assumed Contracts, together with all amendments or modifications thereto.

(b)       Section 6.10(b) of the Disclosure Schedules sets forth a list of all Gift Card Obligations outstanding as of April 30, 2023 (including the amount of such obligation and the date such obligation was incurred), subject to system reconciliations not exceeding an amount equal to $5,000 in the aggregate. Seller has made available to Buyer a true, complete and correct list of all of the Subscription Obligations outstanding as of April 30, 2023 (including the amount of such obligation and the date such obligation was incurred), subject to system reconciliations not exceeding an amount equal to $5,000 in the aggregate. Any Gift Card Obligations and Subscription Obligations incurred following April 30, 2023 were incurred in the Ordinary Course of Business.

6.11     Suppliers. Section 6.11 of the Disclosure Schedule sets forth a list of the top twenty (20) suppliers of the Business by spend and dollar amount of spend for the 4-month period ended April 30, 2023 (the “Significant Suppliers”). No Significant Supplier has (i) terminated, cancelled or failed to renew, or given the Sellers written or oral notice that references its intention to terminate, cancel or fail to renew, its business relationship in respect of the Business with the Sellers or any of their Subsidiaries (whether or not subject to a Contract) and (ii) since the BR Purchase, materially reduced, or given the Sellers written or oral notice that references its intention to materially reduce, its business dealings in respect of the Business with the Sellers or any of their Subsidiaries.

6.12     Intellectual Property; Privacy.

(a)       Section 6.12(a) of the Disclosure Schedule sets forth, solely for the Transferred IPR, a complete and accurate list of all domestic and foreign federal, state or provincial: (i) registrations and applications for registration of Transferred Trademarks; and (ii) domain names (collectively, the “Transferred Registered Intellectual Property”), in each case listing the title and current owner, and except domain names, the jurisdiction in which each such Transferred Registered Intellectual Property has been issued or registered, the application, and the serial or registration number for each. Additionally, Section 6.12(a) sets forth a list of the Sellers’ social media accounts that are exclusively used in connection with the Business.

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(b)       With respect to each item of Transferred Registered Intellectual Property, (i) all necessary registration, maintenance and renewal fees currently due in connection with such Transferred Registered Intellectual Property have been made and (ii) except as set forth in Section 6.12(b) of the Disclosure Schedule, all documents, recordations and certificates currently required to be filed for the purposes of prosecuting, maintaining and perfecting such Transferred Registered Intellectual Property and recording the Seller’s ownership interests therein have been filed, in each case of (i) or (ii), with or to the United States Patent and Trademark Office or any other applicable intellectual property registry or authority anywhere in the world. None of the Transferred Registered Intellectual Property (i) has been abandoned or withdrawn or has lapsed or expired; or (ii) is the subject of any interference, re-examination, opposition or other Legal Proceeding filed with the United States Patent and Trademark Office or any other intellectual property registry anywhere in the world.

(c)       Section 6.12(c) of the Disclosure Schedule sets forth all IP Licenses (excluding non-exclusive off-the-shelf computer programs with annual license fees less than $20,000 and the terms of use or service for any software as a service subject to a subscription or annual fee of less than $20,000).

(d)       All of the Third-Party Technology that is included in the Transferred Assets is duly and validly licensed to the Seller or its Affiliates, as applicable, pursuant to a valid, legally enforceable written Contract that grants the Sellers all rights to use, license, practice, or otherwise exploit, as applicable, such Third-Party Technology in the manner in which the Sellers have used, licensed, practiced, and otherwise exploited such Third-Party Technology. The Sellers exclusively own all Transferred IPR and the Transferred Technology (other than Third-Party Technology), free and clear of any Liens (other than Permitted Liens). Except as set forth on Section 6.12(d) of the Disclosure Schedule, the Sellers have not granted, assigned or transferred to any Person or authorized any Person to retain any rights in any Intellectual Property Rights that are, or at the time of the transfer were, Transferred IPR, or permitted any such intellectual property to enter the public domain. The Sellers have secured from all of employees, consultants and independent contractors who independently or jointly contributed to the conception, reduction to practice, creation or development of any Transferred IPR by, for or on behalf of the Sellers (“Contributors”) unencumbered and unrestricted exclusive ownership of all such Transferred IPR, and no such Contributor has retained any rights or licenses with respect thereto. The Sellers own and possess all source code for all software that embodies Intellectual Property Rights owned by the Sellers and that is included in the Transferred Assets (the “Seller Owned Transferred Software”).

(e)       The Sellers have taken commercially reasonable actions to protect, preserve and maintain the Transferred IPR and to maintain the confidentiality, secrecy and value of the confidential information and trade secrets of the Sellers that is included in the Transferred Assets, and to the Knowledge of such Seller, such confidential information and trade secrets have not been used, divulged or appropriated either for the benefit of any Person (other than the Sellers) or to the detriment of the Sellers. To the Knowledge of such Seller, there has not been any breach by any third party of any confidentiality obligation to the Sellers.

(f)       The conduct of the Business as currently conducted by the Sellers, including the making, selling, leasing, licensing, distributing, supporting or other exploitation of the Transferred Platform and related services, including the selling of the products through the Transferred Platform, has not and does not infringe, misappropriate, dilute, or otherwise violate any Intellectual Property Rights of any Person or constitute unfair competition or unfair trade practices. The Seller’s use of any Transferred Assets in connection with the Business does not copy without permission, infringe, misappropriate, violate, impair or conflict with any common law, statutory or other right of any Person, including, without limitation, any rights relating to any Intellectual Property Rights, or defamation. Without limiting the generality of the foregoing, to the Knowledge of the Sellers, there are no Patents that impede or limit the current operation of the Business or use of the Transferred Technology (provided that Third-Party Technology is used in accordance with the terms of the associated Assumed Contract or Open Source License).

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(g)       There is no Legal Proceeding, opposition, cancellation, objection or Claim pending, asserted or threatened in writing against the Sellers concerning the ownership, validity, registrability, enforceability, infringement, misappropriation, violation or use of, or licensed right to use any Transferred IPR or any other Intellectual Property Rights of any third Person. To the Knowledge of such Seller, no valid basis exists for any such Legal Proceeding, opposition, cancellation, objection or Claim. The Sellers have not received any written communication that implies that Sellers’ operation of the Business could be infringing Intellectual Property Right of any third Person.

(h)       To the Knowledge of Seller, no Person has or is copying without permission, infringing, misappropriating, violating, impairing or conflicting with any common law, statutory or other right of the Sellers or any other Person with respect to any of the Transferred IPR.

(i)       The Transferred Registered Intellectual Property is subsisting, and except with respect to applications which are validly applied for, valid and enforceable, and none of the Transferred IPR is subject to any outstanding order, writ, injunction, decree, judgment, award, consent, settlement, stipulation, regulation, ruling or forbearances to sue or similar obligation, or has been the subject of any litigation within the past five years, whether or not resolved in favor of the Sellers.

(j)       Except as set forth on Section 6.12(j) of the Disclosure Schedules, the Sellers have not directly or indirectly transferred, assigned, licensed or sublicensed their rights in any Transferred IPR;

(k)       All IP Licenses that are Assumed Contracts are in full force and effect in accordance with their terms and no default exists under any of such IP Licenses by the Sellers or, to the Knowledge of such Seller, by any other party thereto.

(l)       All royalties, license fees, charges and other amounts payable by, on behalf of, to, or for the account of, the Sellers or the Business in respect of any Transferred IPR or Transferred Technology are disclosed in the financial statements made available to Buyer or in Section 6.12(l) of the Disclosure Schedules.

(m)       No Open Source Software or any modification or derivative thereof, was or is, used in, incorporated into, integrated or bundled with the Seller Owned Transferred Software, in each case in a way or manner that requires any of the Seller Owned Transferred Software to be: (i) disclosed or distributed in source code form; (ii) licensed for the purpose of making modifications or derivative works; or (iii) distributed at no charge. The Sellers are and have been in compliance with all Open Source Licenses to which they are subject.

(n)       No third party possesses any copy of any source code to any Seller Owned Transferred Software.

(o)       With respect to the Third-Party Technology that is licensed under the Assumed Contracts, the Sellers have complied with any and all license obligations and restrictions with respect to the number of copies of such Technology the Sellers are permitted to install or royalty obligations. Neither the Sellers nor any of their employees or agents has used, sublicensed, commercialized, placed or installed any such Technology without a valid license for such Technology. With respect to any software that is licensed to the Sellers under the Assumed Contracts, no Seller or employee, consultant or any third party has copied, over- installed or otherwise used such software in any manner that would violate the terms and provisions of the Assumed Contract through which the Sellers licensed such software.

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(p)       Neither this Agreement or the Transaction Documents, nor the consummation of any of the Transactions will, with or without notice or lapse of time, result in (i) any third party being granted rights or access to, or the placement in or release from escrow of, source code for any Seller Owned Transferred Software, (ii) the granting to any third party of any rights or options in or to any Transferred IPR, (iii) Buyer being obligated to pay any royalties or other amounts to any third party, with respect to Transferred IPR in excess of those payable by the Sellers prior to the Closing, or (iv) the loss or impairment of any of the Transferred IPR; or (v) require the consent of any third party in respect of any Transferred IPR.

(q)       Except as set forth in Section 6.12(q) of the Disclosure Schedule, the software and information technology systems used or held for use in connection with the operation of the Business are in satisfactory working order, and operates in accordance with their specifications or documentation for the conduct of the Business as currently conducted by Sellers.

(r)       The Sellers have maintained and currently maintain commercially reasonable written policies, procedures, plans, controls and safeguards governing the privacy of Transferred Personal Data applicable to the Business (“Privacy Policies”). The Sellers and the conduct of the Business are and at all times have been in material compliance with all (i) applicable Laws, consents and Contracts pertaining to the privacy, security, integrity, transmission, storage, or protection of Transferred Personal Data and (ii) Privacy Policies, (collectively, the “Privacy and Security Requirements”). The Sellers have not received any notice or complaint during the past six years of, or been charged with or received any claim or notice that Sellers are in material violation of any Privacy and Security Requirements, and there is no charge, Claim, assertion or Legal Proceeding against, and to the Knowledge of such Seller there are no pending investigations by any Governmental Entity relating to Seller’s material violations of applicable Privacy and Security Requirements. Except as set forth in Section 6.12(r) of the Disclosure Schedule, to the Knowledge of the Sellers, in the last six years, the Sellers have not experienced any material security incident in which any Transferred Personal Data was stolen, compromised or subject to any unauthorized access or use that, in each case, would reasonably be expected to result in any material Liability to Buyer. The Sellers have valid and enforceable rights to use Transferred Personal Data in compliance with applicable Privacy and Security Requirements. Neither the execution, delivery nor performance of this Agreement, nor the consummation of any of the transactions contemplated by this Agreement, including any direct or indirect transfer of Transferred Personal Data resulting from such transactions, will violate any applicable Privacy and Security Requirements.

(s)       To the Sellers Knowledge, no Business Employee is (i) bound by or otherwise subject to any Contract restricting that Business Employee from performing such Business Employee’s duties for the Business, (ii) in breach of any Contract with any former employer or other Person concerning Intellectual Property Rights or confidentiality due to such Business Employee’s activities as an employee of the Business or (iii) subject to any Contract with any other Person (other than Parent) that requires such Business Employee to assign any interest in Technology or Intellectual Property Rights or keep confidential any trade secrets, proprietary data, customer lists or other business or technical information used in or necessary for the conduct of the Business as currently conducted by Sellers.

6.13     Labor Matters. Except as set forth on Section 6.13(i) of the Disclosure Schedule, there are no employment, consulting, retention, change of control, severance or indemnification Contracts between any Seller or its Affiliate, on the one hand, and any Transferred Employee, on the other hand. The Sellers (a) are not party to or bound by any collective bargaining or similar agreements with any labor organization applicable to the Business Employees; and (b) no Business Employees are represented by any labor organization. There has not been, and currently there is not, any union organizing activities among the Business Employees. No Business Employee has provided notice to the Sellers of such Business Employee’s intent to terminate his or her employment, other than to accept an offer of employment with the Buyer or any Affiliate of Buyer. Except as set forth in Section 6.13(ii) of the Disclosure Schedule, there are no, and have never been, any allegations of sexual, racial or other discriminatory harassment, or similar misconduct by or against any Business Employee or to the Knowledge of the Sellers, are there any such threatened allegations. With respect to the Business Employees, the Sellers are in material compliance with all Laws pertaining to employment and employment practices, including, but not limited to, Laws respecting payment of wages, hours of work, fringe benefits, paid sick leave, employment or termination of employment, leave of absence rights, employment policies, immigration, terms and conditions of employment, child labor, labor or employee relations, affirmative action, government contracting obligations, classification of workers as employees or independent contractors, classification of employees as exempt or non-exempt, equal employment opportunity and fair employment practices, disability rights or benefits, workers’ compensation, unemployment compensation and insurance, health insurance continuation, whistle-blowing, privacy rights, harassment, discrimination, retaliation, and working conditions or employee safety or health. The Sellers have no liability with respect to the classification of the Business Employees as exempt or non-exempt under applicable wage and hour Laws. There are no Legal Proceedings against the Sellers pending, or to the Sellers’ Knowledge, threatened to be brought or filed, by or with any Governmental Entity or arbitrator in connection with the employment or engagement of any Business Employee.

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6.14     Environmental Matters. Except as set forth on Section 6.14 of the Disclosure Schedule, to the Knowledge of such Seller, all uses by the Sellers of the Transferred Assets and Leased Real Properties have been in compliance in all material respects with all Laws and Permits related to the protection of the environment or public health and safety of Persons from exposure to Hazardous Substances (collectively, “Environmental Laws”). Except as set forth in Section 6.14 of the Disclosure Schedule, the Sellers have not received any written notice of any Legal Proceedings involving any violations or alleged violations by the Sellers of any Environmental Laws in respect of the Business or the Transferred Assets. The Sellers have complied in all material respects with all Environmental Laws applicable to the Business or the Transferred Assets, including those related to the storage, handling and removal of any Hazardous Substance. During the Sellers’ leasing of the Leased Real Properties, there has been no Release by the Sellers of any Hazardous Substance on such properties that would be material to the Business. To the Knowledge of such Seller, the Leased Real Properties are not subject to any Liability for the cleanup, Removal, or remediation of any Hazardous Substance.

6.15     Compliance with Laws. Except as set forth in Section 6.15 of the Disclosure Schedule, the Sellers and the conduct of the Business (a) are and since the BR Purchase have been, and (b) to the Knowledge of the Sellers, at all other times have been, in compliance with all Laws applicable to the Sellers or to the conduct and operations of the Business or relating to or affecting the Transferred Assets. The Sellers have not received any written notice to the effect that, or otherwise been advised of and to the Knowledge of the Sellers there has not occurred with respect to the Transferred Assets or the Business (a) any actual, alleged, possible or potential violation of, or failure to comply with, any such Laws, or (b) any actual, alleged, possible or potential obligation on the part of the Sellers to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, except for any such violations or failures to comply that would not, individually or in the aggregate, have or be reasonably expected to be material.

6.16     Prepaid Expenses; Deferred Revenue. Section 6.16 of the Disclosure Schedule sets forth a true, complete and correct list of all prepaid expenses and deposits of the Sellers relating to the Transferred Assets, including all security deposits for equipment and prepayments on equipment leases of the Sellers relating to the Transferred Assets, which shall be treated in accordance with the terms of this Agreement. Except as set forth on Section 6.16 of the Disclosure Schedule, the Sellers have no Liability in respect of or in connection with any prepaid merchant fees as it relates to deferred revenue relating to the Business or the Transferred Assets.

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6.17     Brokers. Except for those set forth on Section 6.17 of the Disclosure Schedule, for whom the Sellers shall be solely responsible for any fees, commissions or other amounts owing or that may become due and owing, the Sellers have not engaged or incurred any Liability to any agent, broker or other Person acting pursuant to the express or implied authority of the Sellers which is or may be entitled to a commission or broker or finder’s fee in connection with the transactions contemplated by this Agreement or otherwise with respect to the sale of the Transferred Assets.

6.18     Permits. Section 6.18 of the Disclosure Schedule sets forth all Permits applicable to the conduct and operations of the Business, or relating to or affecting the Transferred Assets. Except as set forth in Section 6.18 of the Disclosure Schedule, the Sellers are and at all times have been in compliance in all respects with all Permits applicable to the conduct and operations of the Business, or relating to or affecting the Transferred Assets, except for such failures to comply that would not reasonably be expected, individually or in the aggregate, to be material to the Business or any Transferred Assets. The Sellers have not received any written notice from any Governmental Entity specifically alleging (a) any actual, alleged, possible or potential violation of, or failure to comply with, any such Permits or (b) any actual, alleged, possible or potential revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any such Permits.

6.19     Inventory; Products.

(a)       All of the Finished Goods Inventory is of a quality usable and salable in the Ordinary Course of Business, except for the normal and customary allowances for spoilage, obsolescence, damage or otherwise unsellable products (“Unsellable Inventory”). Except as set forth in Section 6.19(a) of the Disclosure Schedule, all of the Finished Goods Inventory has been packaged, produced and labeled in accordance with applicable Laws, and the Sellers have provided to Buyer substantiation for all labeling and marketing claims made on or in referenced to the Finished Goods Inventory since the BR Purchase. No Finished Goods Inventory has been labeled or marketed deceptively. All items included in the Finished Goods Inventory are the property of, or held in trust for, the Sellers and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by any Governmental Entity.

(b)       There has been no product recalls or extraordinary product returns in connection with the Business and, to the Knowledge of such Seller, none are threatened or pending. All products of the Business distributed or sold by the Sellers (collectively, the “Seller Products”) have been sold in compliance in all material respects with all applicable Laws (including Alcohol Laws). To the Knowledge of such Seller, each product of the Business complies in all material respects with all applicable product safety standards of each applicable product safety agency, commission, board or other Governmental Entity. To the Knowledge of such Seller, the Sellers do not have any material liability arising out of any injury to individuals or property as a result of the sale of any Seller Products.

6.20     Insurance. Section 6.20 of the Disclosure Schedule sets forth a true, complete and correct list of all insurance policies relating to the Business or Transferred Assets.

6.21     Taxes; Tax Returns. Since the date of the BR Purchase, the Sellers have timely filed with the proper Governmental Entities all income and other material Tax Returns required to be filed by the Sellers with respect to the Business or the Transferred Assets, and all such Tax Returns are complete and correct in all material respects. Since the date of the BR Purchase, the Sellers have timely paid to the proper Governmental Entities all Taxes (whether or not shown on any Tax Return) with respect to the Business or the Transferred Assets that are due and payable by the Sellers, including any Taxes the non-payment of which has resulted or could result in a Lien on any Transferred Asset that survives the Closing or could result in Buyer becoming liable or responsible therefor. Since the date of the BR Purchase, the Sellers have not received any outstanding notice in writing of audit, procedure, proceeding or contest, and, to the Knowledge of Sellers, are not undergoing any audit, procedure, proceeding or contest, of Tax Returns relating to the Business or the Transferred Assets. The Sellers have never received any written notice of deficiency or assessment from any taxing authority with respect to Liability for Taxes relating to the Business or the Transferred Assets which has not been fully paid or finally settled. The Sellers have complied in all material respects with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes and has withheld all amounts required by Law to be withheld from the wages or salaries of employees and independent contractors of the Business and are not liable for any Taxes with respect to the employees and independent contractors of the Business for failure to comply with such Laws, rules and regulations, except for such Liabilities with respect to which Buyer could not be liable after the Closing. The Sellers have not waived any limitation periods or entered into any agreements providing for an extension of time for (i) the filing of any income or other material Tax Return with respect to the Transferred Assets or the Business, (ii) the assessment or collection of any Tax by any relevant Governmental Entity with respect to the Transferred Assets or the Business or (iii) the payment of any Tax by the Sellers with respect to the Transferred Assets or the Business. No closing agreement, private letter ruling, technical advice memoranda, advance pricing agreement, consent to an extension of time to make an election or consent to a change a method of accounting, has been requested from, entered into between the Sellers and any Governmental Entity or issued by any Governmental Entity to the Sellers, in each case, with respect to the Transferred Assets or the Business.

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6.22     No Other Representations. Sellers acknowledge that Buyer has not made any representations or warranties regarding the subject matter of this Agreement and the Transaction, express or implied, except as contained in Article V. Sellers acknowledge and agree that in entering into this Agreement they have not relied and are not relying on any other representations, warranties or other statements of Buyer, whether written or oral, other than those contained in Article V.

ARTICLE VII

COVENANTS

7.1       Conduct of Business. Until the earlier of the termination of this Agreement pursuant to Article XI and the Closing Date, the Sellers shall conduct the Business in the Ordinary Course of Business, preserve intact the Business and the Transferred Assets and maintain its rights, Contracts and Permits, keep available the services of employees and contractors and preserve their relationships with customers, manufacturers, landlords and others having business dealings with the Sellers, in each case solely to the extent relating to the Business or the Transferred Assets. Without limiting the generality of the foregoing, the Sellers will not, other than with Buyer’s consent, as otherwise required by this Agreement, do any of the following:

(a)       other than the sale of Inventory in the Ordinary Course of Business, sell, dispose of, transfer, lease, mortgage, encumber, assign or license, any Transferred Asset;

(b)       transfer any tangible Transferred Asset to any other location to the extent that, at the Closing, such Transferred Asset is not at a location that is not otherwise part of the Transferred Assets;

(c)       with respect to the Business, other than in the Ordinary Course of Business, acquire assets (including any inventory) from any other Person (including by merger, share exchange, joint venture or other extraordinary transaction);

(d)       except as otherwise provided or required in this Agreement, reject, terminate (other than by expiration of its term without renewal), amend or modify the terms of any of the Assumed Contracts or assign any of the Assumed Contracts, or reject, terminate, enter into or amend any other material Contract with respect to the Business of the Sellers that would affect the Transferred Assets, the Assumed Liabilities or the Business Employees;

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(e)       with respect to the Business, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or assets of, or by any other manner, in a single transaction or a series of related transactions, any Person;

(f)       sell, transfer, license (other than non-exclusive licenses in the Ordinary Course of Business), abandon, let lapse, encumber, fail to maintain or otherwise dispose of any Transferred IPR;

(g)       amend or propose to amend or otherwise change any Seller’s certificate of incorporation, bylaws, certificate of formation, operating agreement or similar governing document;

(h)       fail to maintain any books and records of the Business in the Ordinary Course of Business;

(i)       cancel, compromise, settle, release or discharge any Legal Proceeding or any other material claim of the Business or in a manner that adversely affects the Transferred Assets or Assumed Liabilities;

(j)       enter into any agreement or commitment that would subject the Sellers to any noncompetition, non-solicitation or any other material restrictions on the Sellers’ ability to conduct its Business, or that limits or restricts the use of the Transferred IPR;

(k)       cancel or terminate (other than by expiration of its term without renewal) the insurance coverage under the Sellers’ insurance policies to the extent relating to the Business or the Transferred Assets or Assumed Liabilities;

(l)       (i) make, revoke or change any Tax election or any method of Tax accounting, (ii) settle or compromise or enter into any contractual arrangement in respect of any Tax liability, (iii) file an amended Tax Return, (iv) enter into any closing agreement relating to any Tax, (v) enter into any voluntary disclosure or similar program with respect to any Tax, (vi) agree to any extension of a statute of limitations with respect to Taxes or Tax Returns, (vii) surrender any right to claim a Tax refund or (viii) take any other action that could reasonably be expected to increase Buyer’s or the Business’s liability for Taxes after the Closing;

(m)       change or modify any material accounting practice, policy or procedure, except as required by GAAP or applicable Law;

(n)       make any broad-based communication to customers of the Business;

(o)       take any action that, if taken prior to the date of this Agreement, would require disclosure pursuant to Section 6.9 or, without limiting the generality of the foregoing, take any action in respect of the Business or the Transferred Assets or Assumed Liabilities outside of the Ordinary Course of Business;

(p)       incur Gift Card Obligations or Subscription Obligations, other than in the Ordinary Course of Business; or

(q)       authorize any of, or commit, agree in writing or otherwise, to take any of, the foregoing actions.

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7.2       Mutual Covenants. The Parties hereto mutually covenant (and subject to the other terms of this Agreement):

(a)       Subject to the terms and conditions of this Agreement, to use their respective commercially reasonable efforts to perform their obligations hereunder and to take, or cause to be taken, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to cause the transactions contemplated herein to be effected as soon as practicable, but in any event on or prior to the Outside Date, in accordance with the terms hereof and shall cooperate in a commercially reasonable manner with each other Party hereto and their respective Representatives, successors, and permitted assigns, as applicable, in connection with any action required to be taken as a part of their obligations hereunder. From time to time after the Closing and without further consideration, each of Buyer and the Sellers, at the request of the other, will execute and deliver such other instruments of conveyance and transfer or other instruments or documents, and take or arrange for such other actions, as may reasonably be required to effect any of the transactions contemplated by this Agreement or to provide any Party hereto, their respective successors and permitted assigns, as applicable, with the benefits intended to be conferred and conveyed by this Agreement; provided that, notwithstanding anything to the contrary in this Section 7.2(a) or any other provision of this Agreement, neither Buyer nor the Sellers shall be required to execute any document or take any action that would (i) increase the Liability or obligation of the Party of whom such document or action is requested beyond that such Party would have pursuant to the other provisions of this Agreement, (ii) require or cause the Party of whom such action or document is requested to initiate, join in or otherwise become a party to any Legal Proceeding, or (iii) cause such Party to incur any material cost or expense that is not already imposed upon it by another provision of this Agreement;

(b)       until the earlier of the Closing Date and the date on which this Agreement is terminated pursuant to Article XI, to cooperate with each other in determining whether filings are required to be made or consents (including any Required Consents) required to be obtained in any jurisdiction in connection with the consummation of the transactions contemplated by this Agreement and in making or causing to be made any such filings promptly and in seeking to obtain timely any such consents including any Required Consents (each Party hereto shall furnish to the other and to the other’s counsel all such information as may be reasonably required in order to effectuate the foregoing action); and

(c)       until the earlier of the Closing Date and the date on which this Agreement is terminated pursuant to Article XI, to advise the other Parties promptly if such Party determines that any condition precedent to its obligations hereunder will not be satisfied in a timely manner.

7.3       Notification of Certain Matters. Through earlier of the Closing Date and the date on which this Agreement is terminated pursuant to Article XI, the Sellers shall give prompt written notice to Buyer of: (a) a breach of any representation or warranty or covenant of the Sellers contained in this Agreement, (b) the occurrence, or failure to occur, of any event that would be reasonably likely to cause any representation or warranty of the Sellers contained in this Agreement to be untrue or inaccurate at any time prior to the Closing determined as if such representation or warranty were made at such time, (c) the occurrence of any event which has resulted or could reasonably be expected to result in a Material Adverse Effect, (d) any notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the Transactions, (e) any material written communication from any Governmental Entity in connection with or relating to the Transactions, and (f) the commencement of any actions, suits, investigations or proceedings relating to the Sellers, any Transferred Asset or the Business that, if pending on the date hereof, would have been required to have been disclosed pursuant to Section 6.4 or would have resulted in a breach of any representation contained in Section 6.3.

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7.4       Access to Information. Through the earlier of the Closing Date and the date on which this Agreement is terminated pursuant to Article XI, the Sellers shall fully cooperate with Buyer and shall give Buyer and its Representatives, upon reasonable notice and during normal business hours, full access to the properties, Contracts, Leases, equipment, employees, affairs, books, documents, records, data and other information of the Sellers to the extent relating to the Business, the Transferred Assets, the Assumed Liabilities and any other aspect of this Agreement and shall cause their respective Representatives to furnish to Buyer all available documents, records and other information (and copies thereof), to the extent relating to the Business, the Transferred Assets, the Assumed Liabilities, and any other aspect of this Agreement, in each case, as Buyer may reasonably request. Buyer and its Representatives are hereby expressly authorized to contact any persons having a commercial relationship with the Sellers in respect of the Business or the Transferred Assets in connection with the transactions contemplated hereby, provided that (a) notwithstanding the foregoing, without the prior written consent of Sellers, Buyer and its Representatives shall not contact any of the Sellers’ customers, vendors or suppliers in connection with the transactions contemplated hereby until the Closing, and (b) Buyer must provide the Sellers with reasonable advance written notice and the opportunity to be present or participate in any communications prior to Closing with the Sellers’ customers, vendors or suppliers persons having a commercial relationship with the Sellers in connection with the transactions contemplated hereby.

7.5       Public Announcement. The Parties shall mutually agree on the form of a press release or other public communication with respect to this Transaction. Other than such agreed press release or other public communication, which the Parties hereby agree Buyer may make at any time or times after Closing as it wishes, no Party nor any of their Affiliates shall make any press release, public announcement, securities filing, or public statement concerning this Agreement or the transactions contemplated hereby, except with the consent of the other Party, or as and to the extent that any such Party shall be required to make any such disclosure by applicable law, and then only after giving the other Parties hereto an opportunity to review, if possible under the circumstances, such disclosure and consider in good faith the comments of such other Parties.

7.6       Taxes.

(a)       The Sellers shall be responsible for all Excluded Taxes and, for the avoidance of doubt, all Excluded Taxes shall be Excluded Liabilities. Sellers, on the one hand, and Buyer on the other hand, shall each bear and pay, or cause to be paid, fifty percent (50%) of all stamp, documentary, sales, use, value added, goods and services, registration, property, excise, transfer or similar Taxes, charges or fees (“Transfer Taxes”) that may become payable in connection with the conveyance and transfer of the Transferred Assets to Buyer or otherwise in connection with the Transaction, and will cooperate to make all filings, returns, reports and forms as may be required to comply with the provisions of all applicable Law relating to Transfer Taxes. Each of Buyer and the Sellers shall, and shall cause their respective Affiliates to, use commercially reasonable efforts as reasonably requested in writing by the Sellers or the Buyer to lawfully minimize any Transfer Taxes, including by delivering the Transferred Assets through electronic delivery if such delivery does not adversely affect the condition, operability or usefulness of any Transferred Asset.

(b)       The Sellers and Buyer shall (i) provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority or any judicial or administrative proceeding with respect to Taxes, (ii) retain and provide the other with any records or other information which may be relevant to such return, audit, examination or proceeding, and (iii) provide the other with any final determination of any such audit or examination proceeding or determination that affects any amount required to be shown on any Tax Return of the other for any period (which shall be maintained confidentially). Without limitation of the foregoing, (i) Holdco and Buyer shall deliver any income Tax Return of Holdco, the Buyer or any subsidiary of the foregoing reflecting the transactions contemplated by this Agreement, or any allocations or positions with respect thereto, to the Sellers at least thirty (30) days before the due date thereof and (ii) the Sellers shall have the right to consult with Holdco and Buyer regarding the characterization of the transactions contemplated by this Agreement (including the characterization of the Consideration (or any component thereof), the treatment of any liabilities assumed by Holdco or Buyer pursuant to this Agreement, and any associated allocations to the Sellers or any beneficial owner thereof) on any income Tax Returns for any applicable tax period, and neither Holdco nor Buyer shall file any such Tax Return without the Sellers’ consent, such consent not to be unreasonably withheld, delayed or conditioned; provided that, if Holdco has provided the Sellers with such Tax Returns at least thirty (30) days prior to the due date, Holdco shall not be prevented from timely filing any such Tax Return if the Sellers do not provide consent before the applicable deadline for filing such Tax Return (provided, further, that if the Parties are continuing to negotiate in good faith as of such applicable deadline, such Tax Return shall be amended to reflect the resolution of the Parties’ negotiation).

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(c)       All personal property Taxes and similar ad valorem obligations levied with respect to the Transferred Assets for a Straddle Period, if any, shall be apportioned based on the number of days of such taxable period ending on the Closing Date and the number of days of such taxable period after the Closing. The Sellers shall be liable for any such Taxes attributable to the portion of the Straddle Period ending on the Closing Date, and Buyer shall be liable for any such Taxes attributable to the portion of the Straddle Period that begins after the Closing Date. For the avoidance of doubt, Buyer shall not be responsible for or required to pay any real property Taxes (including with respect to the Leased Real Property).

(d)       The Parties intend for U.S. federal and all applicable state and local income Tax purposes that any liability that is assumed by Buyer in connection with the Transaction that is attributable to deferred revenue shall not be treated as giving rise to taxable income of Buyer or its Affiliates under James M. Pierce Corp. v. Commissioner, 326 F.2d 67 (8th Cir. 1964). Except as otherwise required pursuant to applicable Law, none of the Parties shall take a Tax position inconsistent with this Section 7.6(d) on any Tax Return or otherwise.

(e)       Buyer and Sellers will determine whether the Parties hereto and their respective Affiliates shall utilize the standard procedure or the alternate procedure set forth in Revenue Procedure 2004-53, 2004-2 C.B. 320 with respect to wage reporting in respect of Transferred Employees, and the Parties shall be obligated to utilize or cause to be utilized the relevant procedure so determined.

(f)       The Parties acknowledge and agree that (i) the exchange of a pro rata portion of the Transferred Assets for the Closing Stock Consideration and the additional Units issuable pursuant to Section 2.1(b) as well as the Warrant (and any contingent additional Units issued pursuant to the terms thereof (or any adjustment to the conversion ratio thereof)) (the “Contribution”) is intended to qualify as a tax-deferred contribution pursuant to Section 721 of the Code, (ii) the Warrant (and any contingent additional Units issued pursuant to the terms thereof (or any adjustment to the conversion ratio thereof)) is intended to be treated as a partnership interest in Holdco for U.S. federal and applicable state and local income Tax purposes; and (iii) (A) any liability referred to in Section 7.6(d) hereof or otherwise pursuant to this Agreement will not be treated as a distribution by Holdco or Buyer (or liability assumption by Holdco or Buyer resulting in a deemed distribution), including pursuant to Section 752 or Section 731 of the Code, to Sellers or the beneficial owner of Sellers; and (B) no more than 13.636% of any such liability shall be treated as transferred in connection with the Contribution. None of the Parties shall take a Tax position inconsistent with the intended tax treatment set forth in this Section 7.6(f) unless otherwise required after a diligently contested audit or reasonably requested by the Sellers; provided that, with respect to the liabilities assumed by Holdco or Buyer in connection with the Contribution, the parties agree that neither Holdco nor Buyer shall be in breach of Section 7.6(f)(iii)(A), or this sentence as a result of a failure to report consistently with Section 7.6(f)(iii)(A), and neither Holdco nor Buyer shall be liable to Sellers or any beneficial owner of Sellers as a result of such failure to report if, following good faith consultation with their tax advisors, Buyer and/or Holdco determine that there is not at least a reasonable basis for filing consistently with the position set forth in Section 7.6(f)(iii)(A) and Holdco or Buyer does not report consistently with Section 7.6(f)(iii)(A) solely with respect to no more than 13.636% of the liabilities assumed by Buyer and Holdco pursuant to this Agreement.

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7.7       Employees.

(a)       Subject to and in accordance with the provisions of this Section 7.7, Buyer shall offer employment to the Business Employees who are employed by the Sellers or their Affiliates as of the Closing; provided that such Business Employee may not commence employment with Buyer until the Employee Transfer Date. On the Employee Transfer Date, Buyer shall hire all of the Business Employees who accept such offers made by Buyer and that meet Buyer’s requirements with respect to employee screening, background checks and other conditions to employment (such individuals, the “Transferred Employees”). The Sellers shall use reasonable efforts to assist Buyer in securing the employment of the Business Employees.

(b)       The Sellers hereby covenant and agree with Buyer that effective as of the Closing all non-competition, confidentiality, non-solicitation and other restrictive covenants in favor of the Sellers or their Affiliates granted by any Transferred Employee shall be fully waived with respect to their employment with Buyer or its Affiliate, and with respect to all services provided or to be provided by such Transferred Employees to Buyer and its Affiliates from and after the Closing, and the Sellers hereby agree not to sue or otherwise seek recourse against any Transferred Employee or Buyer or its Affiliates for a breach of any such restrictive covenant granted by any Transferred Employee.

(c)       On the Employee Transfer Date, the Sellers shall terminate the employment of all Transferred Employees in full compliance with applicable Law. The Sellers will give all notices and other information required to be given to such Transferred Employees, any collective bargaining unit representing any group of employees of the Sellers, and any applicable governmental body, whether under the WARN Act, the National Labor Relations Act, as amended, the Code, COBRA, and otherwise under any other applicable Law in connection with the Transaction. The Sellers will be responsible at the Sellers’ own cost and expense, to take whatever steps are necessary to pay all obligations and Liabilities, in full compliance with applicable Law, arising from or relating to the employment and termination of employment of all Transferred Employees (including under any of the Employee Plans or under any employment Contract), including, but not limited to, any and all salary, wage, benefit, bonus, the amount of any bonus earned in respect of revenues related to any pre-Closing period, severance, retention payment, change of control award, vacation, sick leave, paid time off, or similar Liability of the Sellers allocable to services performed on or prior to the Employee Transfer Date (and all employment and other Taxes relating thereto) (collectively, the “Pre-Closing Compensation and Benefits Liabilities”).

(d)       The Sellers shall retain and be responsible for (i) all Pre-Closing Compensation and Benefits Liabilities, (ii) all Liabilities relating to the Transferred Employees that are not Assumed Liabilities, (iii) any lawsuit, administrative charge, arbitration, proceeding, or written demand or notice pertaining to any such Liabilities or pertaining to any Transferred Employees and arising out of such Transferred Employees’ employment with the Sellers prior to the Employee Transfer Date, to the extent not constituting Assumed Liabilities.

(e)       Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, including any current or former employee, officer, director, independent contractor or consultant (or any spouse or dependent of such individual) of the Sellers or any Transferred Employees, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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(f)       As soon as practicable following the Closing, but in no event later than 14 days after the Closing, the Sellers shall provide Buyer with the name, mailing address and date of termination for each COBRA “M&A qualified beneficiary” (as such term is defined under COBRA or applicable regulations or proposed regulations) of the Sellers who is currently receiving COBRA continuation coverage, currently has a right to elect COBRA continuation coverage or may become entitled to continuation of health coverage benefits under COBRA following the Closing.

7.8       Post-Closing Access. Buyer shall continue to cooperate with the Sellers, or any successor and assigns of the Sellers, following the Closing Date with respect to the matters that are the subject of this Agreement, including providing reasonable access, upon notice and request and upon consent of the Buyer (which consent shall not be unreasonably withheld), to any Transferred Books and Records, including, for the avoidance of doubt, any electronically stored information. Following the Closing Date, Buyer shall designate and appoint a person to serve as a designated point of contact for Sellers or Seller’s successors and assigns, and shall provide written notice (which notice may be by email) to the Sellers of such person’s name and contact information.

7.9       Confidentiality.

(a)       The terms of the that certain Mutual Confidentiality Agreement, dated as of March 16, 2023 between Louis Amoroso and Parent (as amended, supplemented or restated from time to time, the “Confidentiality Agreement”) shall terminate as of the Closing Date. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect.

(b)       Sellers recognize that, upon the Closing, certain information and material related to the Business and Transferred Assets that were confidential and proprietary to Sellers prior to the Closing will become Business Confidential Information transferred to and owned by Buyer. Accordingly, the Sellers will not at any time, except in performance of its obligations to Buyer, or as permitted by and in accordance with Section 7.13, the Transition Services Agreement or the License Agreement, directly or indirectly, use, disclose or publish, or permit other Persons to use, disclose or publish, any Business Confidential Information, unless a Seller is advised in writing by counsel that disclosure is required by Law or the order of any Governmental Entity of competent jurisdiction; provided that prior to disclosing any such information, the Seller shall, to the extent permitted by applicable Law, give prior written notice thereof to Buyer and provide Buyer with the opportunity to contest such disclosure and shall cooperate with efforts to prevent such disclosure.

(c)       Seller’s continued use of any Business Confidential Information, including pursuant to the Transition Services Agreement and License Agreement, is subject to: (i) the Sellers using reasonable efforts to protect the confidentiality of the Business Confidential Information and treating such Business Confidential Information with the same degree of care as it treats its own like confidential information; and (ii) the Sellers not disclosing any Business Confidential Information, except as necessary to the operation of Sellers’ and its Affiliates’ respective businesses (other than the Business) after the Closing and provided that such disclosure is part of the disclosure of Sellers’ or its Affiliates’ own like confidential information pursuant to confidentiality terms.

(d)       Buyer will not at any time, except as permitted by and in accordance with the License Agreement and Transition Services Agreement, directly or indirectly, use, disclose or publish, or permit other Persons (including Affiliates of Buyer) to use, disclose or publish, any Shared Business Confidential Information, unless Buyer is advised in writing by counsel that disclosure is required by Law or the order of any Governmental Entity of competent jurisdiction; provided that prior to disclosing any such information, Buyer shall, to the extent legally permissible, give prior written notice thereof to Sellers and provide Sellers with the opportunity to contest such disclosure and shall cooperate with efforts to prevent such disclosure.

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(e)       Buyer’s continued use of any Shared Business Confidential Information, including pursuant to the License Agreement, is subject to: (i) Buyer using reasonable efforts to protect the confidentiality of the Shared Business Confidential Information and treating such Shared Business Confidential Information with the same degree of care as it treats its own like confidential information; and (ii) Buyer not disclosing any Shared Business Confidential Information except as necessary to the operation of Buyer’s and its Affiliates’ respective businesses after the Closing and provided that such disclosure is part of the disclosure of Buyer’s or its Affiliates’ own like confidential information on industry standard confidentiality terms.

(f)       Nothing in this Agreement prohibits, or is intended in any manner to prohibit, a report of a possible violation of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress and any agency Inspector General, or making other disclosures that are protected under whistleblower provisions of applicable Law. No authorization of any other party is needed to make such disclosure; provided that the party making such disclosure provides the other party with notice thereof, to the extent legally permissible, and assists the other party in limiting the scope of such disclosure or obtaining a protective order or other confidential treatment for any confidential information disclosed in connection therewith.

(g)       Sellers will, promptly after copies of the Transferred Customer Data and Transferred User Data have been transferred to Buyer (with Buyer acknowledging its receipt thereof in writing), destroy all copies of the Transferred Customer Data and Transferred User Data held by them or their Affiliates. Notwithstanding the foregoing, Sellers shall (i) be permitted to retain a copy of the Transferred Customer Data and Transferred User Data to the extent required to (A) comply with applicable Law or Governmental Entity or written and established internal document retention policies and (B) perform their obligations under the Transition Services Agreement and (ii) not be required to destroy, delete, or modify any Transferred Customer Data and Transferred User Data pursuant to automated archival processes in the ordinary course of business, provided in each case (i) and (ii) herein, any such Transferred Customer Data and Transferred User Data retained shall remain subject to the confidentiality obligations of this Agreement for so long as such Business Confidential Information is retained.

7.10     Communications and Activities with Customers and Suppliers. The Parties hereto shall reasonably cooperate with each other in coordinating their communications with any customer, supplier or other contractual counterparty of the Business in relation to this Agreement and the Transactions contemplated hereby.

7.11     Further Transfers; Wrongfully Transferred or Retained Assets and Liabilities. Each of the Parties shall execute and deliver such further instruments of conveyance and transfer and take such additional actions as may be required or reasonably requested by the other Party to consummate the transactions contemplated hereby, at the requesting Party’s cost and expense. In the event that any of the Parties discovers after the Closing that it, or its Affiliates, is the owner of, receives or otherwise comes to possess any asset or is liable for any Liability that is allocated to any other Party in accordance with this Agreement, such Party shall, or shall cause its Affiliates to, use commercially reasonable efforts to convey such asset or Liability to the Party so entitled or obligated thereto in accordance with this Agreement (and the Party so entitled or obligated will accept such asset or assume such Liability). From and after the Closing Date, without any further consideration, Sellers shall use their commercially reasonable efforts to cause BWSC to sell, transfer, convey, assign and deliver any Transferred Assets held by BWSC to Buyer (or its designee) to the extent not transferred at Closing.

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7.12     No Solicitation of Competing Transactions. Until the earlier of the termination of this Agreement pursuant to Article XI and the Closing Date, Sellers and Parent shall not, and shall cause each of their respective officers, directors and Affiliates not to, and shall cause each of their respective Representatives not to, directly or indirectly through any other Person or otherwise, solicit, continue, initiate or conduct any discussions or other communications with, or provide any non-public information to or otherwise cooperate in any other way with, or facilitate or encourage any effort to attempt to, or enter into or agree to accept or approve any Contract, letter of intent, memorandum of understanding or other arrangement or understanding (whether binding or non-binding) with, any Person or group of Persons regarding any Competing Transaction. Seller shall promptly (and in any event within two (2) Business Days) notify Buyer of the receipt by Seller or any of its Representatives of any inquiries, or proposals or requests for information concerning a Competing Transaction, including the material terms thereof the identity of the Person making such proposal and copies of all written materials relating to such inquiries, proposals or requests.

7.13     Certain Use of the Transferred Trademarks. Except as provided in this Section 7.13 or to perform their obligations under the Transition Services Agreement, after the Closing Date the Sellers and their Affiliates shall cease using the Transferred Trademarks, the Transferred Customer Data and the Transferred User Data. Prior to January 1, 2024, the Sellers may continue to label products with the specific Transferred Trademarks set forth on Schedule 7.13 (such labeled product inventory, the “Newly Labeled Inventory”). No Sellers will be obligated to remove or modify labels from any product inventory in existence as of the Closing Date that bear or otherwise display the specific Transferred Trademarks set forth on Schedule 7.13 (collectively, the “Seller Retained Inventory”). The Sellers and their Affiliates shall have the right (through multiple tiers of distributors) to sell all Seller Retained Inventory and Newly Labeled Inventory and to use related packaging, labeling, containers, advertising materials, product data sheets and any similar materials bearing the Transferred Trademarks set forth on Schedule 7.13 until the depletion of all such Seller Retained Inventory and Newly Labeled Inventory (the “Inventory Depletion Period”). The Sellers shall use such Transferred Trademarks set forth on Schedule 7.13 only in a form and manner consistent with past practice since the BR Purchase, and only in connection with goods of a level of quality equal to or greater than the quality of goods offered in connection with the Seller’s use of such Transferred Trademarks immediately prior to the Closing Date. Any and all goodwill arising from the Sellers’ use of the Transferred Trademarks set forth on Schedule 7.13 after the Closing Date shall inure solely to Buyer’s benefit.

7.14     License to Sellers. Effective as of the Closing, Buyer hereby grants to the Sellers and their Affiliates, and the Sellers and their Affiliates hereby reserve and retain, a worldwide, non-exclusive, fully paid-up, royalty-free, right and license: (i) for a period of the first 120 days after Closing, to use, copy, modify, create derivative works of, display, transmit, distribute and otherwise exploit, the Transferred Technology or Owned Marketing Materials (other than the Transferred Trademarks, the Transferred Customer Data and the Transferred User Data) that is necessary to continue to operate the Retained Business in the ordinary course, and (ii) during the Inventory Depletion Period, to use the Transferred Trademarks set forth on Schedule 7.13 and the related packaging, labeling, containers, advertising materials, product data sheets and similar materials bearing the Transferred Trademarks set forth on Schedule 7.13 as described in Section 7.13.

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7.15     Restrictive Covenants.

(a)       During the first sixty (60) months from and after the Closing Date, the Sellers (sometimes referred to in this Section 7.15 as the “Restricted Sellers”) shall not, and shall not permit any of their Affiliates or Representatives to, directly or indirectly: (i) hire, employ, engage (including as an independent contractor or consultant) any Business Employee; or (ii) recruit or solicit any Business Employee for or on behalf of any Person; or (iii) assist, encourage, facilitate or induce any Business Employee to leave their employment or engagement with a Buyer or its Affiliate; provided, that it shall not be a breach of this Section 7.15(a) to (A) continue to employ a Business Employee between the Closing Date and the Employee Transfer Date; or (B) make a general solicitation which is not directed specifically to any Business Employee (but the foregoing shall not permit the subsequent hiring, employment or engagement of a Business Employee who responds to such general solicitation).

(b)       During the first sixty (60) months from and after the Closing Date, the Restricted Sellers shall not, and shall not permit any of their Affiliates or Representatives to, use (or permit, assist or facilitate any other Person to use) any Transferred Customer Data or Transferred User Data for any purpose whatsoever, including to (i) solicit, market, advertise to or entice, or attempt to solicit, market, advertise to or entice, any clients or customers, or potential clients or customers, to do business or purchase goods or services from any Restricted Seller, any of their Affiliates or any other Person, or (ii) seek or attempt to seek to interfere with or adversely affect the ongoing relationships between the Buyers or the Business or any portion or segment thereof, on the one hand, and any of their current and prospective clients and customers on the other hand. For the avoidance of doubt, (A) nothing herein shall be deemed a consent given to any Person (or any grant of any license or right to any Person) to use any of the Transferred Customer Data or Transferred User Data for any purpose whatsoever at any time after the above restricted period, and (B) nothing in this Section 7.15(b) shall be deemed to restrict Sellers’ right to use the Shared Customer Data in a manner that complies with the provisions of Section 7.15(c).

(c)       During the first eighteen (18) months from and after the Closing Date, the Restricted Sellers shall not, and shall not permit any of their Affiliates or Representatives to, advertise or market their Summer Water-brand wine or any website selling such wine (including summerwater.com) to consumers or potential consumers in any way that includes any transactional call-to-action, in each case in any marketing channel, whether online or offline. As used herein, a “transactional call-to-action” means and includes any words or phrases that a reasonable person could reasonably view as being intended to directly generate sales to consumers, including to do so through a subscription or club program (for example, words or phrases such as “order now,” “shop,” “buy direct,” “purchase,” “get started,” “subscribe and save,” “join,” “visit and save,” “check out the savings” “sale or promotion ends soon,” “limited time offer” “exclusive offer,” “limited quantities remain” and similar words or phrases). For the avoidance of doubt, it shall not be a breach of this Section 7.15(c) to merely advertise or market their Summer Waterbrand or summerwater.com in a manner that a reasonable person would reasonably view as merely brand building, encouraging consumers to visit physical retail stores, increasing general awareness or encouraging consumers to visit summerwater. com to learn about their Summer Water-brand wine without a transactional call-to-action (for example, using words or phrases such as “learn more,” “visit summerwater.com,” “find Summer Water at a store near you,” “available at leading retail stores,” and “the official Rose of Summer” and without using any transactional call-to-action).

(d)       Restricted Sellers acknowledge that a breach or threatened breach of this Section 7.15 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agree that in the event of a breach or a threatened breach by a Restricted Seller of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

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(e)       Restricted Sellers acknowledge that restrictions contained in this Section 7.15 (each a “Covenant” and collectively the “Covenants”) are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby. In the event that any Covenant should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such Covenant, and such Covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The Covenants and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

(f)       The Parties agree that each Covenant is separate, distinct and severable not only from any other such Covenant but also from the other and remaining provisions of this Agreement. If any of the provisions of or Covenants are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalid portions or the unenforceability in such other jurisdiction. If any of the provisions of or Covenants are held to be unenforceable in any jurisdiction because of the duration and/or scope (whether geographic or otherwise) thereof, the Parties agree that such provision shall be deemed to be reduced to the maximum duration and/or scope permitted in said jurisdiction, provided, however, that such reduction shall not affect the enforceability of this Agreement in any other jurisdiction.

(g)       Each Restricted Seller hereby acknowledges and agrees that: (i) it and its counsel reviewed and negotiated the terms and provisions of this Section 7.15 and have contributed to its preparation; (b) any rule of construction to the effect that ambiguities be resolved against the drafting Party shall not be employed in the interpretation of this Section 7.15; and (c) the terms and provisions of this Section 7.15 shall be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Section 7.15.

7.16    Privacy Policy. Buyer shall, within 30 days after the Closing Date, update the website privacy policy (currently located at https://www.winc.com/privacy) to reflect Buyer’s change in ownership of the Transferred Platform.

ARTICLE VIII

INDEMNIFICATION

8.1      Survival of Representations and Covenants.

(a)       Representations of the Sellers. The representations and warranties of the Sellers set forth in this Agreement, or in any certificate or other instrument delivered by a Seller at or prior to the Closing, and all indemnification rights in respect thereof, shall survive the Closing and shall remain in full force and effect until 11:59 p.m. (Illinois time) on the date that is fifteen (15) months following the Closing Date (such time on such date, the “Survival Time”); provided, however, that notwithstanding the foregoing or anything to the contrary set forth in this Agreement: (i) each Fundamental Representation, and all indemnification rights in respect thereof, shall survive the Closing and shall remain in full force until sixty (60) days after the expiration of the applicable statute of limitations (the survival period for a particular representation or warranty of the Sellers described above, such representation or warranty’s “Survival Period”); and (ii) no indemnification right in respect of a breach of any representation or warranty of Sellers that is asserted in an Indemnification Claim delivered prior to the expiration of such representation or warranty’s Survival Period shall be limited, restricted, impaired or otherwise affected by the expiration of such Survival Period.

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(b)       Representations of the Buyer. The representations and warranties of the Buyer set forth in this Agreement shall survive the Closing and shall remain in full force and effect until the Survival Time.

(c)       Covenants. All covenants and agreements of the Parties contained herein shall survive the Closing until fully performed in accordance with their terms.

8.2      Indemnification of Seller Indemnified Parties. Subject to the limitations set forth in Section 8.4 below, from and after the Closing, Buyer, together with its successors and assigns (collectively, the “Buyer Indemnifying Parties”), shall, jointly and severally, indemnify, hold harmless and reimburse the Sellers and their respective Affiliates, directors, managers, officers, employees, members, stockholders, agents and other Representatives (collectively, the “Seller Indemnified Parties”) from, against and in respect of any and all Damages paid, sustained or incurred by the Seller Indemnified Parties (or any one or more of them), regardless of whether such Damages relate to any Third Party Claims, and resulting from, attributable to, or arising out of, any of the following:

(a)       any inaccuracy in or breach of, or failure to be true and correct of, any representation or warranty made by Buyer in this Agreement as of the date hereof or as of the Closing Date (except in the case of representations and warranties which by their terms speak only as of a specific date or dates, in which case as of such specified date or dates) without giving effect to any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement;

(b)       any breach or non-fulfillment of any covenant or other agreement made or to be performed by Buyer in this Agreement or any other Transaction Document;

(c)       the Assumed Liabilities under Section 1.1(c);

(d)       all Liabilities arising following the Closing from or relating to the operation or conduct of the Business by Buyer or the Transferred Assets, or the ownership, use or operation of the Transferred Assets, in each case, only to the extent that such Liabilities (i) are required to be performed after the Closing Date or arose out of facts, conditions, circumstances, events, actions or omissions occurring on or after the Closing, (ii) do not relate to any failure to perform, improper performance, warranty, or other breach, default, or violation by Sellers prior to the Closing, (iii) are not duplicative of amounts required to be paid by Buyer under the Transition Services Agreement or the License Agreement, and (iv) do not relate to any matter for which any Buyer Indemnified Party is entitled to be indemnified from under Section 8.3 below.

(e)       all Liabilities with respect to the employment or termination of the Transferred Employees by Buyer or an Affiliate of Buyer after the Employee Transfer Date (as defined below), but in each case only to the extent arising from any event or events that occur solely after the later of the Closing or the date such Transferred Employee becomes employed by Buyer (the “Employee Transfer Date”), including, but not limited to, (i) salary, commissions, paid time off, sick leave, and incentive compensation incurred at any time after the later of the Closing or the Employee Transfer Date, (ii) all change of control payments, retention payments, and advance notice of termination, garden leave, termination or severance payments to the Transferred Employees incurred at any time after the later of the Closing or the Employee Transfer Date (but not to the extent related to the consummation of the transactions contemplated by this Agreement or the termination of their employment by Sellers), (iii) all Liabilities arising under any employee benefit and health and welfare plans of Buyer or its Affiliate incurred at any time after the later of the Closing or the Employee Transfer Date, (iv) all Liabilities for any Claims of or related to any Transferred Employees incurred as a result of any Legal Proceeding arising at any time after the later of the Closing or the Employee Transfer Date and which relates to periods after such later date along with, in each such case, all Taxes related thereto (the “Transferred Employee Assumed Liabilities”) (other than, for the avoidance of doubt, (A) the Transferred Employee Excluded Liabilities, (B) amounts that are duplicative of amounts required to be paid by Buyer under the Transition Services Agreement, and (C) amounts that relate to any matter for which any Buyer Indemnified Party is entitled to be indemnified from under Section 8.3 below);

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(f)       all Liabilities for Taxes that relate to the Business or the Transferred Assets for any taxable period (or portion thereof) beginning after the Closing Date, but excluding (i) any Excluded Taxes, (ii) amounts that are duplicative of amounts required to be paid by Buyer under the Transition Services Agreement or the License Agreement, (iii) amounts that relate to any matter for which any Buyer Indemnified Party is entitled to be indemnified from under Section 8.3 below, and (iv) any Taxes of any Seller or its Affiliates or beneficial owners attributable to, related to or arising from (A) the consummation of the transactions contemplated by this Agreement and/or the Transaction Documents (except that Buyer shall be responsible for 50% of the Transfer Taxes as provided in Section 7.6(a)), and/or (B) any Seller Indemnified Party or its Affiliate (1) being a member of Holdco or its Affiliate at any time, or (2) directly or indirectly owning units or other equity interests, or instruments exercisable for or convertible into units or other equity interests, of Holder or its Affiliate at any time; and

(g)       all escheatment Liabilities of any Seller arising from Third Party Claims by any Governmental Entity and arising on or prior to the BR Purchase and that by Law should have been satisfied or paid prior to the closing of such BR Purchase, including those related to any Gift Cards or Subscriptions Obligations of any Seller under any federal or state Law or otherwise to the extent that such Liabilities were not cleansed pursuant to the order issued by the Bankruptcy Court in connection with the BR Purchase (even though all Parties hereto believe that all such Liabilities were, in fact, cleansed pursuant to the order issued by the Bankruptcy Court in connection with the BR Purchase).

8.3       Indemnification of Buyer Indemnified Parties. Subject to the limitations set forth in Section 8.4 below, from and after the Closing, Sellers, together with their successors and assigns (collectively, the “Seller Indemnifying Parties” and together with the Buyer Indemnifying Parties, the “Indemnifying Parties”), shall, jointly and severally, indemnify, hold harmless and reimburse the Buyer, each of Buyer’s Subsidiaries and other Affiliates along with their respective directors, managers, officers, employees, members, stockholders, agents and other Representatives (collectively, the “Buyer Indemnified Parties” and together with the Seller Indemnified Parties, the “Indemnified Parties”) from, against and in respect of any and all Damages paid, sustained or incurred by the Buyer Indemnified Parties (or any one or more of them), regardless of whether such Damages relate to any Third Party Claims, and resulting from, attributable to, or arising out of, any of the following:

(a)       any inaccuracy in or breach of, or failure to be true and correct of, any representation or warranty made by Sellers in this Agreement as of the date hereof or as of the Closing Date (except in the case of representations and warranties which by their terms speak only as of a specific date or dates, in which case as of such specified date or dates) without giving effect to any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement (but in each case only to the extent such inaccuracy, breach or failure to be true and correct (i) arises from or relates to the status, operation or conduct of the Business or the ownership, use or operation of the Transferred Assets by Sellers on or after the BR Purchase, or (ii) arises from or relates to any matter of which any Seller has Knowledge).

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(b)       any breach or non-fulfillment of any covenant or other agreement made or to be performed by a Seller in this Agreement or any other Transaction Document;

(c)       any Fraud committed by or on behalf of any Seller;

(d)       any Excluded Assets or Excluded Liabilities, including any Excluded Taxes;

(e)       any Pre-Closing Earnings Amount, Inventory Shortfall, Gift Card Excess or Subscription Excess in each case, to the extent not included in the Estimated Amounts or the final Post-Closing Adjustment Amount, if any; and

(f)       regardless of any disclosure of any matter set forth in the Disclosure Schedule, the reasonable and documented costs and expenses of the defense, evaluation and investigation of any Third Party Claim that, if adversely determined, would give rise to an indemnification right of any Buyer Indemnifying Party.

8.4       Limitations on Indemnification.

(a)       Caps on Liability. The Seller Indemnifying Parties shall not be required to pay or be liable for, Damages (i) in excess of the Purchase Price for Damages arising pursuant to Section 8.3(a) relating to any Fundamental Representation, (ii) in excess of fifteen percent (15%) of the Purchase Price for Damages otherwise arising pursuant to Section 8.3(a), and (iii) in excess of the Purchase Price for Damages arising pursuant to Sections 8.3(b) through 8.3(f), inclusive. The Buyer Indemnifying Parties shall not be required to pay or be liable for, Damages (i) in excess of the Purchase Price for Damages arising pursuant to Section 8.2(a) relating to any of the representations and warranties in Sections 5.1, 5.2, 5.3, 5.5, 5.6 and 5.7, (ii) in excess of fifteen percent (15%) of the Purchase Price for Damages otherwise arising pursuant to Section 8.2(a), and (iii) in excess of the Purchase Price for Damages arising pursuant to Sections 8.2(b) through 8.2(f), inclusive.

(b)       Damage Threshold. The Buyer Indemnified Parties shall not be entitled to recover any Damages pursuant to Section 8.3(a) from the Seller Indemnifying Parties unless and until all Damages paid, sustained or incurred by the Buyer Indemnified Parties (or any of them) exceeds $50,000 (the “Damage Threshold”) in the aggregate, and if the aggregate of all Damages paid, sustained or incurred by the Buyer Indemnified Parties (or any of them) exceeds the Damage Threshold, then the Buyer Indemnified Parties shall be entitled to recover all such Damages (including the amount of the Damage Threshold); provided, however, that notwithstanding the foregoing, the preceding restriction set forth in this Section 8.4(b) shall not apply to or in any way limit or otherwise restrict any right in respect of: (i) any inaccuracy in or breach of any Fundamental Representation; or (ii) any Indemnification Claims made pursuant to one or more of Sections 8.3(b) through 8.3(f), inclusive. The Seller Indemnified Parties shall not be entitled to recover any Damages pursuant to Section 8.2(a) from the Buyer Indemnifying Parties unless and until all Damages paid, sustained or incurred by the Seller Indemnified Parties (or any of them) exceeds the Damage Threshold in the aggregate, and if the aggregate of all Damages paid, sustained or incurred by the Seller Indemnified Parties (or any of them) exceeds the Damage Threshold, then the Seller Indemnified Parties shall be entitled to recover all such Damages (including the amount of the Damage Threshold); provided, however, that notwithstanding the foregoing, the preceding restriction set forth in this Section 8.4(b) shall not apply to or in any way limit or otherwise restrict any right in respect of: (i) any inaccuracy in or breach of any of the representations and warranties in Sections 5.1, 5.2, 5.3, 5.5, 5.6 and 5.7; or (ii) any Indemnification Claims made pursuant to one or more of Sections 8.2(b) through 8.2(f), inclusive.

(c)       Insurance and Third Party Recoveries. The amount of Damages suffered by an Indemnified Party pursuant to Section 8.2 or Section 8.3, as applicable, in this Agreement shall be reduced by the amount of any insurance proceeds or third party recoveries actually received by the Indemnified Party as compensation for such Damages (net of any and all costs and expenses incurred in connection with such collection, including any deductibles, premium adjustments, reimbursement obligations or other costs). Except as required by applicable Law, no Indemnified Party shall have any obligation to affirmatively obtain insurance coverage or pursue the collection of any insurance proceeds, regardless of whether such Indemnified Party has suffered or incurred any Damages for which such Indemnified Party has insurance coverage.

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(d)       Notwithstanding anything herein to the contrary, for purposes of Section 8.2(a) and Section 8.3(a), all materiality qualifications (such as “material” and “Material Adverse Effect”) included in the representations and warranties in this Agreement shall be disregarded for purposes of calculating the amount of any Damages incurred (but not for purposes of determining whether there has been any failure of a representation or warranty to be true and correct).

(e)       Applicability of Limitations. Notwithstanding anything to the contrary set forth in this Agreement, the limitations set forth in this Section 8.4 shall not apply to, and nothing set forth in this Article VIII or elsewhere in this Agreement shall limit the Liability of the Indemnifying Parties for any Claims under this Agreement or applicable Law arising out of Fraud committed by any Indemnifying Party or of which any Indemnifying Party had actual knowledge.

8.5       Indemnification Claim Procedure. Any Claim for indemnification or reimbursement pursuant to this Article VIII (each, an “Indemnification Claim”) shall be brought and resolved exclusively as follows:

(a)       Notice of Claim. If any Indemnified Party has or claims in good faith to have incurred, paid or suffered, or believes that it may incur, pay or suffer, Damages for which it is or may be entitled to be held harmless, indemnified or reimbursed under this Article VIII (including with respect to a Third Party Claim), such Indemnified Party may deliver a notice of claim (a “Notice of Claim”) to the Indemnifying Party. Each Notice of Claim shall: (i) state that such Indemnified Party believes it is or may be entitled to indemnification, compensation or reimbursement under this Article VIII; (ii) contain a brief description of the circumstances supporting such Indemnified Party’s belief that it is or may be so entitled to indemnification or reimbursement or is or may otherwise be entitled to a monetary remedy; and (iii) if practicable, contain a non-binding, preliminary estimate of the aggregate dollar amount of actual and potential Damages that have arisen and may arise as a result of such circumstances (the aggregate amount of such estimate, as it may be modified by such Indemnified Party in good faith from time to time, being referred to as the “Claimed Amount”).

(b)       Dispute Procedure. During the 30-day period commencing upon delivery by an Indemnified Party to an Indemnifying Party of a Notice of Claim (the “Dispute Period”), such Indemnifying Party may deliver to the Indemnified Party who delivered the Notice of Claim a written response (the “Response Notice”) in which the Indemnifying Party: (i) agrees that the full Claimed Amount is owed to the Indemnified Party; (ii) agrees that part, but not all, of the Claimed Amount (the “Agreed Amount”) is owed to the Indemnified Party; or (iii) indicates that no part of the Claimed Amount is owed to the Indemnified Party. If the Response Notice is delivered in accordance with clause “(ii)” or “(iii)” of the preceding sentence, the Response Notice shall also contain a brief description of the facts and circumstances supporting the Indemnifying Party’s claim that only a portion or no part of the Claimed Amount is owed to the Indemnified Party, as the case may be. Any part of the Claimed Amount that is not agreed to be owed to the Indemnified Party pursuant to the Response Notice (or the entire Claimed Amount, if the Indemnifying Party asserts in the Response Notice that no part of the Claimed Amount is owed to the Indemnified Party) is referred to as the “Contested Amount” (it being understood that the Contested Amount shall be modified from time to time to reflect any good faith modifications by the Indemnified Party to the Claimed Amount). If a Response Notice is not received by the Indemnified Party prior to the expiration of the Dispute Period, then the Indemnifying Parties shall be conclusively deemed to have agreed that the full Claimed Amount is owed to the Indemnified Party.

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(c)       Payment of Claimed Amounts. If: (i) the Indemnifying Party delivers a Response Notice to the Indemnified Party agreeing that the full Claimed Amount is owed to the Indemnified Party; or (ii) the Indemnifying Party does not deliver a Response Notice during the Dispute Period, then:

(i)       in the case of the Seller Indemnifying Parties, any Unpaid Note Amount payable by the Buyer shall be reduced (A) by the full Claimed Amount or (B) to $0, if the Claimed Amount exceeds the Unpaid Note Amount (and the Seller Indemnifying Parties’ obligations with respect to such Claimed Amount shall be deemed to be satisfied upon and to the extent of such reduction); and if the Unpaid Note Amount is insufficient or otherwise unavailable to satisfy the full Claimed Amount, then the Seller Indemnifying Parties shall, within ten (10) days following written demand by the Buyer Indemnified Party, pay the unsatisfied portion of the Claimed Amount to the Buyer Indemnified Party; or

(ii)       in the case of the Buyer Indemnifying Parties, the Buyer Indemnifying Parties shall, within ten (10) days following written demand by the Seller Indemnified Party, pay the Claimed Amount to the Seller Indemnified Party.

(d)       Payment of Agreed Amount. If the Indemnifying Party delivers a Response Notice to the Indemnified Party during the Dispute Period agreeing that less than the full Claimed Amount is owed to the Indemnified Party, then:

(i)       in the case of the Seller Indemnifying Parties, any Unpaid Note Amount payable by the Buyer shall be reduced (A) by the Agreed Amount or (B) to $0, if the Agreed Amount exceeds the Unpaid Note Amount (and the Seller Indemnifying Parties’ obligations with respect to the Agreed Amount shall be deemed to be satisfied upon and to the extent of such reduction); and if the Unpaid Note Amount is insufficient or otherwise unavailable to satisfy the Agreed Amount, then the Seller Indemnifying Parties shall, within ten (10) days following written demand by the Buyer Indemnified Party, pay the unsatisfied portion of the Agreed Amount to the Buyer Indemnified Party; or

(ii)       in the case of the Buyer Indemnifying Parties, the Buyer Indemnifying Parties shall, within ten (10) days following written demand by the Seller Indemnified Party, pay the unsatisfied portion of the Agreed Amount to the Seller Indemnified Party.

(e)       Resolution Between the Parties. If the Indemnifying Party delivers a Response Notice to the Indemnified Party during the Dispute Period indicating that there is a Contested Amount, the Indemnifying Party and the Indemnified Party shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Indemnifying Party and Indemnified Party resolve such dispute, then their resolution of such dispute shall be binding on the Indemnifying Parties and such Indemnified Party and a settlement agreement stipulating the amount owed to the Indemnified Party (the “Stipulated Amount”) shall be signed by the Indemnifying Party and Indemnified Party. The Stipulated Amount shall be payable as follows:

(i)       in the case of the Seller Indemnifying Parties, any Unpaid Note Amount payable by the Buyer shall be reduced (A) by the Stipulated Amount or (B) to $0, if the Stipulated Amount exceeds the Unpaid Note Amount (and the Seller Indemnifying Parties’ obligations with respect to the Stipulated Amount shall be deemed to be satisfied upon and to the extent of such reduction); and if the Unpaid Note Amount is insufficient or otherwise unavailable to satisfy the Stipulated Amount, then the Seller Indemnifying Parties shall, within ten (10) days following written demand by the Buyer Indemnified Party, pay the unsatisfied portion of the Stipulated Amount to the Buyer Indemnified Party; or

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(ii)       in the case of the Buyer Indemnifying Parties, the Buyer Indemnifying Parties shall, within ten (10) days following written demand by the Seller Indemnified Party, pay the unsatisfied portion of the Stipulated Amount to the Seller Indemnified Party.

(f)       Dispute Resolution. If the Indemnifying Party and the Indemnified Party are unable to resolve the dispute relating to any Contested Amount during the 20-day period commencing upon the delivery of the Response Notice to the Indemnified Party, then the Indemnified Party may commence a Legal Proceeding to resolve such dispute and enforce its rights with respect thereto in any court available therefor (such Legal Proceeding, a “Litigated Dispute”).

(g)       Payment of Final Amount. Upon the resolution of a Litigated Dispute:

(i)       in the case of the Seller Indemnifying Parties, any Unpaid Note Amount payable by the Buyer shall be reduced (A) by the amount awarded to the Buyer Indemnified Party (the “Award Amount”) or (B) to $0, if the Award Amount exceeds the Unpaid Note Amount (and the Seller Indemnifying Parties’ obligations with respect to the Award Amount shall be deemed to be satisfied upon and to the extent of such reduction); and if the Unpaid Note Amount is insufficient or otherwise unavailable to satisfy the Award Amount, then the Seller Indemnifying Parties shall, within ten (10) days following written demand by the Buyer Indemnified Party, pay the unsatisfied portion of the Award Amount to the Buyer Indemnified Party; or

(ii)       in the case of the Buyer Indemnifying Parties, the Buyer Indemnifying Parties shall, within ten (10) days following written demand by the Seller Indemnified Party, pay the unsatisfied portion of the Award Amount to the Seller Indemnified Party.

(h)       Priority of Offset. In the case of any offset against and reduction of any Unpaid Note Amount above, such offsets shall: (i) first, be made against the principal and other amounts of the Senior Note (which shall reduce or eliminate, as applicable, the various payments then remaining under the Senior Note in the order in which such payments become due, such that the earliest remaining payment is reduced first, then the second-earliest remaining payment, and so on until the offset amount is fully-applied or the amount of the Senior Note is reduced to zero, as applicable), and then (ii) second, be made against the principal and other amounts of the Sub Note (which shall reduce or eliminate, as applicable, the various payments then remaining under the Sub Note in the order in which such payments become due, such that the earliest remaining payment is reduced first, then the second-earliest remaining payment, and so on until the offset amount is fully-applied or the amount of the Sub Note amount is reduced to zero, as applicable). If the amount of the Senior Note or Sub Note is so reduced, the Parties agree to evidence such reduction in such instrument(s) in a manner reasonably agreed by the Parties.

8.6       No Contribution. Each of the Indemnifying Parties waives, and acknowledges and agrees that he or it shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against any Indemnifying Party in connection with any indemnification obligation or any other Liability to which he or it may become subject under or in connection with this Agreement or any other agreement, document or instrument delivered to the Buyer in connection with this Agreement.

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8.7       Third Party Actions. In the event any Legal Proceeding is instituted against an Indemnified Party that involves or appears reasonably likely to involve an Indemnification Claim hereunder (a “Third Party Claim”), the Indemnified Party will, promptly after receipt of notice of any such Legal Proceeding, notify the Indemnifying Party of the commencement thereof in accordance with Section 8.5(a). The failure to so notify the Indemnifying Party of the commencement of any such Legal Proceeding will relieve the Indemnifying Parties from liability for indemnification pursuant to this Agreement in connection therewith only if and to the extent it is proven that such failure materially and adversely affects the defense of such Legal Proceeding. The Indemnified Party shall have the right, in its sole discretion, to control the defense or settlement of such Legal Proceeding; provided, however, that the Indemnifying Party and its counsel (at the sole expense of the Indemnifying Parties) may participate in (but not control the conduct of) the defense of such Legal Proceeding; and provided, further, that, except with the consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed), no settlement of any such Legal Proceeding with third party claimants shall be determinative of the amount or existence of Damages relating to such matter. In the event that the Indemnifying Party has consented to any such settlement, the Indemnifying Parties shall have no power or authority to object under any provision of this Article VIII to the amount of any such Indemnification Claim. If any Governmental Entity is entitled to take any collection action pending the outcome of such Third Party Claim, the Indemnifying Parties will pay such amounts to the relevant Governmental Entity as required pursuant to the applicable Law.

8.8       Treatment of Indemnification Payments. The Indemnifying Parties and the Indemnified Parties agree to treat (and cause their Affiliates to treat) any payments received by any Indemnified Party pursuant to Section 8.2 and Section 8.3 (including, in the case of the Seller Indemnifying Parties, by reduction of the Unpaid Note Amount) as adjustments to the Purchase Price for all Tax purposes, to the extent permitted by applicable Law.

8.9       Damages Exclusions. Notwithstanding anything to the contrary contained in this Agreement, except in the case of Fraud, under no circumstances will any Indemnifying Party be liable to any Indemnified Party for any exemplary or punitive damages, or for any consequential damages that are not reasonably foreseeable, in each case except to the extent such damages are awarded to a third party pursuant to a Third Party Claim or Legal Proceeding.

8.10       Exercise of Remedies Other Than By Parties. No Indemnified Party (other than, in the case of the Buyer Indemnified Parties, the Buyer or any successor thereto or assign thereof, or in the case of the Seller Indemnified Parties, the Sellers or any successor thereto or assign thereof) shall be permitted to assert any Indemnification Claim or exercise any other remedy under this Agreement unless the Buyer (in the case of the Buyer Indemnified Parties) or the Sellers (in the case of the Seller Indemnified Parties) or any successor thereto or assign thereof shall have consented to the assertion of such Indemnification Claim or the exercise of such other remedy.

8.11       Exclusive Remedy. Except: (a) for equitable remedies, including the right to specific performance and injunctive relief as provided in Section 12.14 and (b) for Claims against the Indemnifying Parties under applicable Law arising out of Fraud committed by any Indemnifying Party or of which any Indemnifying Party had actual knowledge; the Indemnified Parties’ sole and exclusive remedy in the event of a breach of this Agreement or a claim regarding the Transactions shall be pursuant to this Article VIII.

ARTICLE IX

CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE

The obligation of Buyer under this Agreement with respect to the purchase and sale of the Transferred Assets shall be subject to the fulfillment on or prior to the Closing of each of the following conditions, any of which may be waived in writing by Buyer:

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9.1       Accuracy of Representations and Warranties. (a) Each of the representations and warranties of the Sellers set forth in this Agreement except for the Fundamental Representations shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) on and as of the Closing Date as if made on and as of such date (except to the extent any such representation or warranty is expressly made as of an earlier date or time, in which case as of such earlier date or time), and (b) each of the Fundamental Representations shall be true and correct in all respects on and as of the Closing Date as if made on and as of such time (except to the extent any such representation is expressly made as of an earlier date or time, in which case as of such earlier date or time).

9.2       Performance of this Agreement. The Sellers shall have complied with or performed in all material respects all of the Sellers’ covenants and agreements required by this Agreement and each other Transaction Document to be performed or complied with by them on or prior to the Closing.

9.3       No Material Adverse Effect. Since the date of this Agreement, there shall have been no Material Adverse Effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4       Officer’s Certificate. The Sellers shall have delivered to Buyer a certificate, duly executed by an executive officer of the Sellers on behalf of the Sellers, certifying that the conditions set forth in Section 9.1, Section 9.2 and Section 9.3 have been satisfied.

9.5       No Injunctions, Orders or Restraints; Illegality. No preliminary or permanent injunction or other order, decree or ruling issued, entered, enacted or enforced by a court or other Governmental Entity of competent jurisdiction nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity of competent jurisdiction shall be in effect which would have the effect of (a) making the consummation of the Transactions illegal or (b) otherwise prohibiting the consummation of the Transactions (each, a “Governmental Prohibition”). No Legal Proceeding shall be pending or threatened that seeks to prevent, make illegal, materially delay or alter the Closing or the Transactions.

9.6       IRS Forms. Parent shall have delivered to Buyer a completed, valid and duly executed IRS Form W-9 for Parent.

9.7       Certain Agreements. The Parties shall have negotiated and agreed upon (a) a transition services agreement in form and substance mutually acceptable to the Parties (the “Transition Services Agreement”), and (b) a license agreement in form and substance mutually acceptable to the Parties (the “License Agreement”), and the applicable Sellers shall have delivered to Buyer a duly executed counterpart to the Transition Services Agreement and the License Agreement.

9.8       Braintree Arrangements. Braintree shall have approved, delivered and taken all necessary documents and actions in order to authorize and arrange for Buyer’s bank account to receive all credit card and other electronic transfer payments with respect to the Business, such that as of Closing such payments will cease being paid to Sellers and will instead be paid to Buyer.

9.9       Deliveries to Buyer. At the Closing, Sellers shall deliver, or cause to be delivered, to Buyer each the following:

(a)       (i) the Transferred Assets, free and clear of any Liens other than Permitted Liens, and (ii) the Bill of Sale, Trademark Assignment Agreement and Assignment and Assumption Agreement required to be delivered pursuant to Article III, duly executed by Sellers;

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(b)       a certificate, dated as of the Closing Date and executed by the secretary or an assistant secretary (or similar officer) of each Seller, certifying as to and attaching (i) the resolutions approved by its Board of Directors or sole member, as applicable, authorizing the execution, delivery, and performance of this Agreement and its Transaction Documents and the consummation of the transactions contemplated by this Agreement and its Transaction Documents, and (ii) the names and signatures of the officers of each Seller authorized to execute this Agreement, its Transaction Documents, and the other documents to be delivered by it under this Agreement and its Transaction Documents.

(c)       each Transaction Document to which Seller is contemplated to be a party, duly executed by such Persons;

(d)       documentation evidencing that all Liens applicable to the Transferred Assets other than Permitted Liens have been, or immediately upon the occurrence of the Closing shall be, released and terminated;

(e)       a digital copy of the Data Room evidencing the documents that were made available, which shall indicate, for each document, the date that such document was first uploaded to the Data Room; and

(f)       evidence from the Secretary of State of the State of Delaware and the Secretary of State of the State of California, as applicable, dated no earlier than twenty (20) Business Days prior to the date of this Agreement, as to the legal existence and good standing of each Seller.

9.10     Frustration of Closing Conditions. Buyer may not assert that a condition set forth in this Article IX is not satisfied if the failure of such condition to be satisfied was caused by Buyer’s failure to use the standard of efforts required from Buyer to consummate the Transactions.

ARTICLE X

CONDITIONS PRECEDENT TO SELLERS’ OBLIGATION TO CLOSE

The obligation of the Sellers under this Agreement with respect to the purchase and sale of the Transferred Assets shall be subject to the fulfillment on or prior to the Closing of each of the following conditions, any of which may be waived in writing by the Sellers (or by Parent on their behalf):

10.1     Accuracy of Representations and Warranties; Performance of this Agreement. Each of the representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) on and as of the Closing Date as if made on and as of such date (except to the extent any such representation or warranty is expressly made as of an earlier date or time, in which case as of such earlier date or time), except where the failure of any such representation or warranty to be true and correct in all material respects would not reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair the consummation of the Transactions or the ability of Buyer to fully perform its covenants and obligations pursuant to this Agreement.

10.2     Performance of this Agreement. Buyer shall have complied with or performed in all material respects all of Buyer’s covenants and agreements required by this Agreement and each other Transaction Document to be performed or complied with by it on or prior to the Closing.

10.3    Officer’s Certificate. Buyer shall have delivered to Parent a certificate, duly executed by an executive officer of Buyer, certifying that the conditions set forth in Section 10.1 and Section 10.2 have been satisfied.

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10.4     No Injunctions, Orders or Restraints; Illegality. No preliminary or permanent injunction or other order, decree or ruling issued, entered, enacted or enforced by a court or other Governmental Entity of competent jurisdiction nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity of competent jurisdiction shall be in effect which would have the effect of a Governmental Prohibition. No Legal Proceeding shall be pending or threatened that seeks to prevent, make illegal, materially delay or alter the Closing or the Transactions.

10.5    Certain Agreements. The Parties shall have negotiated and agreed upon (a) the Transition Services Agreement, and (b) the License Agreement, and Buyer shall have delivered to Parent a duly executed counterpart to the Transition Services Agreement and the License Agreement.

10.6     Deliveries to Parent. At the Closing, Buyer shall deliver, or cause to be delivered, to Parent each the following:

(a)       the Bill of Sale, Trademark Assignment Agreement and Assignment and Assumption Agreement required to be delivered pursuant to Article III, duly executed by Buyer;

(b)       a certificate, dated as of the Closing Date and executed by the secretary or an assistant secretary (or similar officer) of each of Buyer and Holdco, certifying as to and attaching (i) the resolutions approved by its respective Board of Managers authorizing the execution, delivery, and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated by this Agreement and the Transaction Documents, and (ii) the names and signatures of the officers of Buyer or Holdco, as applicable, authorized to execute this Agreement, the Transaction Documents, and the other documents to be delivered by Buyer and Holdco under this Agreement and the Transaction Documents;

(c)       each Transaction Document to which Buyer is contemplated to be a party, duly executed by Buyer;

(d)       evidence from the Secretary of State of the State of Delaware, dated no earlier than twenty (20) Business Days prior to the date of this Agreement, as to the legal existence and good standing of Buyer and Holdco.

10.7    Frustration of Closing Conditions. No Seller may assert that a condition set forth in this Article X is not satisfied if the failure of such condition to be satisfied was caused by a Seller’s failure to use the standard of efforts required from them to consummate the Transactions.

ARTICLE XI

TERMINATION

11.1     Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing:

(a)       by mutual written consent of Parent and Buyer;

(b)       by Buyer, if the Sellers are in breach of any representation, warranty, covenant or agreement on the part of the Sellers set forth in this Agreement such that the conditions set forth in Article IX would not be satisfied, and such breach is not cured at the sole cost, expense and Liability of Sellers, or is incapable of being cured, by the thirtieth (30th) Business Day after receipt of written notice by Buyer to Parent of such breach; provided, that Buyer is not then in material breach of this Agreement so as to cause any of the conditions set forth in Article X not to be satisfied;

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(c)       by Parent, if Buyer is in breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement such that the conditions set forth in Article X would not be satisfied, and such breach is not cured at the sole cost, expense and Liability of Buyer, or is incapable of being cured, by the thirtieth (30th) Business Day after receipt of written notice by Parent to Buyer of such breach; provided, that the Sellers are not then in material breach of this Agreement so as to cause any of the conditions set forth in Article IX not to be satisfied; or

(d)       by Parent or Buyer if the Closing shall not have occurred on or before July 10, 2023 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 11.1(d) shall not be available to any Party whose action or failure to fulfill any obligation under this Agreement has been a principal cause of, or resulted in, the failure of the Parties to consummate the Closing by the Outside Date (or in the case of termination by Parent, where the action or failure of a Seller to fulfill any obligation under this Agreement has been a principal cause of, or resulted in, the failure of the Parties to consummate the Closing by the Outside Date).

11.2    Effect of Termination. In the event of termination of this Agreement as provided in Section 11.1, this Agreement shall forthwith become void and there shall be no liability on the part of any Party except that (a) this Section 11.2 and Section 12.2 shall survive any such termination, and (b) nothing herein shall relieve any Party from liability for any Willful and material breach of this Agreement occurring prior to such termination that is uncured at the time of such termination. For the purposes of this Section 11.2, “Willful” means that the breaching Party took an action or failed to take an action and knew, or reasonably should have known, that the undertaking of such action or the failure to take an action would, or would reasonably be expected, to cause a breach of this Agreement by such breaching Party.

ARTICLE XII

MISCELLANEOUS

12.1    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one Business Day after being sent for next business day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, or (c) if sent by email transmission, upon transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto); provided that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such Party below (or to such other physical address or email address as such Party shall have specified in a written notice given to the other Parties):

If to a Seller:

c/o AMASS Brands Inc.

927 Santa Fe Avenue

Los Angeles, CA 90021

Attn: Mark T. Lynn, Chief Executive Officer

Email: mark@amass.com

with a copy to (which shall not constitute notice):

Cooley LLP

110 N. Wacker Drive, Suite 4200

Chicago, IL 60606-1511

Attention: Erin Kirchner

Email: ekirchner@cooley.com

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If to Buyer:

c/o Louis Amoroso

[***]

Email: louis@drinks.com

with a copy to (which shall not constitute

notice):

Barnes & Thornburg LLP

One North Wacker Drive, Suite 4400

Chicago, IL 60606

Attention: Mark Kindelin

Email: Mark.Kindelin@btlaw.com

12.2     Expenses. Except for the Transfer Taxes, if applicable, each Party shall bear its own expenses and costs, including the fees and expenses of any attorney retained by it, incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby.

12.3    Governing Law; Forum Selection. This Agreement and all disputes arising out of or relating hereto shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts made and performed entirely with the State of Delaware, without giving effect to any Laws or principles of conflicts of laws that would cause the Laws of any other jurisdiction to apply. Each Party hereby (a) submits to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware (the “Chosen Courts”) in any Legal Proceeding arising out of or relating to this Agreement, (b) agrees that all Claims in respect of such Legal Proceeding may be heard and determined only in any such Chosen Court, (c) waives any Claim of inconvenient forum or other challenge to venue in such Chosen Court, and (d) agrees not to bring or maintain any Legal Proceeding arising out of or relating to this Agreement before any Governmental Entity other than the Chosen Courts. The Sellers and Buyer each irrevocably consents to service of process out of the aforementioned courts and waives any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or in connection with this Agreement brought in the aforementioned courts.

12.4     WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY PROCEEDING IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, WHETHER PURPORTING TO BE AT LAW OR IN EQUITY, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

12.5    Assignment. This Agreement binds and benefits the Parties and their respective successors and assignees. No Party hereto shall have the right to freely assign any of its rights or delegate performance of any of its obligations under this Agreement, without the prior written consent of the other Parties, except that Buyer may assign any of its rights, delegate the right to receive any Transferred Assets, and delegate performance of any of its obligations under this Agreement (i) to any Affiliate of Buyer, or (ii) in connection with a business combination transaction, provided that no such assignment or delegation will relieve Buyer from any of its obligations hereunder.

12.6     Successors and Assigns. Subject to Section 12.5, all agreements made and entered into in connection with this Transaction shall be binding upon and inure to the benefit of the Parties hereto, their successors and permitted assigns.

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12.7     Amendments; Waivers. No alteration, modification or change of this Agreement shall be valid except by an agreement in writing executed by the Parties hereto. Except as otherwise expressly set forth herein, no failure or delay by any Party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the Parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

12.8     Entire Agreement. This Agreement (including the Exhibits and Disclosure Schedules which are hereby incorporated by reference into and made a part of this Agreement for all purposes) merges all previous negotiations and agreements between the Parties hereto, either verbal or written, and constitutes the entire agreement and understanding between the Parties with respect to the subject matter of this Agreement.

12.9     Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be an original, but all of which together shall constitute one agreement. Facsimile or PDF signatures shall be deemed original signatures.

12.10   Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law, but only as long as the continued validity, legality and enforceability of such provision or application does not materially (a) alter the terms of this Agreement, (b) diminish the benefits of this Agreement or (c) increase the burdens of this Agreement, for any Person.

12.11  Section Headings. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

12.12  Interpretation. As each Party has participated in the drafting of this Agreement, any ambiguity shall not be construed against any Party as the drafter. Unless the context of this Agreement clearly requires otherwise, (a) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (b) “including” has the inclusive meaning frequently identified with the phrase “including, but not limited to”, and (c) references to “hereof,” “hereunder” or “herein” or words of similar import relate to this Agreement.

12.13   Third Parties. Nothing herein, expressed or implied, is intended to or shall confer on any Person other than the Parties hereto any rights, remedies, obligations or Liabilities under or by reason of this Agreement.

12.14  Specific Performance. Buyer and the Sellers agree that irreparable damage would occur and that the Parties hereto would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without proof of actual damages or otherwise (and, to the fullest extent permitted by Law, each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity.

12.15   Definitions. For purposes of this Agreement, the term:

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“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the powers to direct or cause the direction of management or policies of a Person, through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Alcohol Laws” means all Laws and regulations, both foreign and domestic, as applicable related to the taxation, manufacture, import, purchase, distribution, bottling, packaging, labeling, marketing and sale of alcohol or alcoholic beverages, including by the Alcohol and Tobacco Tax and Trade Bureau, United States Department of Treasury and individual country, state, county, city and other jurisdictional alcohol regulatory bodies and taxing authorities.

“Braintree” means Braintree, a division of PayPal, Inc.

“Business Confidential Information” shall mean any materials and information that is confidential (whether or not specifically labeled or identified as “confidential”), or a trade secret, in any form or medium, that is included in the Transferred Assets,; provided, however, that Business Confidential Information shall not include any information that (i) Buyer at such time actually knows is also confidential information of, or a trade secret of, the Sellers’ Retained Business as it exists as of the Closing (in which case that information shall be deemed Shared Business Confidential Information); (ii) is in the public domain or becomes generally known in the public domain through no wrongful act on the part of the Sellers or their respective Affiliates, (iii) is Shared Customer Data or Licensed Marketing Materials, (iv) is made available to the Sellers by a third party on a non-confidential basis provided that such third party is not bound by a confidentiality agreement, or other obligation of secrecy to, with respect to such information, or (v) which is independently developed by Sellers or their Affiliates after the Closing without the use of the Business Confidential Information or the Shared Business Confidential Information and not in violation of this Agreement.

“Business Day” means any day on which banks are not required or authorized to close in the City of San Francisco, California.

“Business Employees” means the individuals set forth on Schedule 7.7.

“BWSC” means BWSC, LLC, a Delaware limited liability company.

“Claim” means and includes all past, present and future disputes, claims, controversies, demands, rights, obligations, Liabilities, credits, rights of set off, actions and causes of action of every kind and nature, including without limitation: (i) any unknown, inchoate, unsuspected or undisclosed claim; and (ii) any claim, right or cause of action based upon any breach of any express, implied, oral or written Contract.

“Code” means the Internal Revenue Code of 1986, as amended.

“Competing Transaction” means any of the following (other than the transactions contemplated by this Agreement or otherwise with Buyer or any of its Affiliates): (i) any merger, consolidation, share exchange, business combination, recapitalization or other similar transaction, directly or indirectly, involving the Business or any portion thereof, or (ii) any sale, lease, exchange, dividend, mortgage, pledge, license, transfer or other disposition, directly or indirectly, of (A) the Business or (B) any of the Transferred Assets (in a single transaction or a series of related transactions).

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“Contract” means any binding agreement, contract, note, mortgage, bond, indenture, lease, benefit plan or other instrument whether written or oral.

“Customer Data” means, other than Transferred User Data, (i) any Personal Data or other data or information regarding any current, historical or prospective customers or clients, in each case to the extent that it was generated or acquired by or for the Business at any time (including prior to purchase by the Sellers) or that reflects or includes all or any portion of the current, historical or prospective customers or clients of the Business, and (ii) all copies, lists, databases and compilations of such information, or any portion thereof (in each case in any form, electronic or otherwise) in the possession or control of the Sellers or their Affiliates.

“Damages” means the amount of: (i) any damage (including diminution in value), loss, Liability, Claim, deficiency, Tax, judgment, fine, penalty, cost or other expense (including reasonable attorneys’, consultants’ and experts’ fees and expenses) directly or indirectly paid, sustained or incurred by the Buyer Indemnified Parties (or any of them); (b) any and all reasonable fees and costs of enforcing the Buyer Indemnified Parties’ rights under this Agreement; and (c) any and all reasonable fees and costs of defending any Third Party Claims with respect to which Seller has an obligation to indemnify, compensate or reimburse any Buyer Indemnified Parties pursuant to Article VIII.

“Data Room” means the online data room hosted on behalf of the Sellers by Intralinks in connection with the Transactions.

“EBITDA” means, for any applicable period, the sum of the Business’s (i) net income or loss for such period (excluding any extraordinary gains and losses), plus (ii) all interest expense for such period, plus (iii) all income tax expenses deducted in arriving at such net income or loss calculation, plus (iv) all non-cash charges or expenses, plus depreciation expenses for such period, plus (v) amortization expenses for such period.

“Employee Plan” means (i) any employee benefit plan (within the meaning of Section 3(3) of ERISA), (ii) any retirement, welfare benefit, bonus, incentive, supplemental retirement, deferred compensation, retiree welfare, life insurance, performance award, severance, Code Section 125 flexible benefit or vacation or other paid time-off plan, program or agreement and (iii) any individual employment, retention, termination, change of control, stock option, stock purchase, restricted stock, restricted stock unit, phantom stock, stock appreciation right, severance or other similar Contract or agreement, in each case, pursuant to which the Sellers or their Affiliates are a party or with respect to the Sellers or their Affiliates have any obligation or Liability or which are maintained, contributed to or sponsored by any Seller or any Affiliate with respect to, or for the benefit of any employee or beneficiary thereof.

“ERISA” means the federal Employee Retirement Income Security Act of 1977, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means any (i) Taxes of the Sellers (or any member, stockholder or Affiliate of the Sellers), or for which the Sellers (or any member, stockholder or Affiliate of the Sellers) may be liable, for any taxable period; (ii) to the extent not included in the preceding clause (i), Taxes related to any Excluded Asset or any Liability that is not an Assumed Liability, in each case, for any taxable period; (iii) Taxes relating to the Business, the Transferred Employees, the Transferred Assets or the Assumed Liabilities for any Pre-Closing Tax Period (for the avoidance of doubt, excluding any Taxes of Holdco or Buyer associated with the assumption of the Assumed Liabilities); (iv) Tax of another Person that the Sellers are liable for (including under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or non-U.S. Law) as a result of being a member of an affiliated, consolidated, combined or unitary group on or before the Closing Date (including under Section 1.1502-6 of the Treasury Regulations or any similar provision of state, local, or non-U.S. Law) or as a transferee or successor, by Contract or by operation of Law, and (v) Taxes imposed on Buyer as a result of the application of or any failure to comply with any bulk sales Laws and other similar Laws in any applicable jurisdiction in respect of the Transaction, but excluding the portion of Transfer Taxes payable by Buyer under Section 7.6(a) above.

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“Finished Goods Inventory” means the portion of the Inventory consisting of finished case goods of wine.

“Fraud” means actual common law fraud under the Laws of the State of Delaware solely in connection with the making of the representations and warranties set forth in this Agreement.

“Fundamental Representations” means the representations and warranties in Section 6.1, Section 6.2, Section 6.3(a), Section 6.3(b), Section 6.12(d), Section 6.17 and Section 6.21 of this Agreement.

“Gift Card Excess” means the amount, but in no event less than $0, by which the aggregate amount of Gift Card Obligations included in the Assumed Liabilities exceeds $3,873,978.

“Gift Card Obligations” means, as of any date, the aggregate amount Gift Cards outstanding as of such date that remain redeemable from and/or in connection with the Business on such date; provided, that, for the avoidance of doubt, such “Gift Card Obligations” shall not include any amounts that are required to have been paid to a Governmental Entity as of the Closing Date under escheatment or similar Laws pertaining to abandoned property.

“Gift Cards” means any and all certificates (including gift, credit, and discount certificates), cards (including pre-paid cards and gift cards), coupons, vouchers, credits (including restaurant, store, and merchant credits) representing or entitling (or purporting to entitle) the holder or recipient thereof to any discount or value (whether cash or credit or otherwise), including any discount, credit, or the like for goods or services (including food or beverages), in any form whatsoever, including paper, card, or other physical form, log-entry, electronic or virtual, or otherwise, and including any similar or related card, credit, certificate, coupon, voucher, or other value, right, or benefit.

“Governmental Entity” means any supranational, national, state, provincial, municipal, local or foreign government or any instrumentality, subdivision, court, administrative agency or commission or other authority thereof.

“Hazardous Substance” means (i) any petroleum or petroleum product, flammable explosive, radioactive material, medical waste, radon, asbestos or asbestos-containing material or polychlorinated biphenyls (PCBs); and (ii) any element, compound, substance, waste or other material that is regulated under any Environmental Law or is defined as, or included in the definition of, or deemed by or pursuant to any Environmental Law or by any Governmental Entity to be “hazardous,” “toxic,” a “contaminant,” “waste,” a “pollutant,” “hazardous substance,” “hazardous waste,” “restricted hazardous waste,” “hazardous material,” “extremely hazardous waste,” a “toxic substance,” a “toxic pollutant” or words with similar meaning, including any element, compound, substance, waste or other material that is regulated under the federal Comprehensive Environmental Response, Compensation, and Liability Act, the Superfund Amendments Reauthorization Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Oil Pollution Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, and other similar federal, state or local environmental conservation and protection Laws, each as amended.

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“Indebtedness” means, with respect to a Person, all Liabilities and other obligations of such Person (i) for borrowed money, loans or advances; (ii) to repay any amounts owed as evidenced by notes, debentures, bonds or other similar instruments reflecting indebtedness; (iii) under any conditional sale, title retention or similar arrangement, or with respect to any deferred purchase price of any of the Transferred Assets or services (but excluding trade accounts payable); (iv) to reimburse any obligor on any letter of credit or similar credit transaction securing obligations of any Person; (v) under any leases that have been or should be, in accordance with GAAP, recorded as capital leases, (vi) constituting a guarantee of any Liabilities or obligations of any other Persons, including any residual value guarantees or other customer guarantees (including trade-in options); and (vii) any unpaid principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitments and other fees, indemnities and all other amounts payable in connection with any of the forgoing; in each case, without duplication.

“Intellectual Property Rights” means all intellectual property and industrial property rights, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether domestic and foreign, federal, state or provincial, and whether registered or unregistered, including any and all rights in and to: (i) patents and patent applications, and all patents issuing thereon, including without limitation utility, model, industrial design and design patents and certificates of invention, together with all reissue patents, patents of addition, divisionals, provisional applications, renewals, continuations, continuations-in-part, substitutions, additions, extensions, confirmations, re-examinations, and all foreign counterparts of the forgoing, as well as any applications claiming priority to any of the foregoing, and all inventions and improvements disclosed therein (collectively, “Patents”); (ii) trademarks, service marks, trade dress, trade names, brand names, designs, logos, commercial symbols, corporate names, design rights and other similar designations of source, sponsorship, association or origin, and all registrations, applications, and goodwill associated therewith (collectively, “Trademarks”); (iii) copyrights and all works of authorship or expression, whether or not registered or copyrightable, including copyrights, author, performer, moral and neighboring rights, and all applications, registrations, and renewals in connection therewith (collectively, “Copyrights”); (iv) domain names and registrations for any of the foregoing; (v) rights in trade secrets; (vii) all other intellectual property and proprietary rights in any form or medium known or later devised, including other proprietary rights in Technology; (viii) all rights of priority and protection of interests therein, and rights to sue for, collect and recover damages, profits, restitution and any other remedy in connection with any past, present and future infringement, misappropriation, dilution, misuse, breach, default or other violation associated with any of the foregoing, and (ix) the right to register, prosecute, maintain or record any of the foregoing.

“Inventory Shortfall” means the amount, but in no event less than $0, by which the Inventory Value is less than $5,000,000.

“Inventory Value” means the aggregate value of: (i) the Inventory included in the Transferred Assets as of the Closing; plus (ii) the Inventory sold by the Business through the Transferred Platform in the Ordinary Course of Business during the period from 12:01 am local time on June 1, 2023 through the Closing, but only to the extent the sale proceeds from such sold Inventory are included as revenue in the calculation of the Pre-Closing Earnings. For such valuation purposes, each item of Inventory shall be valued at the lower of cost or market value after accounting for inventory reserve, in each case as determined in accordance with GAAP (and based on specific identification of the cost by item (as opposed to FIFO, LIFO or weighted average methodology)).

“IP Licenses” means all Contracts pursuant to which the Sellers have (i) acquired or received a license or other rights in (including usage rights) or to any Intellectual Property Rights of a third-party that is used in the Business as of the Closing; or (ii) licensed, granted or transferred the right to use any Transferred IPR to any Person.

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“IRS” means the United States Internal Revenue Service.

“Knowledge” means, with respect to the Sellers, the actual knowledge of Erin Green, Andrew Kim, Krishna Shivdasani and Mark Lynn (the “Knowledge Persons”) or the knowledge that any Knowledge Person reasonably should know or reasonably could be expected to have discovered after making reasonable inquiry of their reports with operational responsibility for the particular matter in question.

“Law” means any federal, state, provincial, territorial, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, edict, decree, proclamation, treaty, convention, ordinance, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Entity (including those laws relating to record keeping, customs, export and sanctions compliance, foreign assets control, foreign corrupt practices, possession and handling of classified information, data privacy and security, or zoning).

“Lease” means all leases of real property or personal property.

“Legal Proceeding” means any private or governmental action, arbitration, audit, Claim, charge, cause of action, complaint, controversy, demand, hearing, investigation, litigation, suit or other proceeding (whether civil, criminal, administrative, investigative or informal, and whether at law or in equity) commenced, brought, conducted or heard by or before, or otherwise involving, any court, tribunal or other Governmental Entity or arbitrator.

“Liability” means any liability, debt, responsibility, guarantee, claim, demand, expense, commitment, duty or obligation (whether known or unknown, direct or indirect, absolute or contingent or conditional, accrued or unaccrued, matured or unmatured, liquidated or unliquidated, asserted or unasserted, or due or to become due, and including those that are implied, vicarious, inchoate, derivative, joint, several or secondary) of every kind and description, including all costs and expenses related thereto, in each case regardless of whether such matter would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such matter is immediately due and payable.

“Lien” means any mortgage, lien, claim, pledge, charge, security interest or encumbrance of any kind.

“LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Holdco dated as of the Closing Date.

“Material Adverse Effect” means any event, circumstance, change in or effect on the Business that is, or would reasonably be expected to have a material adverse effect on the Transferred Assets or the Business, in each case taken as a whole; provided, however, that none of the following events, effects, occurrences, developments, state of circumstances, changes, facts or conditions shall be deemed, either alone or in combination, to constitute a Material Adverse Effect, or to be taken into account in determining whether there has or will be a Material Adverse Effect: (a) changes or effects in business, economic, social, political, Tax, regulatory or legal conditions or financial markets generally or within the United States; (b) changes in GAAP, (c) changes or effects that arise out of or are attributable to the commencement, occurrence, continuation or intensification or reduction or cessation of any war (whether or not declared), sabotage, armed hostilities or acts of terrorism, (d) earthquakes, hurricanes or other natural disasters, (e) any epidemics, pandemics, disease outbreaks, or other public health emergencies, including the COVID-19 pandemic, (f) changes or effects that relate to any failure by the Sellers to meet internal projections or forecasts for any period (including with respect to the Transferred Assets or the Business), (g) changes or effects that arise out of or are attributable to the negotiation, execution, public announcement or performance of this Agreement, (h) changes in applicable Laws after the date hereof, or (i) any actions taken by the Sellers as expressly required by this Agreement or with Buyer’s consent; provided, that with respect to clauses (a) and (b), such changes may be taken into account only to the extent they have a disproportionate impact on the Business and the Sellers relative to other companies operating in the same industry; provided, further, that with respect to clause (f), the underlying cause for any such failure or change may be taken into account in determining whether there has or will be Material Adverse Effect to the extent not otherwise excluded by another clause of the first proviso of this section.

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“Open Source Software” means any software that is distributed as “free software” or “open source software” (as such terms are commonly understood in the software industry), including software code or other materials that are licensed under any of the following open source licenses or licenses similar to the following: (i) GNU’s General Public License (GPL), Lesser/Library GPL (LGPL), Affero General Public License (AGPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Sun Industry Standards License (SISL); (vii) the BSD License; (viii) the Apache License; (ix) Creative Commons License; (ix) the Python License, Common Development and Distribution License, Microsoft Public License, Common Public License, ISC License, Ruby License, MIT License, PostgreSQL License or Eclipse License; or (x) any other licenses identified by the Open Source Initiative as “open source licenses” (such licenses or agreements are collectively, “Open Source Licenses”).

“Ordinary Course of Business” means the ordinary and usual course of normal day-to-day operations of the Sellers’ Business, as conducted by the Sellers consistent with past custom and practice (including with respect to quantity and frequency) after the BR Purchase and prior to the date hereof; provided, that in no event shall “Ordinary Course of Business” include any breach of Law or Contract, or violation of any Permit.

“Other IP” means Intellectual Property Rights other than Patents and Trademarks.

“Permit” means any license, permit, franchise, approval, authorization, registration, certification, accreditation and consent of any Governmental Entity.

“Permitted Liens” means: (i) statutory Liens for Taxes and other governmental charges and assessments which are not yet delinquent and for which adequate reserves have been established in Seller’s financial statements; (ii) rights reserved to any Governmental Entity to regulate the affected asset, none of which, individually or in the aggregate, adversely detract from the value of any of the Transferred Assets or interfere with the right or ability to own, use, dispose of or operate any of the Transferred Assets; (iii) mechanics, materialmen’s and similar Liens arising or incurred in the Ordinary Course of Business with respect to any amounts that are not yet due and payable and which are not individually or in the aggregate material to the Business or the Transferred Assets, (iv) to the extent terminated at or prior to the Closing, Liens securing payment, or any other obligations, of the Business with respect to Indebtedness, (v) Liens arising under works’ compensation, unemployment insurance, social security, retirement or similar Laws, and (vi) Liens described in Schedule 1.1(a).

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a Governmental Entity.

“Personal Data” means any information Processed by or on behalf of a Seller or its Affiliate in connection with the Business (a) defined as “personal data,” “personally identifiable information,” “personal information,” “PII” or similar term or concept in any applicable Law.

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“Pre-Closing Earnings Amount” means the greater of $0 or the amount of the Pre-Closing Earnings.

“Pre-Closing Earnings” means, for the period from 12:01 am local time on June 1, 2023 through the Closing, (i) the EBITDA of the Business (as operated by the Sellers and their Affiliates), plus (ii) any expenses and costs, including the fees and expenses of any attorney, incurred by the Business in connection with (A) the preparation of this Agreement and the consummation of the transactions contemplated hereby, or (B) the BR Purchase and the preparation of the related documentation and the consummation of the transactions contemplated by the BR Purchase. For the avoidance of doubt, such EBITDA shall be calculated solely based on the operations of the Business being sold to Buyer, and shall not include any inputs related to the Retained Business (including any expenses, costs. losses or amounts that are Excluded Liabilities, or that would be so if they existed at Closing). Finally, when calculating such EBITDA, the cost of any Inventory sold shall be deemed to be $0. Notwithstanding anything to the contrary in this Agreement, the calculations of Pre-Closing Earnings and EBITDA of the Business are qualified by the fact that the Business has not operated as a separate “stand alone” entity within the Sellers; in certain operational areas, the Business is dependent upon centralized functional activities of the Sellers, the costs of which have not been historically allocated to the Business. As a result, the Business has been allocated certain internal charges and credits (including overhead expenses and cost of goods sold for the Seller Products) for purposes of the preparation of the calculations of Pre-Closing Earnings and EBITDA of the Business. Such allocations of charges and credits (including overhead expenses and cost of goods sold for the Seller Products) have been made in good faith with the intent of accurately presenting to the extent practicable the calculations of Pre-Closing Earnings and EBITDA of the Business, but may not necessarily reflect the amounts that would have resulted from arms-length transactions or the actual costs that would be incurred if the Business were operated as an independent enterprise.

“Pre-Closing Tax Period” means any taxable period that ends on or before the Closing Date, and the portion of any Straddle Period that ends on the Closing Date.

“Processed” or “Processing” means, with respect to Personal Data, any operation or set of operations performed on such Personal Data, whether or not by automated means, such as the use, collection, processing, storage, recording, organization, adaption, alteration, transfer, retrieval, consultation, disclosure, dissemination, deletion, erasure, destruction or combination of such Personal Data.

“Release” and “Removal” as used herein shall have the same meaning and definition as set forth in paragraphs (22) and (23), respectively, of Title 42 U.S.C. Section 9601 and any applicable Environmental Law.

“Representatives” means any director, officer, employee, manager, agent, accountant, consultant, legal counsel, advisor or other representative of a Party.

“Retained Business” means any business now, previously or hereafter conducted by the Sellers or their respective Affiliates other than the Business.

“Securities Act” means the Securities Act of 1933, as amended.

“Shared Business Confidential Information” means all material and information that is confidential (whether or not specifically labeled or identified as “confidential”), or a trade secret, in any form or medium, to the extent licensed under the License Agreement or disclosed to Buyer by Sellers in connection with the transactions contemplated hereunder, including the Shared Customer Data, but excluding the Business Confidential Information. Notwithstanding the foregoing, “Shared Business Confidential Information” does not include information that (i) was or has become generally available to the public other than as a result of disclosure by Buyer after the date hereof in breach of this Agreement, (ii) is made available to the Sellers by a third party on a non-confidential basis provided that such third party is not bound by a confidentiality agreement, or other obligation of secrecy to, with respect to such information, (iii) is independently developed by Buyer after the Closing without the use of the Shared Business Confidential Information and not in violation of this Agreement, or (iv) is Transferred Customer Data or Transferred User Data.

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“Shared Customer Data” means the list of email addresses included in Schedule 1.1(a)(xii).

“Straddle Period” means any taxable period that begins on or before and ends after the Closing Date.

“Subscription Excess” means the amount, but in no event less than $0, by which the aggregate amount of Subscription Obligations included in the Assumed Liabilities exceeds $20,207,609.

“Subscription Obligations” means obligations in respect of customer credits redeemable for products of the Business arising out of monthly fees paid by participants in the Business’ direct to consumer programs.

“Subsidiary” of any Person means any corporation or other form of legal entity an amount of the outstanding voting securities of which sufficient to elect at least a majority of its board of directors or other governing body (or, if there are not such voting securities, 50% or more of the equity interests of which) is owned or controlled, directly or indirectly, by such Person.

“Tax” means (i) all federal, state, local, foreign or other taxes of any kind whatsoever and any similar fees, assessments or charges (together with any and all interest, penalties and additions to tax imposed with respect thereto) imposed by any tax authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, severance, excise, withholding, ad valorem, value added, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, unclaimed property, escheatment or net worth, and taxes or other charges in the nature of a tax; and (ii) any Liability for the payment of amounts described in clause (i) as a result of being a successor, a transferee or a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation under any Tax sharing, indemnity or similar agreement or other Contract or arrangement.

“Tax Return” means any return, declaration, report, estimate, claim for refund, or information return or statement or other document relating to, or required to be filed in connection with, any Taxes, including any schedule, form, attachment thereto or amendment thereof.

“Technology” means algorithms, application programming interfaces, apparatus, devices, diagrams, inventions (whether or not patentable), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, computer software, including without limitation, computer programs, operating systems, applications, product development software, code, work product, firmware, tools, graphics, schematics, interfaces, architecture, file formats, routines, algorithms, and any and all specifications and documentation (including training and user manuals) related thereto, subroutines, techniques, user interfaces, web sites, social media pages or accounts, mobile applications, confidential and proprietary information, know-how, formulae, ideas, concepts, discoveries, innovations, improvements, results, reports, documentation, research, laboratory and programmer notebooks, procedures, proprietary technology, operating and maintenance manuals, engineering and other drawings and sketches, business and marketing plans, business manufacturing and production, processes, techniques, designs, specifications and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, notebooks, prototypes, samples, studies and summaries), but excluding data.

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“Third-Party Technology” means Open Source Software and the Technology provided under the vendor Contracts listed on Schedule 1.1(a)(viii).

“Transaction Documents” means this Agreement and all other agreements, documents and instruments executed in connection herewith or required to be executed or delivered by Buyer or the Sellers in accordance with the provisions of this Agreement.

“Transferred Customer Data” means all Customer Data, other than Shared Customer Data.

“Transferred IPR” means (i) the Transferred Trademarks and Transferred Other IP, (ii) the right to register, prosecute, maintain or record any of the foregoing; and (iii) rights to damages and payments for past, present and future infringements and misappropriations thereof.

“Transferred Personal Data” means Personal Data that is part of the Transferred User Data, Transferred Customer Data, and Shared Customer Data.

“Transferred Platform” means the online platform used by the Sellers to operate a direct to consumer retail wine operation, subscription box and wine club, located at the domain names listed on Schedule 1.1(a)(vi).

“Transferred Technology” means the items of Technology listed or described on Schedule 1.1(a)(ii).

“Transferred User Data” means (i) any Personal Data or other data or information collected by or on behalf of the Sellers or the Business from or about users of the Transferred Platform or any social media accounts of the Business (or any of the foregoing platform’s or accounts’ predecessors), or from or about such user’s devices, other than Shared Customer Data, and (ii) all copies, lists, databases and compilations of such information, or any portion thereof (in each case in any form, electronic or otherwise) in the possession or control of the Sellers or their Affiliates, other than Shared Customer Data.

“Units” shall have the same meaning and definition as set forth in the LLC Agreement.

“Unpaid Note Amount” means, at any time of determination, any amount of outstanding principal, accrued interest, or other amounts then owing under the Senior Note and/or the Sub Note (regardless of whether such amount is then due).

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local, and foreign Law relating to plant closings, relocations, mass layoffs, and employment losses.

[The next page is the signature page.]

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IN WITNESS WHEREOF, the Parties hereto have caused their respective authorized officers to duly execute this Asset Purchase Agreement as of the day and year first written above.

PROJECT CRUSH ACQUISITION CORP LLC

By:	AMASS Brands Inc., its sole member

By:	/s/ Mark T. Lynn
Name:	Mark T. Lynn
Title:	Chief Executive Officer

PROJECT CRUSH DTC SUB, LLC

By:	AMASS Brands Inc., its sole member

By:	/s/ Mark T. Lynn
Name:	Mark T. Lynn
Title:	Chief Executive Officer

AMASS BRANDS INC.

By:	/s/ Mark T. Lynn
Name:	Mark T. Lynn
Title:	Chief Executive Officer

[Signature Page to Asset Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective authorized officers to duly execute this Asset Purchase Agreement as of the day and year first written above.

FULL GLASS - WINE, LLC

By:	/s/ Louis Amoroso
Name:	Louis Amoroso
Title:	Chairman

FULL GLASS WINE CO., LLC

By:	/s/ Louis Amoroso
Name:	Louis Amoroso
Title:	Chairman

[Signature Page to Asset Purchase Agreement]

Exhibit A

Form of Senior Note

[Attached.]

SECURED PROMISSORY NOTE

$5,250,000	June [ ], 2023

FOR VALUE RECEIVED, Full Glass - Winc, LLC, a Delaware limited liability company (the “Borrower”), HEREBY PROMISES TO PAY to the order of AMASS Brands Inc (the “Lender”) (i) the principal sum of Five Million Two Hundred Fifty Thousand Dollars ($5,250,000) less the amount of adjustments deducted from the principal amount of this Note pursuant to Section 2.1 of the WINC DTC APA (“Principal Amount”), in accordance with the terms set forth in this Note (this “Note”), and (ii) interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding, from the date hereof until such principal amounts become due, at the rate, and in accordance with the terms, indicated below. Louis Amoroso agrees that he shall be a party to this Note as a limited guarantor in the limited capacity and subject to the terms set forth in Section X (the “Limited Guarantor”). Holdings shall be a party to this Note solely for purposes of the covenant set forth in Section VI(w) below.

This Note (i) is issued pursuant to WINC DTC APA, and is the “Senior Note” referred to in the WINC DTC APA; and (ii) in addition to the terms hereof, is subject to and governed by the terms of the WINC DTC APA.

I.   The Loan. Subject to the terms and conditions hereof, the Lender shall make an advance available to the Borrower on the Effective Date, in the Principal Amount as provided in the WINC DTC APA (the “Loan”). The entire outstanding principal amount of the Loan, together with all accrued and unpaid interest thereon, shall be immediately due and payable in full in immediately available funds on the Maturity Date.

II.  Terms of the Note.

(a) Interest. This Note shall bear interest on the principal amount hereof from time to time outstanding, from the date hereof until the Loan is repaid in full, at the Applicable Federal Rate; provided that, notwithstanding the foregoing, interest on the principal amount of the Loan shall bear interest at the subsequent rates instead of the Applicable Federal Rate as follows: (i) twelve and one half of one percent (12.50%) per annum commencing on July 9, 2023 and ending on September 15, 2023, (ii) fifteen percent (15.00%) per annum commencing on September 16, 2023 and ending on December 14, 2023, and (iii) twenty-five percent (25.00%) per annum commencing on and after December 15, 2023. Interest on this Note shall be paid quarterly in arrears, on the last Business Day of each fiscal quarter of Borrower (commencing with the fiscal quarter ending June 30, 2023) and on the date any principal of this Note is prepaid (or required to be prepaid)). To the extent permitted by law, if any Event of Default occurs, this Note shall bear interest from the date such Event of Default occurs until such Event of Default is waived in writing, at a rate per annum equal to the interest rate in effect plus five percent (5.00)% per annum (the “Default Rate”). Interest at the Default Rate shall be payable on demand. All interest shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

(b) Evidence of Loan. This Note evidences the Loan.

(c) Payments on Business Day. If any amount payable hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest.

(d) Lender’s Office. Principal, interest and all other amounts due hereunder are payable in lawful money of the United States of America and in immediately available funds at the offices of the Lender located at its address as set forth on its signature page hereto, or at such other place as the Lender shall designate in writing to the Borrower from time to time. All payments under this Note will be made without setoff, counterclaim or other defense.

(e) Optional Prepayments. The Borrower may, at its option and upon not less than three (3) Business Days’ prior written notice to the Lender (or such shorter time as Lender may agree), prepay the Loan, in whole at any time or in part from time to time, without penalty, subject to the payment of all accrued interest to the date of such prepayment on the amount prepaid, provided that each partial voluntary prepayment shall be in a principal amount equal to $ 100,000 or an integral multiple thereof, or the entire remaining balance. Each notice of prepayment shall be irrevocable and shall specify the date and the amount of the prepayment of the Loan.

(f)  Mandatory Prepayments.

(1) Excess Cash Flow. Subject to clause (4) below, within fifteen (15) days of the end of each calendar month (commencing with the calendar month ending May 31, 2023, Borrower shall pay Lender, an amount equal to the greater of (x) $200,000, and the (y) Excess Cash Flow Recapture Amount as of the last day of such calendar month, which, in each case, shall be applied and used to pay down the outstanding principal amount of the Loan. Each such prepayment shall be supported with a written calculation in reasonable detail of such Excess Cash Flow and accompanied by a certificate in form and substance reasonably satisfactory to Lender executed by a Responsible Officer of Borrower certifying the manner in which Excess Cash Flow and the resulting prepayment were calculated. To the extent such prepayment for any month beginning with July, 2023 is less than $200,000, Lender may assess a five percent (5.00%) and the amount of the shortfall and if assessed, shall be paid as soon as practicable by Borrower.

(2) Loan Clean Downs. The Borrower shall make the following prepayments on each applicable Clean Down Date which shall, in each case, be applied and used to pay down the outstanding principal amount of the Loan in accordance with the following terms: (i) on or before the First Clean Down Date, Borrower shall have paid to Lender (including any optional prepayments permitted pursuant to Section II(e) above and any mandatory prepayments made pursuant to this Section II(f)) an amount equal to $2,000,000 or more (the “First Mandatory Clean Down Prepayment”), (ii) on or before the Second Clean Down Date, Borrower shall pay to Lender an amount that results in the aggregate amount of all payments and prepayments (including any optional prepayments permitted pursuant to Section II(e) above and any mandatory prepayments made pursuant to this Section II(f)) made as of such date equal to at least $2,500,000, and (iii) on or before the Third Clean Down Date, Borrower shall pay to Lender an amount that results in the aggregate amount of all payments and prepayments (including any optional prepayments permitted pursuant to Section II(e) above and any mandatory prepayments made pursuant to this Section II(f)) made as of such date equal to at least $4,250,000.

(3) Lender Obligations. Lender acknowledges and consents to the Inventory Transaction and to the payments to Borrower from Hemispheres for sales of wine inventory held by Hemispheres, and to advances to Borrower from Hemispheres which shall be used to fund the First Mandatory Clean Down Payment and other payments described in paragraph (2) above and agrees that Lender’s Lien on the collateral securing any such advance shall only be subject to the Lien in favor of Hemispheres. Lender further acknowledges that Borrower’s ability to obtain Replacement Debt from a financing source other than Hemispheres may require Borrower to grant to such financing source priority in payment and a senior Lien on the portion of the Collateral being used to secure the Replacement Debt; in that case, and at the request of Borrower, Lender agrees to negotiate reasonably and in good faith with Borrower and the financing source of the Replacement Debt in order to permit such Replacement Debt to be obtained in a timely manner by Borrower on each Clean Down Date.

(4) Transition Services Agreement. Concurrent with the Required Cashflow Payments required to be paid pursuant to Schedule C of the Transition Services Agreement, Borrower shall pay to Lender the TSA Cashflow Payment as of such date, which shall be applied and used to pay down the outstanding principal amount of the Loan it being understood that the allocation of Required Cashflow Payments between payment for Services (as defined in the Transition Services Agreement) provided under the Transition Service Agreement and principal payments and prepayments under this Note shall be made as provided in the Transition Services Agreement and the amount allocated to TSA Cashflow Payments will be made at the time the allocation is agreed upon; pending such allocation, payment of the Required Cashflow Payment satisfies Borrower’s obligation under clause (f)(1) above.

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(g) Use of Proceeds. The Loan is a portion of the WINC DTC Acquisition purchase price.

(h) Offset and Indemnification. If at any time prior to payment in full of this Note by Borrower, Lender or any Seller incurs any obligations to Borrower, or any of its Affiliates or Representatives pursuant to Article VIII of the WINC DTC APA, Borrower has the right to offset and reduce the Unpaid Note Amount (as defined in the WINC DTC APA) in accordance with Section 8.5 of the WINC DTC APA.

III. Definitions; Rules of Construction.

(a) Capitalized terms used herein shall have the meaning as set forth in Exhibit A hereto or, if not so defined, in the WINC DTC APA. Capitalized terms used herein and not defined in Exhibit A or the WINC DTC APA shall have the meaning as defined in the UCC.

(b) The rules of construction set forth in Exhibit A shall apply to any interpretation of this Note.

IV. Collateral. As collateral security for all Obligations of the Borrower now or hereafter evidenced by this Note, and to secure the due and punctual payment and performance of such Obligations to the Lender, the Borrower hereby grants, pledges and collaterally assigns to the Lender a lien on and security interest in all Collateral (as defined in Exhibit A hereto). The Borrower hereby agrees to the terms set forth in Exhibit B, including, without limitation, the Lender’s rights with respect to the Collateral following an Event of Default as set forth in Exhibit B.

V. Representations. The Borrower represents and warrants to Lender as of the Effective Date as follows:

(a) the Borrower has the legal capacity and right to execute, deliver and perform this Note and each other Note Document and the Borrower is duly existing and in good standing in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of their respective business or its ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business or operations;

(b) the execution, delivery and performance by the Borrower of this Note and each other Note Document does not contravene any law or any contractual restriction binding on or affecting the Borrower;

(c) no Governmental Approval or other authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of any Note Document, except for the filing of the financing statement under the Uniform Commercial Code in the jurisdiction of organization of Borrower and the filing of the IP Security Agreements with the USPTO;

(d) this Note constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(e) there is no pending or threatened action or proceeding affecting the Borrower before any Governmental Authority or arbitrator that (i) if adversely determined could reasonably be expected to have a Material Adverse Effect or (ii) relates to this Note or any of the other Note Documents or any transaction contemplated hereby or thereby;

(f) the Borrower is not liable with respect to any indebtedness for borrowed money other than the Subordinated Debt;

(g) Collateral.

(1) the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral other than the Liens permitted pursuant to Section VI(b) below;

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(2) Each of Borrower’s Collateral Accounts is set forth on Schedule V(g)(2) attached hereto and Borrower has taken such actions as are necessary to give Lender a perfected security interest therein, pursuant to the terms of Section VI(m). The Accounts are bona fide, existing obligations of the Account Debtors; and

(3) The Collateral is and shall be maintained at locations provided in Schedule V(g)(3) attached hereto or as permitted pursuant to Section VI(t).

VI. Covenants. So long as any Obligations shall remain outstanding, the Borrower, and for purposes of clause (w) below Holdings, shall:

(a) not create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to any indebtedness for borrowed money other than (i) indebtedness in favor of the Lender, (ii) Replacement Debt, (iii) the Subordinated Debt, and (iv) other indebtedness not otherwise permitted hereunder in an aggregate amount not to exceed $100,000 at any time outstanding;

(b) not incur, create, assume or suffer to exist any Lien on any of the Collateral (including any Lien on any owned real property or upon the Borrower’s leasehold interests in any leased real property) or the proceeds thereof, other than (i) Liens with respect to the Collateral created hereby, (ii) Liens securing the indebtedness described in Section VI(a)(ii) above; (iii) in connection with the Inventory Transaction, and (iv) other Liens not otherwise permitted hereunder securing indebtedness in an aggregate amount not to exceed $100,000 at any time outstanding;

(c) not sell, convey, transfer, lease or dispose of (whether in one transaction or in a series of transactions) any of the Collateral other than (i) sales of inventory in the ordinary course of business consistent with the past practices of Sellers, (ii) payments permitted under paragraph (d) below, and (iii) other transfers or dispositions in an amount not to exceed $100,000 in the aggregate;

(d) not (i) make payments on accounts payable if Lender has objected to such payment as not being in the ordinary course within 24 hours after notice from Borrower of its intent to pay the payable, accompanied by a summary in reasonable detail of the payments to be made, it being understood that (A) payments of the type and amount consistent with the past practices of the Sellers are ordinary course obligations, (B) Borrower may pay professional fees (lawyers, accountants and the like) in connection with the evaluation and negotiation of potential acquisitions by Borrower or Holdings in an amount not to exceed $100,000, and (C) notwithstanding the foregoing, Borrower shall be permitted to make payments on accounts payable in an aggregate amount not to exceed $100,000 in the aggregate, or (ii) pay any dividends or make any distribution, other than distributions not exceeding $100,000 in the aggregate for all such distributions and Tax Distributions. Borrower will give Lender reasonable advance written notice prior to incurring any new obligation not of the type and amount consistent with those incurred by Sellers in their operation of the Winc business prior to the Effective Time;

(e) not make any investments, other than Permitted Investments, unless approved in advance in writing by the Lender.

(f) at the Borrower’s expense, defend the Lender’s right, title and security interest in and to the Collateral against the claims of any other Person other than for deficiencies caused by Sellers or that exist as of immediately prior to the Effective Date;

(g) at the Borrower’s expense (with the exception of clause (iii) below), at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Lender may reasonably request in order to (i) perfect and protect, or maintain the perfection of, the security interest and lien purported to be created hereby, (ii) enable the Lender to exercise and enforce its rights and remedies hereunder in respect of the Collateral or (iii) better secure the Obligations through accepted and customary means;

(h) not take or fail to take any action which would in any manner reasonably be expected to impair the value or enforceability of the Lender’s security interest in and lien on any Collateral;

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(i) maintain its legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations;

(j) comply in all material respects with all laws, ordinances and regulations to which it is subject, obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under this Note and the other Note Documents, including any grant of a security interest to Lender, and promptly provide copies of any such obtained Governmental Approvals to Lender;

(k) Reporting. Deliver to Lender the following:

(1) As soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month in a form reasonably acceptable to Lender;

(2) Prompt written notice of any legal actions, investigations or proceedings pending or threatened in writing against Borrower that could reasonably be expected to result in damages or costs to Borrower of, individually or in the aggregate, $25,000 or more;

(3) If Borrower shall acquire a commercial tort claim, with a value in excess of $25,000, Borrower shall promptly notify Lender in a writing signed by Borrower of the general details thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Note, with such writing to be in form and substance reasonably satisfactory to Lender;

(4) Prompt written notice of the occurrence of a Default or Event of Default;

(5) Promptly, from time to time, such other information regarding Borrower or compliance with the terms of any Note Documents as reasonably requested by Lender;

(6) Prompt written notice of any applications or registrations of Intellectual Property not already disclosed on Schedule V(g)(5) attached hereto, including the date of such filings and the applicable application or registration numbers;

(l)        permit, at reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Lender, or its agents, to inspect the Collateral and the right to audit and copy Borrower’s Books; provided that, such inspections and audits shall be conducted no more often than once every twelve (12) months, unless an Event of Default has occurred and is continuing, in which case such inspections and audits shall occur as often as Lender shall determine is necessary;

(m)       Insurance.

(1) Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Lender may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are reasonably satisfactory to Lender.

(2) All property policies shall have a lender’s loss payable endorsement showing Lender as lender loss payee. All liability policies shall show, or have endorsements showing, Lender as an additional insured. Lender shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.

(3) Ensure that proceeds payable under any property policy are, at Lender’s option, payable to Lender on account of the Obligations.

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(4) At Lender’s request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section V(l)(4) shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Lender, that it will give Lender twenty (20) days (ten (10) days for any cancellation due to non-payment of any premium) days prior written notice before any such policy or policies shall be canceled. If Borrower fails to obtain insurance as required under this Section V(l)(4) or to pay any amount or furnish any required proof of payment to third persons and Lender, Lender may make all or part of such payment or obtain such insurance policies required in this Section V(l)(4), and take any action under the policies Lender deems prudent.

(n)       Borrower shall provide Lender five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Lender or Lender’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Lender’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Lender;

(o)       Protection of Intellectual Property Rights. Borrower shall:

(1) (i) Protect, defend and maintain the validity and enforceability of Borrower’s Intellectual Property, except to the extent that such failure to do so would not reasonably be expected to have a material adverse effect on Borrower’s business or operations; (ii) promptly advise Lender in writing of infringements or any other event that could reasonably be expected to materially and adversely affect the value of Borrower’s Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Lender’s written consent.

(2) Provide written notice to Lender within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public) not acquired from Lender under the WINC DTC APA other than with Lender and its affiliates or pursuant to the Bill of Sale and Intellectual Property Licensing Agreement, Borrower shall take such steps as Lender requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any such Restricted License to be deemed “Collateral” and for Lender to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Lender to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Lender’s rights and remedies under this Note and the other Note Documents.

(p)       at the time that Borrower forms any Subsidiary or acquires any Subsidiary after the Effective Date, Borrower shall (a) cause such new Subsidiary to provide to Lender a joinder to this Note and the Note Documents to become a co-borrower hereunder (as determined by Lender in its sole discretion), together with documentation, all in form and substance satisfactory to Lender (including being sufficient to grant Lender a first priority Lien in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Lender appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Lender; and (c) provide to Lender all other documentation in form and substance satisfactory to Lender, including one or more opinions of counsel satisfactory to Lender, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section shall be a Note Document;

(q)       subject to the Inventory Transaction, keep all Inventory in good and marketable condition, free from material defects subject to any defects or lack of good condition or title existing immediately prior to the Effective Date. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date;

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(r)        not directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a nonaffiliated Person;

(s)        not merge or consolidate with any other Person, or acquire all or substantially all of the stock, partnership, membership, or other ownership interest or other equity securities or property of another Person unless (i) the Borrower has received Lender’s prior written consent to consummate such merger or consolidation on terms that are in form and substance reasonably satisfactory to Lender, and (ii) no Event of Default has occurred and is continuing. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower;

(t)        not (i) become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of the Loan for that purpose; (ii)(A) fail to meet the minimum funding requirements of ERISA, (B) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, (C) fail to comply with the Federal Fair Labor Standards Act or (D) violate any other law or regulation, if the foregoing subclauses (A) through (D), individually or in the aggregate, could reasonably be expected to have a material adverse effect on Borrower’s business or operations; or (iii) withdraw or permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority;

(u)       not (i) engage in any business other than the businesses currently engaged in by Borrower or a business reasonably related thereto; (ii) permit, allow or suffer to occur any Change in Control; or (iii) without at least 30 days prior written notice to Lender, (1) add any new offices or business locations, including warehouses or deliver any portion of the Collateral to a bailee at a location other than to a bailee and at a location already disclosed in Schedule V(g)(3) attached hereto, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization. If Borrower intends to add any new offices or business locations, including warehouses, then Borrower shall cause the landlord of any such new offices or business locations, including warehouses, to execute and deliver a landlord consent in form and substance reasonably satisfactory to Lender. If Borrower intends to deliver any portion of the Collateral to a bailee, and Lender and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower shall cause such bailee to execute and deliver a bailee agreement in form and substance reasonably satisfactory to Lender; and

(v)       not, except as expressly permitted under the terms of the subordination, intercreditor, or other similar agreement to which any Subordinated Debt is subject, (a) make or permit any payment on such Subordinated Debt; or (b) amend any provision in any document relating to such Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Lender.

(w)      Holdings shall not engage in any material business activity or have any operations other than (i) the ownership of Borrower, and (ii) activities incidental to the maintenance of its existence and compliance with applicable laws and legal, tax and accounting matters related thereto. Notwithstanding the foregoing, Holdings shall be permitted to acquire all or substantially all of the assets, stock, partnership, membership or other ownership interest of another Person so long as (i) Holdings has received Lender’s prior written consent, and (ii) no Event of Default has occurred and is continuing.

(x)       Post-Closing Covenant. As soon as reasonably practicable, but in any event within thirty (30) days after the Effective Date, Borrower shall deliver, or cause to be delivered, executed Control Agreements for the Borrower’s applicable Deposit Accounts, Securities Accounts, or Commodity Accounts in favor of Lender.

VII. Conditions Precedent to the Loan. Lender’s obligation to make the Loan is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, such documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate, including, without limitation:

7

(a) A duly executed copy of this Note;

(b) duly executed copies of the Note Documents;

(c) the Governing Documents of Borrower and good standing certificates of Borrower certified by the Secretary of State of the State of Delaware and the Secretary of State (or equivalent agency) of each other jurisdiction in which Borrower is qualified to conduct business where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect, in each case as of a date no earlier than 30 days prior to the Effective Date;

(d) a certificate duly executed by a authorized officer or secretary of Borrower with respect to Borrower’s (1) Governing Documents and (2) resolutions authorizing Borrower to enter into this Note, the other Note Documents, and the transactions contemplated herein and therein executed by Borrower’s governing authority in accordance with its Governing Documents;

(e) certified copies, dated as of a recent date, of searches for financing statement filed in the central filing office of the State of Delaware, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements are either permitted by the terms of this Note or have been or, in connection with the Loan, will be terminated or released;

(f) [Operating Agreement and equity]; and

(g) that certain Warrant, dated as of the date hereof, between Borrower and Lender.

VIII. Events of Default.

(a) If a Major Event of Default shall occur then the Lender may by written notice to the Borrower (i) terminate any commitments to make any further Loans (if any) and declare the outstanding principal amount of this Note and all other amounts due hereunder to be immediately due and payable, whereupon the outstanding principal amount of this Note and all such other amounts, shall become and shall be forthwith due and payable, without diligence, presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and (ii) exercise any and all of its other rights under applicable law, hereunder and under the other Note Documents; provided, however, that upon the occurrence of any Event of Default described in clause (e) of the definition of “Event of Default”, without any notice to the Borrower or any other Person or any act by the Lender, all commitments to make any further Loans (if any) shall automatically terminate, all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Note and the other Note Documents, shall be accelerated and become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Borrower. In addition to the other rights and remedies provided for herein or otherwise available to it, upon any Event of Default, the Lender may exercise all of the rights and remedies of a secured party on default under the UCC, including, without limitation, such rights as are set forth in Exhibit B hereto. All proceeds received following any Event of Default hereunder shall be applied to this Note or any indebtedness arising hereunder or the other Obligations or in conjunction with this Note as the Lender shall determine in its sole and absolute discretion.

(b) In the case of an Event of Default that is not a Major Event of Default, regardless of any rights that might be available at law or in equity, Lender’s sole remedy is to apply the Default Rate to the outstanding unpaid principal balance of the Note.

IX. Successors and Assigns. This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not assign any rights or obligations hereunder or any interest herein without the prior written consent of the Lender (any such assignment being null and void). The Lender may assign to one or more other entities all or a portion of its rights under this Note with the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned); provided, that (i) no such consent shall be required (x) during the continuance of an Event of Default or (y) for any assignments to any Affiliates or related funds of the Lender, and (ii) such consent shall have been deemed to have been given without the need for further action if the Borrower does not respond in writing to a request by the Lender for any such consent within five (5) days after receipt of such request from the Lender.

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X. Limited Guaranty.

(a) If Limited Guarantor commits a Nefarious Act, and as a direct result of the Nefarious Act, Borrower fails to make a payment due under the Note, Limited Guarantor irrevocably, absolutely, and unconditionally agrees to pay to Lender the amount of the Note not paid by Borrower as a direct result of the Nefarious Act “Nefarious Acts” means (i) actual intentional common law fraud by Limited Guarantor in incurring the Loan or entering into the Note Documents, (ii) embezzlement or misappropriation by Limited Guarantor of any of the material funds due to Lender as Obligations under this Note to the personal benefit of Limited Guarantor or his family, or (iii) conviction of a felony in connection with the business of Borrower (such amount not paid on this Note, the “Guaranteed Obligation”).

(b) This limited guaranty is a continuing obligation and shall remain in full force and effect and shall only be discharged if and when the Loan has been paid in full and all obligations thereunder have been fully performed. Notwithstanding the foregoing, this guaranty shall be reinstated if at any time any payment of any of the Guaranteed Obligations is rescinded or must be returned by Lender to Borrower, Limited Guarantor, or to any guarantor, trustee, receiver, or other representative of any of them. This limited guaranty shall continue after such Limited Guarantor’s death, in which event this guaranty shall be binding upon Limited Guarantor’s heirs, estate, and legal representatives.

(c) Limited Guarantor hereby acknowledges that it is liable for the Guaranteed Obligation as a primary obligor.

(d) Limited Guarantor hereby guarantees that the Guaranteed Obligation will be paid regardless of any law, order, or regulation now or hereafter in effect in any jurisdiction affecting any terms contained in this Note or the rights of Lender with respect thereto.

XI. Miscellaneous. (a) All notices or other communications provided for hereunder shall be in writing (including telecommunications) and shall be mailed, telecopied, e-mailed or delivered to the Borrower at the address set forth next to the Borrower’s signature, or at such other address as may hereafter be specified by the Borrower to the Lender (at its address set forth herein) in writing. All notices and communications shall be effective (i) if mailed, when received at the address specified above, (ii) if telecopied, when transmitted, (iii) if e-mailed, upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment) and (iv) if delivered, upon delivery.

(b) No failure on the part of the Lender to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof by the Lender preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy of the Lender. No amendment or waiver of any provision of this Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) The Borrower hereby agrees to pay promptly after invoicing thereof all costs and expenses (including, without limitation, all reasonable fees, expenses and other client charges of counsel to the Lender) incurred by the Lender in connection with the enforcement of the Lender’s rights, and the collection of all amounts due, hereunder. The obligations of the Borrower under this clause (d) shall survive the payment in full of this Note.

9

(e) Notwithstanding anything to the contrary set forth in this Note, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Lender is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Effective Date as otherwise provided in this Note. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Section II, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by the Lender pursuant to the terms hereof exceed the amount that the Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section XI(e), a court of competent jurisdiction shall finally determine that the Lender has received interest hereunder in excess of the Maximum Lawful Rate, the Lender shall, to the extent permitted by applicable law, promptly apply such excess to the payment of other outstanding Obligations and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.

(f) The Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Note and the other Note Documents as collateral security to secure obligations of the Lender, Affiliates of the Lender or funds or accounts managed by the Lender or an Affiliate of the Lender.

(g) The Borrower and Lender hereby (i) irrevocably submits to the nonexclusive jurisdiction of any Delaware State or Federal court sitting in Delaware in any action or proceeding arising out of or relating to this Note, (ii) waives any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (iii) irrevocably agrees that all claims in respect of such an action or proceeding may be heard and determined in such Delaware State or Federal court.

(h) THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY ANY MEANS PERMITTED BY APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT THE BORROWER’S ADDRESS FOR NOTICES AS SET FORTH ON THE SIGNATURE PAGE HERETO, SUCH SERVICE TO BECOME EFFECTIVE 5 DAYS AFTER SUCH MAILING.

(i) THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(j) THE BORROWER AND THE LENDER (BY ITS ACCEPTANCE HEREOF) MUTUALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE.

[SIGNATURE PAGE FOLLOWS]

10

BORROWER:

FULL GLASS - WINC, LLC

By:
Name: Louis A. Amoroso
Title: Chief Executive Officer

Address:
[***]
Attn: Louis A. Amoroso
Email:Louis@drinks.com

LIMITED GUARANTOR:

Louis A. Amoroso

HOLDINGS (Solely for the purposes of Section VI(w) and in no other capacity):

FULL GLASS WINE CO., LLC

By:
Name:
Title:

Signature Page to Promissory Note

Accepted and agreed:

AMASS BRANDS INC

Name: Mark T. Lynn
Title: Chief Executive Officer

Address:

AMASS Brands Inc

927 South Santa Fe Avenue

Los Angeles, California 90021

mark@amass.com

Signature Page to Promissory Note

SCHEDULE V(g)(2)

Collateral Accounts

Institution Name and Address	Account Number	Name of Account Owner
Wintrust	[ ]	Full Glass - Winc, LLC

SCHEDULE V(g)(3)

Location of Collateral

For the period under the TSA

AMASS (WINC)

WEST COAST DISTRIBUTION CENTER

850 E Stowell Rd.

Santa Maria, CA 93454

EAST COAST DISTRIBUTION CENTER

1515 Garnet Mine Rd.

Garnet Valley, PA 19060

Following TSA Term

WineSHIPPING

NY

Vingo/ DRINKS

140 Aker Dr

Cobleskill, NY. 12043

MO

Vingo/ DRINKS

13600 Shoreline Drive, Suite 900

Earth City, MO 63045

CA

Vingo/DRINKS - 24-7 Enterprises

700 Crocker Drive

Vacaville, CA 95688

SCHEDULE V(g)(5)

Intellectual Property

Trademarks

Country	Debtor	Trademark	Status	App. No./Reg. No.	Class / Goods
United States of America	Full Glass - Winc, LLC	#TBT	Registered	4785880	33 Wine
United States of America	Full Glass - Winc, LLC	ALMA LIBRE	Registered	4828877	33 Wine
United States of America	Full Glass - Winc, LLC	ATAVIST	Registered	4828858	33 Wine
United States of America	Full Glass - Winc, LLC	AU-DELÀ	Registered	4985275	33 Wine
United States of America	Full Glass - Winc, LLC	BIG BEAT	Registered	4796870	33 Wine
United States of America	Full Glass - Winc, LLC	BOKETTO	Pending	88722219	33 Sake
United States of America	Full Glass - Winc, LLC	Brethren of the Road	Registered	4689816	33 Wine
United States of America	Full Glass - Winc, LLC	CASA DE LILA	Pending	90897917	33 Wine
United States of America	Full Glass - Winc, LLC	CHOMMIE	Registered	4988821	33 Wine
United States of America	Full Glass - Winc, LLC	DÉCLASSÉ	Registered	5073314	33 Wine
United States of America	Full Glass - Winc, LLC	DIVINER	Registered	5347935	33 wine
United States of America	Full Glass - Winc, LLC	ENDGAME	Registered	4864507	33 Wine

3

Country	Debtor	Trademark	Status	App. No./Reg. No.	Class / Goods
United States of America	Full Glass - Winc, LLC	FINKE’S WIDOW	Registered	5197280	33 Wine
United States of America	Full Glass - Winc, LLC	FOG LAND	Registered	4814764	33 Wine
United States of America	Full Glass - Winc, LLC	FORMA DE VIDA	Pending	97461706	33 Wine
United States of America	Full Glass - Winc, LLC	FUNK ZONE	Registered	4733318	33 Wine
United States of America	Full Glass - Winc, LLC	GOLDEN CHILD	Registered	6640189	33 wine
United States of America	Full Glass - Winc, LLC	HONEY BEAST	Registered	5142393	33 Wine
United States of America	Full Glass - Winc, LLC	HOUSE OF LUCK	Registered	6599173	33 Sake
United States of America	Full Glass - Winc, LLC	IDEE FIXE	Registered	4842289	33 Wine
United States of America	Full Glass - Winc, LLC	IF A TREE FALLS	Registered	5004566	33 Wine
United States of America	Full Glass - Winc, LLC	KIN + COUNTRY	Registered	4765964	33 Wine
United States of America	Full Glass - Winc, LLC	LA MULETA	Registered	4864499	33 Wine
United States of America	Full Glass - Winc, LLC	L’ATELIER DU SUD	Registered	4753309	33 Wine
United States of America	Full Glass - Winc, LLC	LAUGHING OWL	Registered	4864511	33 Wine

4

Country	Debtor	Trademark	Status	App. No./Reg. No.	Class / Goods
United States of America	Full Glass - Winc, LLC	LE FERMIER	Pending	97329797	33 Wine
United States of America	Full Glass - Winc, LLC	LIGHT & SPACE	Registered	6009175	33 wine
United States of America	Full Glass - Winc, LLC	LIKELIHOOD OF CONFUSION	Registered	4988823	33 Wine
United States of America	Full Glass - Winc, LLC	LOVES ME NOT	Registered	5293657	33 Wine
United States of America	Full Glass - Winc, LLC	MATCHLOCK	Registered	5417171	33 wine
United States of America	Full Glass - Winc, LLC	OBJET D’ART	Registered	5166174	33 Wine
United States of America	Full Glass - Winc, LLC	ONE FROM THE QUIVER	Pending	90870209	33 Wine
United States of America	Full Glass - Winc, LLC	PRETTY YOUNG THING	Registered	4762003	33 Wine
United States of America	Full Glass - Winc, LLC	PRISMUS	Registered	4761999	33 Wine
United States of America	Full Glass - Winc, LLC	QTY	Registered	5197235	33 Wine
United States of America	Full Glass - Winc, LLC	RESTLESS EARTH	Registered	5197040	33 Wine
United States of America	Full Glass - Winc, LLC	ROME OF THE NORTH	Registered	6840849	33 Wine
United States of America	Full Glass - Winc, LLC	RUZA	Registered	4814797	33 Wine
United States of America	Full Glass - Winc, LLC	SALIENT	Registered	4746631	33 Wine

5

Country	Debtor	Trademark	Status	App. No./Reg. No.	Class / Goods
United States of America	Full Glass - Winc, LLC	SO THIS HAPPENED...	Registered	4733319	33 Wine
United States of America	Full Glass - Winc, LLC	SUPERCLUSTER	Registered	4762004	33 Wine
United States of America	Full Glass - Winc, LLC	THE BLUFFER	Registered	4924159	33 Wine
United States of America	Full Glass - Winc, LLC	THE INDEPENDENT	Registered	4825091	33 Wine
United States of America	Full Glass - Winc, LLC	VILLE BASSE	Registered	4711882	33 Wine
United States of America	Full Glass - Winc, LLC	Winc	Registered	5143508	45 Preparation of customized gift sets
United States of America	Full Glass - Winc, LLC	Winc	Registered	5086799	35 Online store and retail store services featuring wine; administering a wine club by means of providing select wines for members to purchase and arranging periodic shipments of wines to club members
United States of America	Full Glass - Winc, LLC	ZWICKER	Registered	4878574	33 Wine
United States of America	Full Glass - Winc, LLC	CLUB W	Registered	4176945	35 On-line retail store services featuring wine 39 wine club services featuring periodic shipments of wine to members 43 Providing a web site where users can post ratings, reviews and recommendations on wines for wine appreciation purposes

6

Patents

[None]

Title	App. No.	Application Date	Publication Date/Issue Date	Publication Number/Patent Number	Company

Copyrights

[None]

Name	App. No.	Application Date	Reg. No.	Reg. Date	Company

7

EXHIBIT A

DEFINITIONS

“Account” is, as to any Person, any “account” of such Person as “account” is defined in the UCC with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to such Person.

“Account Debtor” is any “account debtor” as defined in the UCC with such additions to such term as may hereafter be made.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of equity interests, by contract, or otherwise.

“AFR” shall mean the short-term applicable federal rate for quarterly compounding, as described under Section 1274(d) of the Internal Revenue Code of 1986, as amended.

“Applicable Federal Rate” shall mean, at any date, with respect to the Loan, the AFR in effect on the first day of the current calendar quarter; for May 2023, 4.23%.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

“Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 25.0% or more of the ordinary voting power for the election of directors, partners, managers and members, as applicable, of Borrower (determined on a fully diluted basis), (b) during any period of 12 consecutive months, a majority of the members of the board of directors or similar governing authority of Borrower cease to be composed of individuals (1) who were members of that board or equivalent governing body on the first day of such period, (2) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (1) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (3) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (1) and (2) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; of Borrower; or (c) at any time Borrower shall cease to own and control, of record and beneficially, directly or indirectly, 100.0% of each class of outstanding stock, partnership, membership, or other ownership interest or other equity securities of each Subsidiary of Borrower free and clear of all Liens.

“Clean Down Date” means each of the following dates: (i) August 8, 2023 (the “First Clean Down Date”), (ii) October 16, 2023 (the “Second Clean Down Date”), and (iii) December 15, 2023 (the “Third Clean Down Date”).

“Collateral” shall mean, with respect to any Person, all personal property and Fixtures of such Person, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation, the following:

(a) all Accounts;

(b) all Chattel Paper (whether Electronic Chattel Paper or Tangible Chattel Paper);

8

(c) all Commercial Tort Claims;

(d)	all Deposit Accounts, all cash, and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of any Lender or any of their respective affiliates, representatives, agents, participants or correspondents;

(e) all Documents;

(f)	all General Intangibles (including, without limitation, all Payment Intangibles, intellectual property (including, without limitation, all intellectual property described in the IP Security Agreements) and licenses);

(g) all Goods, including, without limitation, all Equipment, Fixtures and Inventory;

(h) all Instruments (including, without limitation, Promissory Notes);

(i) all Investment Property;

(j) all Letter-of-Credit Rights;

(k) all Supporting Obligations;

(l) all fee interests in any owned real property and all leasehold interests in real property;

(m)	all other tangible and intangible personal property and Fixtures of such Person (whether or not subject to the UCC), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Person described in the preceding clauses (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Person in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, Software, data and computer programs in the possession or under the control of such Person or any other Person from time to time acting for such Person that at any time evidence or contain information relating to any of the property described in the preceding clauses of this definition or are otherwise necessary or helpful in the collection or realization thereof; and

(n)	all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case howsoever such Person’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise). For the avoidance of doubt, as used in this definition the following terms shall have the respective meanings provided for in the Code: “Accounts”, “Cash Proceeds”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Record”, “Security Account”, “Software”, “Supporting Obligations” and “Tangible Chattel Paper”.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commodity Account” is any “commodity account” as defined in the UCC with such additions to such term as may hereafter be made.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Lender pursuant to which Lender obtains control (within the meaning of the UCC) over such Deposit Account, Securities Account, or Commodity Account.

9

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Deposit Account” is any “deposit account” as defined in the UCC with such additions to such term as may hereafter be made.

“Dollar,” “Dollars” and the symbol “$” each means lawful money of the United States of America.

“EBITDA” means, for any applicable period, the sum of Borrower’s (i) net income or loss for such period (excluding any extraordinary gains and losses), plus (ii) all interest expense for such period, plus (iii) all income tax expenses deducted in arriving at such net income or loss calculation, plus (iv) all non-cash charges or expenses, plus depreciation expenses for such period, plus (v) amortization expenses for such period.

“Effective Date” shall mean June [ ], 2023.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Event of Default” shall mean the occurrence and/or continuance of any one of the following:

(a)	Payment Default. Borrower fails to (i) make any payment of principal or interest on the Loan on its due date provided that in the case of payment due under Section II(f)(1), until the Second Clean Down Date, the Excess Cash Flow for the month in question exceeds $200,000, or (ii) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (ii) hereunder is not an Event of Default (but no advances will be made during the cure period);

(b)	Covenant Default.

a.	Borrower fails or neglects to perform any obligation in Section VI; or

b.	Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Note or any of Note Document, and as to any default (other than those specified in this definition of “Event of Default”) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no advances shall be made during such cure period);

(c)	Material Adverse Effect. A Material Adverse Effect occurs;

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(d)	Attachment; Levy; Restraint on Business.

a.	(i) the service of process seeking to attach, by trustee or similar process, any funds of Borrower in excess of $25,000, or (ii) a notice of lien or levy is filed against any of Borrower’s assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no advances shall be made during any ten (10) day cure period; or

b.	(i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting all or any material part of its business;

(e)	Insolvency. (i) Borrower is unable to pay its debts (including trade debts) as they become due other than (A) past-due debts owed by Borrower that remain payable without penalty which are being contested in good faith by appropriate proceedings which proceedings have the effect of satisfying the amount owed to the applicable creditor or payee, and (B) payables not approved by Lender because Lender has determined that such payables are not in the ordinary course of Borrower’s business under Section VI(d), or otherwise becomes insolvent; (ii) Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and is not dismissed or stayed within 45 days (but no advances shall be made while any of the conditions described in clause (i) exist or until any Insolvency Proceeding is dismissed);

(f)	Other Agreements. There is, under any agreement to which Borrower is a party with a third party or parties, (i) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any indebtedness in an amount individually or in the aggregate in excess of $25,000; (ii)(A) a material breach or default under the Winc DTC APA by Borrower, or (B) any payment default or failure by Borrower to pay Service Provider (as defined in the Transition Services Agreement) when due pursuant to the terms of the Transition Services Agreement; or (iii) any breach or default by Borrower, the result of which could have a material adverse effect on Borrower’s business or operations;

(g)	Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least $25,000 (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, or after execution thereof, or stayed pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no advances will be made prior to the discharge, or stay of such fine, penalty, judgment, order or decree);

(h)	Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement in this Note or any Note Document that is incorrect in any material respect when made;

(i)	Lien Priority. There is a material impairment in the perfection or priority of Lender’s security interest in the Collateral caused by Borrower; or

(j)	Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) causes, or could reasonably be expected to cause, a Material Adverse Effect, or (ii) materially adversely affects the legal qualifications of Borrower to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower to hold any Governmental Approval in any other jurisdiction.

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“Excess Cash Flow” means, for any applicable period, Borrower’s EBITDA minus any voluntary prepayments made on the Loan minus cash payments made in such period with respect to Investments permitted hereunder, minus until the Payment Threshold Date, the Required Cashflow Payments, plus any payments made by Borrower for costs, fees and expenses related to this Note, the Note Documents, and the Winc DTC APA that are not financed by Limited Guarantor directly.

“Excess Cash Flow Recapture Amount” means an amount equal to one hundred percent (100%) of Borrower’s Excess Cash Flow on any applicable date.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“First Clean Down Date” has the meaning set forth in the definition of “Clean Down Date”.

“First Mandatory Clean Down Prepayment” has the meaning set forth in Section II(f)(3).

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation or formation, by-laws, operating agreement, partnership agreement or other organizational documents of such Person.

“Governmental Approvals” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Obligations” has the meaning set forth in Section X.

“Hemispheres” means Hemispheres, LLC.

“Holdings” means FULL GLASS Wine CO., LLC, a Delaware limited liability company.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of Title 11 of the United States Code, as amended from time to time, or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(a)	its Copyrights, Trademarks and Patents;

(b)	any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals;

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(c)	any and all source code;

(d)	any and all design rights which may be available to such Person;

(e)	any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)	all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory Transaction” means the transfer of Borrower’s rights to and interest in the inventory acquired under the Winc DTC APA from BWSC to Hemispheres with Borrower’s interest reflected in part by a receivable from Hemispheres payable to Borrower.

“IP Security Agreement” means that certain Trademark Security Agreement dated as of the date hereof, by Borrower in favor of Lender.

“Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any capitalized lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

“Major Event of Default” means (i) on or prior to October 15, 2023, an Event of Default described in paragraph (a) of the definition of Event of Default occurs and the total amount past due under that paragraph at the time exceeds $400,000 plus interest, (ii) an Event of Default described in paragraph (e) or (j) of such definition occurs; (iii) an Event of Default occurs between October 16, 2023 and December 14, 2023, and the Borrower has failed as of such date to pay to Lender an amount that results in the aggregate amount of all payments and prepayments made under this Note equal to at least $2,500,000; (iv) an Event of Default occurs on or after December 15, 2023, and the Borrower has failed as of such date to pay to Lender an amount that results in the aggregate amount of all payments and prepayments made under this Note equal to at least $4,250,000; (v) the Loan is not paid in full by December 31, 2023, or (vi) Borrower fails or neglects to perform any obligation set forth in Section VI(a), (b), (c), (d), (e), (m), (n), (s), (u), or (x) or an Event of Default described in paragraph (f)(ii)(B) of the definition of Event of Default occurs.

“Material Adverse Effect” means a material adverse effect on any of (a) the assets, liabilities, or condition (financial or otherwise) of the Borrower, (b) the ability of the Borrower to perform any of its obligations under this Note or any other Note Document, (c) the legality, validity or enforceability of this Note or any other Note Document, (d) the rights and remedies of the Lender under this Note or any other Note Document, or (e) the validity, perfection or priority of a Lien in favor of the Lender on the Collateral.

“Maturity Date” means the earlier to occur of (a) December 31, 2023, and (b) the date on which the Obligations are accelerated and become due and owing pursuant to the terms of Section VIII of this Note.

“Note Document” means this Note, the IP Security Agreement, any Control Agreement, and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing the Loan or any other Obligation.

“Obligations” means all present and future indebtedness, obligations, and liabilities of the Borrower to the Lender as such arising under or in connection with this Note or any other Note Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency Proceeding. Without limiting the generality of the foregoing, the Obligations of the Borrower under the Note Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest, charges, expenses, premiums, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Note Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that the Lender (in its sole discretion) may elect to pay or advance on behalf of such Person as permitted under this Note.

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“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Threshold Date” has the meaning set forth in the Transition Services Agreement.

“Permitted Investments” means any investment in software, hardware, technology infrastructure, communications or security (a) required as a result of a breach by Lender of the Winc DTC APA, (b) as necessary for Borrower to comply with any contractual obligation relating to the business of Borrower, (c) in an amount not to exceed $100,000 and (d) with the approval of Lender (approval not to be unreasonably withheld, delayed or conditioned).

“Person” means an individual, corporation, limited liability company, partnership, association, joint- stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Replacement Debt” is debt that is incurred or guaranteed by Borrower the proceeds of which are used to make the First Mandatory Clean Down Payment or other amounts required to make the payments described in Section II(f)(2) including from Hemispheres.

“Required Cashflow Payments” has the meaning set forth in the Transition Services Agreement.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, controller or comptroller of the Borrower, but in any event, with respect to financial matters, the chief financial officer, treasurer, controller or comptroller of the Borrower.

“Restricted License” is any material license or other material agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with Lender’s right to sell any Collateral.

“Second Clean Down Date” has the meaning set forth in the definition of “Clean Down Date”.

“Securities Account” is any “securities account” as defined in the UCC with such additions to such term as may hereafter be made.

“Subordinated Debt” is indebtedness incurred by Borrower or any of its Subsidiaries subordinated to all of Borrower’s or any of its Subsidiaries’ now or hereafter indebtedness to Lender (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Lender entered into between Lender and the other creditor), on terms acceptable to Lender and includes the Sub Note.

“Sub Note” has the meaning given to such term in the Winc DTC APA.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock, partnership, membership, or other ownership interest or other equity securities having ordinary voting power (other than stock, partnership, membership, or other ownership interest or other equity securities having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

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“Tax Distributions” has the meaning set forth in the Amended and Restated Operating Agreement of Borrower as executed by Lender as of or in connection with the Effective Date.1

“Third Clean Down Date” has the meaning set forth in the definition of “Clean Down Date”.

“Trademarks” means, with respect to any Person, any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of such Person connected with and symbolized by such trademarks.

“Transition Services Agreement” has the meaning set forth in the Winc DTC APA.

“TSA Cash Flow Payment” means the amount of Required Cashflow Payments less the applicable amount necessary to satisfy the Services Fees (as defined in the Transition Services Agreement) at any given date.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

“WINC DTC Acquisition” means the acquisition by Borrower, as buyer, of the Transferred Assets (as defined in the Winc DTC APA) of Lender, as a seller, in accordance with the terms and conditions set forth in the WINC DTC APA.

“WINC DTC APA” means that certain Asset Purchase Agreement, dated as of [_ ], by and among, Borrower, as buyer, Lender, as a seller, and certain other parties thereto in connection with the WINC DTC Acquisition.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Note in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Note and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

[1]	Subject to AMASS/Cooley review

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EXHIBIT B

CERTAIN COLLATERAL RIGHTS

Upon the occurrence and during the continuance of a Major Event of Default, the Borrower agrees that the Lender may cause all or any of the Collateral to be transferred into its name or into the name of its custodians or nominees.

Upon the occurrence and during the continuance of a Major Event of Default, the Lender may, but without obligation to do so, demand, sue for and/or collect any money or property at any time due, payable or receivable, to which it may be entitled hereunder, on account of, or in exchange for, any of the Collateral and shall have the right, for and in the name, place and stead of the Borrower, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Collateral.

Upon the occurrence and during the continuance of a Major Event of Default, the Lender shall have the right at any time thereafter to sell, resell, assign and deliver all or any of the Collateral in one or more parcels at any exchange or broker’s board or at a public or private sale. Any such sale shall be conducted in good faith and in a “commercially reasonable” manner within the meaning of any applicable uniform commercial code. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior written notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.

The Borrower hereby authorizes the Lender to file at any time and from time to time to file one or more financing or continuation statements and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (i) describe or identify the Collateral by type or in any other manner as the Lender may determine, and (ii) contain any other information required by Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment).

The Borrower shall, from time to time, (i) immediately take all actions as may be requested by the Lender to perfect the security interest of the Lender in the Collateral, including, without limitation, with respect to all Collateral over which control may be obtained within the meaning of sections 8-106 and 9-106 of the UCC, and (ii) immediately take all actions as may be reasonably requested from time to time by the Lender so that control of such Collateral is obtained and at all times held by the Lender. All of the foregoing shall be at the sole cost and expense of the Borrower.

The Borrower agrees that at any time and from time to time, at the expense of the Borrower, the Borrower will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary, or that the Lender may reasonably request, in order to perfect and protect any security interest granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

If the Borrower fails to perform any obligation contained in this Note, the Lender may itself perform, or cause performance of, such obligation, and the expenses of the Lender incurred in connection therewith shall be payable by the Borrower; provided that the Lender shall not be required to perform or discharge any obligation of the Borrower. The Borrower hereby appoints the Lender as each Borrower’s attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time during the continuance of an Event of Default in the Lender’s discretion to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Note (but the Lender shall not be obligated to and shall have no liability to the Borrower or any third party for failure to do so or take action). This appointment, being coupled with an interest, shall be irrevocable. The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

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The Lender shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Lender accords its own property, it being understood that the Lender shall not have any responsibility for (i) ascertaining or taking action with respect to any claims, the nature or sufficiency of any payment or performance by any party under or pursuant to any agreement relating to the Collateral or other matters relative to any Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Note, nor the exercise by the Lender of any of the rights and remedies hereunder, shall relieve the Borrower from the performance of any obligation on the Borrower’s part to be performed or observed in respect of any of the Collateral.

The Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the Obligations, irrespective of whether or not the Lender shall have made any demand for payment and although such Obligations may be unmatured. The rights of the Lender under the immediately preceding sentence are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Lender may have.

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Exhibit B

Form of Sub Note

[Attached.]

PAYMENT AND THE EXERCISE OF REMEDIES WITH RESPECT TO THIS NOTE ARE RESTRICTED AND SUBORDINATE IN RIGHT OF PAYMENT AS SET IN SECTION X BELOW.

PAYMENT WITH RESPECT TO THIS NOTE IS SUBJECT TO SETOFF, ADJUSTMENT AND OTHER TERMS AND RESTRICTIONS AS SET FORTH IN SECTION X BELOW AND IN THE WINC DTC APA (AS DEFINED BELOW). ALL PROVISIONS OF THE WINC DTC APA ARE HEREBY INCORPORATED HEREIN BY REFERENCE.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY COMPARABLE STATE SECURITIES LAW, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. IN ADDITION, NOTE IS SUBJECT TO CERTAIN TRANSFER RESTRICTIONS CONTAINED HEREIN AND IN THE WINC DTC APA.

SECURED SUBORDINATED PROMISSORY NOTE

$4,000,000	June [ ], 2023

FOR VALUE RECEIVED, Full Glass - Winc, LLC, a Delaware limited liability company (the “Borrower”), HEREBY PROMISES TO PAY to the order of AMASS Brands Inc (the “Lender”) (i) the principal sum of Four Million Dollars ($4,000,000) less the amount of adjustments deducted from the principal amount of this Note pursuant to Section 2.1 of the WINC DTC APA (“Principal Amount”), in accordance with the terms set forth in this Note (this “Note”), and (ii) interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding, from the date hereof until such principal amounts become due, at the rate, and in accordance with the terms, indicated below. Holdings shall be a party to this Note solely for purposes of the covenant set forth in Section VI(v) below.

This Note (i) is issued pursuant to WINC DTC APA, and is the “Sub Note” referred to in the WINC DTC APA; and (ii) in addition to the terms hereof, is subject to and governed by the terms of the WINC DTC APA.

I.    The Loan. Subject to the terms and conditions hereof, the Lender shall make an advance available to the Borrower on the Effective Date, in the Principal Amount as provided in the WINC DTC APA (the “Loan”). The entire outstanding principal amount of the Loan, together with all accrued and unpaid interest thereon, shall be immediately due and payable in full in immediately available funds on the Maturity Date.

II.   Terms of the Note.

(a) Interest. This Note shall bear interest on the principal amount hereof from time to time outstanding, from the date hereof until the Loan is repaid in full, the rate of eight percent (8.00%) per annum. Interest on this Note shall, on the last Business Day of each fiscal quarter of Borrower (commencing with the fiscal quarter ending September 30, 2023) be capitalized and added to the principal balance of the Loan and shall, as principal, thereafter bear interest pursuant to this Article II and shall be due and payable in full in immediately available funds on the Maturity Date. To the extent permitted by law, if any Event of Default occurs, this Note shall bear interest from the date such Event of Default occurs until such Event of Default is waived in writing, at a rate per annum equal to the interest rate in effect plus five percent (5.00)% per annum (the “Default Rate”). Interest at the Default Rate shall be payable on demand. All interest shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

(b) Evidence of Loan. This Note evidences the Loan.

(c) Payments on Business Day. If any amount payable hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest.

(d) Lender’s Office. Principal, interest and all other amounts due hereunder are payable in lawful money of the United States of America and in immediately available funds at the offices of the Lender located at its address as set forth on its signature page hereto, or at such other place as the Lender shall designate in writing to the Borrower from time to time. All payments under this Note will be made without setoff, counterclaim or other defense.

(e) Optional Prepayments. The Borrower may, at its option and upon not less than three (3) Business Days’ prior written notice to the Lender (or such shorter time as Lender may agree), prepay the Loan, in whole at any time or in part from time to time, without penalty, subject to the payment of all accrued interest to the date of such prepayment on the amount prepaid, provided that each partial voluntary prepayment shall be in a principal amount equal to $100,000 or an integral multiple thereof, or the entire remaining balance. Each notice of prepayment shall be irrevocable and shall specify the date and the amount of the prepayment of the Loan.

(f) Use of Proceeds. The Loan is a portion of the WINC DTC Acquisition purchase price.

(g) Offset and Indemnification. If at any time prior to payment in full of this Note by Borrower, Lender or any Seller incurs any obligations to Borrower, or any of its Affiliates or Representatives pursuant to Article VIII of the WINC DTC APA, Borrower has the right to offset and reduce the Unpaid Note Amount (as defined in the WINC DTC APA) in accordance with Section 8.5 of the WINC DTC APA.

III. Definitions; Rules of Construction.

(a) Capitalized terms used herein shall have the meaning as set forth in Exhibit A hereto or, if not so defined, in the WINC DTC APA. Capitalized terms used herein and not defined in Exhibit A or the WINC DTC APA shall have the meaning as defined in the UCC.

(b) The rules of construction set forth in Exhibit A shall apply to any interpretation of this Note.

IV. Collateral. As collateral security for all Obligations of the Borrower now or hereafter evidenced by this Note, and to secure the due and punctual payment and performance of such Obligations to the Lender, the Borrower hereby grants, pledges and collaterally assigns to the Lender a lien on and security interest in all Collateral (as defined in Exhibit A hereto). The Borrower hereby agrees to the terms set forth in Exhibit B, including, without limitation, the Lender’s rights with respect to the Collateral following an Event of Default as set forth in Exhibit B subject to Section X.

V. Representations. The Borrower represents and warrants to Lender as of the Effective Date as follows:

(a) the Borrower has the legal capacity and right to execute, deliver and perform this Note and each other Note Document and the Borrower is duly existing and in good standing in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of their respective business or its ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business or operations.;

(b) the execution, delivery and performance by the Borrower of this Note and each other Note Document does not contravene any law or any contractual restriction binding on or affecting the Borrower;

(c) no Governmental Approval or other authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of any Note Document, except for the filing of the financing statement under the Uniform Commercial Code in the jurisdiction of organization of Borrower and the filing of the IP Security Agreements with the USPTO;

(d) this Note constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

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(e) there is no pending or threatened action or proceeding affecting the Borrower before any Governmental Authority or arbitrator that (i) if adversely determined could reasonably be expected to have a Material Adverse Effect or (ii) relates to this Note or any of the other Note Documents or any transaction contemplated hereby or thereby;

(f) the Borrower is not liable with respect to any indebtedness for borrowed money other than indebtedness pursuant to this Note and the Senior Note; and

(g) Collateral.

(1) the security interest granted herein is and shall at all times continue to be a perfected security interest in the Collateral subject to the Senior Liens as set forth in Section X below;

(2) Each of Borrower’s Collateral Accounts is set forth on Schedule V(g)(2) attached hereto and Borrower has taken such actions as are necessary to give Lender a perfected security interest therein, pursuant to the terms of Section VI(m). The Accounts are bona fide, existing obligations of the Account Debtors; and

(3) The Collateral is maintained at locations provided in Schedule V(g)(3) attached hereto or as permitted pursuant to Section VI(t).

VI. Covenants. So long as any Obligations shall remain outstanding, the Borrower shall:

(a) not create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to any indebtedness for borrowed money other than (i) Senior Indebtedness, (ii) indebtedness in favor of the Lender, (iii) in connection with the Inventory Transaction, (iv) indebtedness for operating and capital leases, (v) other unsecured indebtedness not senior to the Loan so long as Lender has provided its prior written consent to the incurrence of such indebtedness (which consent shall not be unreasonably withheld, conditioned or delayed), and (vi) other indebtedness not otherwise permitted in an aggregate amount not to exceed $500,000 at any time outstanding;

(b) not incur, create, assume or suffer to exist any Lien on any of the Collateral (including any Lien on any owned real property or upon the Borrower’s leasehold interests in any leased real property) or the proceeds thereof, other than (i) Liens with respect to the Collateral created hereby, (ii) liens securing the Senior Indebtedness, and (iii) other Liens not otherwise permitted hereunder securing indebtedness in an aggregate amount not to exceed $500,000 at any time outstanding;

(c) not sell, convey, transfer, lease or dispose of (whether in one transaction or in a series of transactions) any of the Collateral other than (i) sales of inventory and used assets in the ordinary course of business consistent with the past practices of Sellers, (ii) disposition of obsolete or spoiled inventory, obsolete equipment and (iii) other transfers or dispositions in an amount not to exceed $500,000 in the aggregate;

(d) reserved

(e) reserved

(f) at the Borrower’s expense, defend the Lender’s right, title and security interest in and to the Collateral against the claims of any other Person other than for deficiencies caused by Sellers or that exist as of immediately prior to the Effective Date;

(g) subject to the provisions set forth in Section X below, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Lender may reasonably request in order to perfect and protect, or maintain the perfection of, the security interest and lien purported to be created hereby, or (ii) enable the Lender to exercise and enforce its rights and remedies hereunder in respect of the Collateral;

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(h)  not take any action which would in any manner reasonably be expected to impair the value or enforceability of the Lender’s security interest in and lien on any Collateral;

(i)  maintain its legal existence (subject to Section VI(s) and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations;

(j)  comply in all material respects with all laws, ordinances and regulations to which it is subject, obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under this Note and the other Note Documents, including any grant of a security interest to Lender, except where the failure to comply or have Governmental Approvals would not have a material adverse effect on Borrower.

(k)   Reporting. Deliver to Lender the following:

(1) As soon as available, but no later than forty-five days after the last day of each quarter, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such quarter in a form reasonably acceptable to Lender;

(2) reserved;

(3) As soon as available, and in any event within 120 days following the end of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Lender; provided, however, if the Borrower’s board of directors or similar governing authority does not require Borrower to prepare audited financial statements, Borrower shall instead deliver to Lender within 90 days following the end of Borrower’s fiscal year, a company prepared balance sheet and income statement covering Borrower’s consolidated operations for such fiscal year in a form reasonably acceptable to Lender;

(4) Prompt written notice of any legal actions, investigations or proceedings pending or threatened in writing against Borrower that could reasonably be expected to result in damages or costs to Borrower of, individually or in the aggregate, $25,000 or more;

(5) If Borrower shall acquire a commercial tort claim, with a value in excess of $25,000, Borrower shall promptly notify Lender in a writing signed by Borrower of the general details thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Note, with such writing to be in form and substance reasonably satisfactory to Lender;

(6) Prompt written notice of the occurrence of a Default or Event of Default;

(7) Promptly, from time to time, such other information regarding Borrower or compliance with the terms of any Note Documents as reasonably requested by Lender;

(8) Prompt written notice of any applications or registrations of Intellectual Property not already disclosed on Schedule V(g)(5) attached hereto, including the date of such filings and the applicable application or registration numbers;

(l)       permit, at reasonable times following and during the continuance of an Event of Default, Lender, or its agents, to inspect the Collateral and the right to audit and copy Borrower’s Books subject to Borrower’s reasonable security and confidentiality requirements;;

(m)       Insurance.

(1) Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Lender may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are reasonably satisfactory to Lender.

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(2) All property policies shall have a lender’s loss payable endorsement showing Lender as lender loss payee. All liability policies shall show, or have endorsements showing, Lender as an additional insured. Lender shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.

(3) Ensure that proceeds payable under any property policy are, at Lender’s option, payable to Lender on account of the Obligations.

(4) At Lender’s request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section V(l)(4) shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Lender, that it will give Lender twenty (20) days (ten (10) days for any cancellation due to non-payment of any premium) days prior written notice before any such policy or policies shall be canceled. If Borrower fails to obtain insurance as required under this Section V(l)(4) or to pay any amount or furnish any required proof of payment to third persons and Lender, Lender may make all or part of such payment or obtain such insurance policies required in this Section V(l)(4), and take any action under the policies Lender deems prudent.

(n)       Borrower shall provide Lender five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Lender or Lender’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution at or with which any Collateral Account is maintained to within 45 days of account opening to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Lender’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Lender;

(o)       Protection of Intellectual Property Rights. Borrower shall:

(1) (i) Protect, defend and maintain the validity and enforceability of Borrower’s Intellectual Property, except to the extent that such failure to do so would not reasonably be expected to have a material adverse effect on Borrower’s business or operations; (ii) promptly advise Lender in writing of infringements or any other event that could reasonably be expected to materially and adversely affect the value of Borrower’s Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Lender’s written consent.

(2) Provide written notice to Lender within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public) not acquired from Lender under the WINC DTC APA other than with Lender and its affiliates or pursuant to the Bill of Sale and Intellectual Property Licensing Agreement, Borrower shall take such steps as Lender requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any such Restricted License to be deemed “Collateral” and for Lender to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Lender to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Lender’s rights and remedies under this Note and the other Note Documents.

(p)       at the time that Borrower forms any Subsidiary or acquires any Subsidiary after the Effective Date, Borrower shall (a) cause such new Subsidiary to provide to Lender a joinder to this Note and the Note Documents to become a co-borrower hereunder (as determined by Lender in its sole discretion), together with documentation, all in form and substance satisfactory to Lender (including being sufficient to grant Lender a first priority Lien in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Lender appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Lender; and (c) provide to Lender all other documentation in form and substance satisfactory to Lender, including one or more opinions of counsel satisfactory to Lender, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section shall be a Note Document.

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(q)       subject to the Inventory Transaction, keep all Inventory in good and marketable condition, free from material defects subject to any defects or lack of good condition or title existing immediately prior to the Effective Date. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date;

(r)       not directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for (i) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a nonaffiliated Person and (ii) the acquisition of the Wine Insiders business from Drinks Inc., an Affiliate of Borrower (the “Drinks Acquisition”), so long as either (A) the Lender has provided its prior written consent approving the Drinks Acquisition, or (B) all Obligations (as defined in the Senior Note) under the Senior Note have been paid in full;

(s)       not merge or consolidate with any other Person, or acquire all or substantially all of the stock, partnership, membership, or other ownership interest or other equity securities or property of another Person unless (i) the Borrower has received Lender’s prior written consent to consummate such merger or consolidation r, and (ii) no Event of Default has occurred and is continuing. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower;

(t)       not (i) become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of the Loan for that purpose; (ii)(A) fail to meet the minimum funding requirements of ERISA, (B) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, (C) fail to comply with the Federal Fair Labor Standards Act or (D) violate any other law or regulation, if the foregoing subclauses (A) through (D), individually or in the aggregate, could reasonably be expected to have a material adverse effect on Borrower’s business or operations; or (iii) withdraw or permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority; and

(u)       not (i) engage in any business other than the businesses currently engaged in by Borrower or as disclosed to Lender or a business reasonably related thereto; (ii) permit, allow or suffer to occur any Change in Control; or (iii) without at least 30 days prior written notice to Lender, (1) add any new offices or business locations, including warehouses or deliver any portion of the Collateral to a bailee at a location other than to a bailee and at a location already disclosed in Schedule V(g)(3) attached hereto, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization. If Borrower intends to add any new offices or business locations, including warehouses, then Borrower shall cause the landlord of any such new offices or business locations, including warehouses, to execute and deliver a landlord consent in form and substance reasonably satisfactory to Lender. If Borrower intends to deliver any portion of the Collateral to a bailee, and Lender and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower shall cause such bailee to execute and deliver a bailee agreement in form and substance reasonably satisfactory to Lender.

(v)       Holdings shall not engage in any material business activity or have any operations other than (i) the ownership of Borrower, (ii) activities incidental to the maintenance of its existence and compliance with applicable laws and legal, tax and accounting matters related thereto, and (iii)(A) activities incidental to the Drinks Acquisition (subject to the requirements and conditions set forth in Section VI(r)(ii) above), and (B) similar acquisition activities, and activities related to seeking debt or equity financing. Notwithstanding the foregoing, Holdings shall be permitted to acquire all or substantially all of the assets, stock, partnership, membership or other ownership interest of another Person so long as in the case of the Drink’s Acquisition or another similar transaction that is first consummated, Holdings has received Lender’s prior written consent, which consent shall not be unreasonably withheld conditioned or delayed.

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(w)       Post-Closing Covenant. As soon as reasonably practicable, but in any event within thirty (30) days after the Effective Date, Borrower shall deliver, or cause to be delivered, executed Control Agreements for the Borrower’s applicable Deposit Accounts, Securities Accounts, or Commodity Accounts in favor of Lender.

VII. Conditions Precedent to the Loan. Lender’s obligation to make the Loan is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, such documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate, including, without limitation:

(a) A duly executed copy of this Note;

(b) duly executed copies of the Note Documents;

(c) the Governing Documents of Borrower and good standing certificates of Borrower certified by the Secretary of State of the State of Delaware and the Secretary of State (or equivalent agency) of each other jurisdiction in which Borrower is qualified to conduct business where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect, in each case as of a date no earlier than 30 days prior to the Effective Date;

(d) a certificate duly executed by a authorized officer or secretary of Borrower with respect to Borrower’s (1) Governing Documents and (2) resolutions authorizing Borrower to enter into this Note, the other Note Documents, and the transactions contemplated herein and therein executed by Borrower’s governing authority in accordance with its Governing Documents; and

(e) certified copies, dated as of a recent date, of searches for financing statement filed in the central filing office of the State of Delaware, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements are either permitted by the terms of this Note or have been or, in connection with the Loan, will be terminated or released.

VIII.      Events of Default.

(a) If a Major Event of Default shall occur then the Lender may by written notice to the Borrower (i) terminate any commitments to make any further Loans (if any) and declare the outstanding principal amount of this Note and all other amounts due hereunder to be immediately due and payable, whereupon the outstanding principal amount of this Note and all such other amounts, shall become and shall be forthwith due and payable, without diligence, presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and (ii) exercise any and all of its other rights under applicable law, hereunder and under the other Note Documents; provided, however, that upon the occurrence of any Event of Default described in clause (e) of the definition of “Event of Default”, without any notice to the Borrower or any other Person or any act by the Lender, all commitments to make any further Loans (if any) shall automatically terminate, all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Note and the other Note Documents, shall be accelerated and become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Borrower. In addition to the other rights and remedies provided for herein or otherwise available to it, upon any Event of Default, the Lender may exercise all of the rights and remedies of a secured party on default under the UCC, including, without limitation, such rights as are set forth in Exhibit B hereto. All proceeds received following any Event of Default hereunder shall be applied to this Note or any indebtedness arising hereunder or the other Obligations or in conjunction with this Note as the Lender shall determine in its sole and absolute discretion. All of Lenders rights are subject to Section X of this Note

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(b) In the case of an Event of Default that is not a Major Event of Default, regardless of any rights that might be available at law or in equity, Lender’s sole remedy is to apply the Default Rate to the outstanding unpaid principal balance of the Note.

IX. Successors and Assigns. This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not assign any rights or obligations hereunder or any interest herein without the prior written consent of the Lender (any such assignment being null and void). The Lender may assign to one or more other entities all or a portion of its rights under this Note with the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned); provided, that no such consent shall be required (x) during the continuance of an Event of Default or (y) for any assignments to any Affiliates or related funds of the Lender,

X.  Subordination.

(a) All amounts owed by Borrower to Lender, whether currently existing or hereafter arising, including all indebtedness arising under this Note (the “Subordinated Debt”), are hereby subordinated and junior in right of payment to any and all obligations of Borrower to any Senior Creditor (as defined below) in respect of Senior Indebtedness (as defined below) now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees), including, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding. “Senior Indebtedness” shall include all claims by holders of the following (each, a “Senior Creditor”) against Borrower whether now outstanding or subsequently created, assumed, guaranteed or incurred, including principal of (and premium, if any), fees and interest, if any, on: (i) all indebtedness and obligations of, or guaranteed or assumed by, Borrower for money borrowed, whether or not evidenced by bonds, debentures, securities, notes or other similar instruments, and including, but not limited to, any and all obligations to banks, lenders, financing sources and other general creditors and secured creditors; (ii) any capital lease obligations of Borrower; (iii) all obligations of Borrower in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar arrangements or derivative products; (iv) the Senior Note and (v) all amendments, renewals, extensions, modifications and refundings of such indebtedness and obligations; except “Senior Indebtedness” does not include (A) this Note, (B) any obligation that by its terms expressly is junior to, or ranks equally in right of payment with, this Note or (C) any indebtedness between Borrower and any of its subsidiaries or Affiliates.

(b) Any security interest or lien securing any or all of the Subordinated Debt (the “Subordinated Liens”) is hereby junior and subordinated to any security interest or lien securing any or all of the Senior Indebtedness, whether now existing or hereafter arising (the “Senior Liens”), and notwithstanding the respective dates of attachment or perfection of the Subordinated Liens or the Senior Liens.

(c) Until the indefeasible repayment in full of the Senior Indebtedness and the termination of any Senior Creditor’s commitment to extend Senior Indebtedness to the Borrower, (A) Lender shall not be entitled to receive or retain any payment, distribution or compensation of any kind, including by setoff or otherwise, in respect of the Subordinated Debt, any collateral securing such Subordinated Debt or on account of the Subordinated Liens, and (B) Lender shall take no action at law or equity, to enforce or otherwise compel payment by the Borrower on account of the Subordinated Indebtedness or to enforce or foreclose upon or take any action in furtherance of the Subordinated Liens, including, without limitation, accelerating the Subordinated Indebtedness, or filing any claim, action or proceeding in respect of the Subordinated Indebtedness or the Subordinated Liens. Any payments received by Lender of any form or kind in violation of the subordination provisions of this Note shall be held in trust and immediately turned over to Senior Creditor.

(d) Lender hereby acknowledges and agrees that (i) Lender shall not contest, challenge or dispute the validity, attachment, perfection, priority or enforceability of Senior Creditor’s security interest in the Collateral, or the validity, priority or enforceability of the Senior Indebtedness, and (ii) the provisions of this Note will apply fully and unconditionally even in the event that Senior Creditor’s security interest in the Collateral (or any portion thereof) are unperfected or if perfection lapses or ceases for any reason. Senior Creditor hereby acknowledges and agrees that Senior Creditor shall not contest, challenge or dispute the validity, attachment, perfection, or enforceability of Lender’ security interests in the Collateral, or the validity or enforceability of the Subordinated Debt (as defined below).

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(e) In the event of any liquidation of Borrower or any assets or property of the Borrower, holders of Senior Indebtedness of Borrower shall be entitled to be paid in full with such interest as may be provided by law before any payment shall be made on account of principal of or interest on this Note. Additionally, in the event of any insolvency, dissolution, assignment for the benefit of creditors or any liquidation or winding up of or relating to Borrower, whether voluntary or involuntary, holders of Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on this Note. In the event of any such proceeding, after payment in full of all sums owing with respect to the Senior Indebtedness, Lender together with the holders of any obligations of Borrower ranking on a parity with this Note, shall be entitled to be paid from the remaining assets of Borrower the unpaid principal thereof, and the accrued but unpaid interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made (i) with respect to any obligation that by its terms is expressly junior to in the right of payment to this Note, (ii) with respect to any indebtedness between Borrower and any of its subsidiaries or Affiliates or (iii) on account of any capital stock of Borrower.

(f) Nothing herein shall act to prohibit, limit or impede Borrower from issuing additional debt of Borrower having the same rank as this Note or which may be junior or senior in rank to this Note. The Lender, by its acceptance hereof, agrees to and shall be bound by the provisions of this Section X. The Lender, by its acceptance hereof, further acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration for each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Note, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold or in continuing to hold such Senior Indebtedness.

(g) Lender agrees to execute and deliver to any holder of Senior Indebtedness any subordination agreement or similar agreement or document requested by a Senior Creditor provided it is consistent with terms of this Section X.

XI. Miscellaneous. (a) All notices or other communications provided for hereunder shall be in writing (including telecommunications) and shall be mailed, telecopied, e-mailed or delivered to the Borrower at the address set forth next to the Borrower’s signature, or at such other address as may hereafter be specified by the Borrower to the Lender (at its address set forth herein) in writing. All notices and communications shall be effective (i) if mailed, when received at the address specified above, (ii) if telecopied, when transmitted, (iii) if e-mailed, upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment) and (iv) if delivered, upon delivery.

(b) No failure on the part of the Lender to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof by the Lender preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy of the Lender. No amendment or waiver of any provision of this Note, nor consent to any departure by the Borrower or Lender therefrom, shall in any event be effective unless the same shall be in writing and signed by the other party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) The Borrower hereby agrees to pay promptly after invoicing thereof all costs and expenses (including, without limitation, all reasonable fees, expenses and other client charges of counsel to the Lender) incurred by the Lender in connection with the enforcement of the Lender’s rights, and the collection of all amounts due, hereunder. The obligations of the Borrower under this clause (d) shall survive the payment in full of this Note.

(e) Notwithstanding anything to the contrary set forth in this Note, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Lender is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Effective Date as otherwise provided in this Note. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Section II, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by the Lender pursuant to the terms hereof exceed the amount that the Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section XI(e), a court of competent jurisdiction shall finally determine that the Lender has received interest hereunder in excess of the Maximum Lawful Rate, the Lender shall, to the extent permitted by applicable law, promptly apply such excess to the payment of other outstanding Obligations and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.

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(f) The Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Note and the other Note Documents as collateral security to secure obligations of the Lender, Affiliates of the Lender or funds or accounts managed by the Lender or an Affiliate of the Lender.

(g) The Borrower and Lender hereby (i) irrevocably submits to the nonexclusive jurisdiction of any Delaware State or Federal court sitting in Delaware in any action or proceeding arising out of or relating to this Note, (ii) waives any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (iii) irrevocably agrees that all claims in respect of such an action or proceeding may be heard and determined in such Delaware State or Federal court.

(h) THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY ANY MEANS PERMITTED BY APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT THE BORROWER’S ADDRESS FOR NOTICES AS SET FORTH ON THE SIGNATURE PAGE HERETO, SUCH SERVICE TO BECOME EFFECTIVE 5 DAYS AFTER SUCH MAILING.

(i) THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(j) THE BORROWER AND THE LENDER (BY ITS ACCEPTANCE HEREOF) MUTUALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE.

[SIGNATURE PAGE FOLLOWS]

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BORROWER:

FULL GLASS - WINC, LLC

By:
Name: Louis A. Amoroso
Title: Chief Executive Officer

HOLDINGS (Solely for the purposes of Section VI(v) and in no other capacity):

FULL GLASS WINE CO., LLC

By:
Name:
Title:

Address:

[***]

Attn: Louis A. Amoroso

Email: Louis@drinks.com

Signature Page to Secured Subordinated Promissory Note

Accepted and agreed:

AMASS BRANDS INC

Name: Mark T. Lynn
Title: Chief Executive Officer

Address:

AMASS Brands Inc

927 South Santa Fe Avenue

Los Angeles, California 90021

mark@amass.com

Signature Page to Secured Subordinated Promissory Note

SCHEDULE V(g)(2)

Collateral Accounts

Institution Name and Address	Account Number	Name of Account Owner
Wintrust	[ ]	Full Glass - Winc, LLC

SCHEDULE V(g)(3)

Location of Collateral

For the period under the TSA

AMASS (WINC)

WEST COAST DISTRIBUTION CENTER

850 E Stowell Rd.

Santa Maria, CA 93454

EAST COAST DISTRIBUTION CENTER

1515 Garnet Mine Rd.

Garnet Valley, PA 19060

Following TSA Term

WineSHIPPING

NY

Vingo/ DRINKS 140 Aker Dr

Cobleskill, NY. 12043

MO

Vingo/ DRINKS

13600 Shoreline Drive, Suite 900

Earth City, MO 63045

CA

Vingo/DRINKS - 24-7 Enterprises

700 Crocker Drive

Vacaville, CA 95688

SCHEDULE V(g)(5)

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Intellectual Property

Trademarks

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Country	Debtor	Trademark	Status	App. No./Reg. No.	Class / Goods
United States of America	Full Glass - Winc, LLC	#TBT	Registered	4785880	33 Wine
United States of America	Full Glass - Winc, LLC	ALMA LIBRE	Registered	4828877	33 Wine
United States of America	Full Glass - Winc, LLC	ATAVIST	Registered	4828858	33 Wine
United States of America	Full Glass - Winc, LLC	AU-DELÀ	Registered	4985275	33 Wine
United States of America	Full Glass - Winc, LLC	BIG BEAT	Registered	4796870	33 Wine
United States of America	Full Glass - Winc, LLC	BOKETTO	Pending	88722219	33 Sake
United States of America	Full Glass - Winc, LLC	Brethren of the Road	Registered	4689816	33 Wine
United States of America	Full Glass - Winc, LLC	CASA DE LILA	Pending	90897917	33 Wine
United States of America	Full Glass - Winc, LLC	CHOMMI E	Registered	4988821	33 Wine
United States of America	Full Glass - Winc, LLC	DÉCLASS E	Registered	5073314	33 Wine
United States of America	Full Glass - Winc, LLC	DIVINER	Registered	5347935	33 Wine
United States of America	Full Glass - Winc, LLC	ENDGAM E	Registered	4864507	33 Wine
United States of America	Full Glass - Winc, LLC	FINKE’S WIDOW	Registered	5197280	33 Wine
United States of America	Full Glass - Winc, LLC	FOG LAND	Registered	4814764	33 Wine
United States of America	Full Glass - Winc, LLC	FORMA DE VIDA	Pending	97461706	33 Wine
United States of America	Full Glass - Winc, LLC	FUNK ZONE	Registered	4733318	33 Wine
United States of America	Full Glass - Winc, LLC	GOLDEN CHILD	Registered	6640189	33 Wine
United States of America	Full Glass - Winc, LLC	HONEY BEAST	Registered	5142393	33 Wine
United States of America	Full Glass - Winc, LLC	HOUSE OF LUCK	Registered	6599173	33 Sake
United States of America	Full Glass - Winc, LLC	IDEE FIXE	Registered	4842289	33 Wine
United States of America	Full Glass - Winc, LLC	IF A TREE FALLS	Registered	5004566	33 Wine
United States of America	Full Glass - Winc, LLC	KIN + COUNTRY	Registered	4765964	33 Wine

5

Country	Debtor	Trademark	Status	App. No./Reg. No.	Class / Goods
United States of America	Full Glass - Winc, LLC	LA MULETA	Registered	4864499	33 Wine
United States of America	Full Glass - Winc, LLC	L’ATELIE R DU SUD	Registered	4753309	33 Wine
United States of America	Full Glass - Winc, LLC	LAUGHIN G OWL	Registered	4864511	33 Wine
United States of America	Full Glass - Winc, LLC	LE FERMIER	Pending	97329797	33 Wine
United States of America	Full Glass - Winc, LLC	LIGHT & SPACE	Registered	6009175	33 Wine
United States of America	Full Glass - Winc, LLC	LIKELIHO OD OF CONFUSI ON	Registered	4988823	33 Wine
United States of America	Full Glass - Winc, LLC	LOVES ME NOT	Registered	5293657	33 Wine
United States of America	Full Glass - Winc, LLC	MATCHL OCK	Registered	5417171	33 Wine
United States of America	Full Glass - Winc, LLC	OBJET D’ART	Registered	5166174	33 Wine
United States of America	Full Glass - Winc, LLC	ONE FROM THE QUIVER	Pending	90870209	33 Wine
United States of America	Full Glass - Winc, LLC	PRETTY YOUNG THING	Registered	4762003	33 Wine
United States of America	Full Glass - Winc, LLC	PRISMUS	Registered	4761999	33 Wine
United States of America	Full Glass - Winc, LLC	QTY	Registered	5197235	33 Wine
United States of America	Full Glass - Winc, LLC	RESTLESS EARTH	Registered	5197040	33 Wine
United States of America	Full Glass - Winc, LLC	ROME OF THE NORTH	Registered	6840849	33 Wine
United States of America	Full Glass - Winc, LLC	RUZA	Registered	4814797	33 Wine
United States of America	Full Glass - Winc, LLC	SALIENT	Registered	4746631	33 Wine
United States of America	Full Glass - Winc, LLC	SO THIS HAPPENE D...	Registered	4733319	33 Wine
United States of America	Full Glass - Winc, LLC	SUPERCL USTER	Registered	4762004	33 Wine
United States of America	Full Glass - Winc, LLC	THE BLUFFER	Registered	4924159	33 Wine

6

Country	Debtor	Trademark	Status	App. No./Reg. No.	Class / Goods
United States of America	Full Glass - Winc, LLC	THE INDEPENDENT	Registered	4825091	33 Wine
United States of America	Full Glass - Winc, LLC	VILLE BASSE	Registered	4711882	33 Wine
United States of America	Full Glass - Winc, LLC	WINC	Registered	5143508	45 Preparation of customized gift sets
United States of America	Full Glass - Winc, LLC	WINC	Registered	5086799	35 Online store and retail store services featuring wine; administering a wine club by means of providing select wines for members to purchase and arranging periodic shipments of wines to club members
United States of America	Full Glass - Winc, LLC	ZWICKER	Registered	4878574	33 Wine
United States of America	Full Glass - Winc, LLC	CLUB W	Registered	4176945

35 On-line retail store services featuring wine 39 wine club services featuring periodic shipments of wine to members 43 Providing a web site where users can post ratings, reviews and recommendations on wines for wine appreciation purposes

7

Patents

None

Title	App. No.	Applicat ion Date	Publication Date/Issue Date	Publication Number/Pat ent Number	Company

Copyrights

None

Name	App. No.	Applicat ion Date	Reg. No.	Reg. Date	Company

8

EXHIBIT A

DEFINITIONS

“Account” is, as to any Person, any “account” of such Person as “account” is defined in the UCC with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to such Person.

“Account Debtor” is any “account debtor” as defined in the UCC with such additions to such term as may hereafter be made.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of equity interests, by contract, or otherwise.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

“Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 25.0% or more of the ordinary voting power for the election of directors, partners, managers and members, as applicable, of Borrower (determined on a fully diluted basis), (b) during any period of 12 consecutive months, a majority of the members of the board of directors or similar governing authority of Borrower cease to be composed of individuals (1) who were members of that board or equivalent governing body on the first day of such period, (2) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (1) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (3) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (1) and (2) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; of Borrower; or (c) at any time Borrower shall cease to own and control, of record and beneficially, directly or indirectly, 100.0% of each class of outstanding stock, partnership, membership, or other ownership interest or other equity securities of each Subsidiary of Borrower free and clear of all Liens.

“Collateral” shall mean, with respect to any Person, all personal property and Fixtures of such Person, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation, the following:

(a)	all Accounts;

(b)	all Chattel Paper (whether Electronic Chattel Paper or Tangible Chattel Paper);

(c)	all Commercial Tort Claims;

(d)	all Deposit Accounts, all cash, and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of any Lender or any of their respective affiliates, representatives, agents, participants or correspondents;

(e)	all Documents;

9

(f)	all General Intangibles (including, without limitation, all Payment Intangibles, intellectual property (including, without limitation, all intellectual property described in the IP Security Agreements) and licenses);

(g)	all Goods, including, without limitation, all Equipment, Fixtures and Inventory;

(h)	all Instruments (including, without limitation, Promissory Notes);

(i)	all Investment Property;

(j)	all Letter-of-Credit Rights;

(k)	all Supporting Obligations;

(l)	all fee interests in any owned real property and all leasehold interests in real property;

(m)	all other tangible and intangible personal property and Fixtures of such Person (whether or not subject to the UCC), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Person described in the preceding clauses (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Person in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, Software, data and computer programs in the possession or under the control of such Person or any other Person from time to time acting for such Person that at any time evidence or contain information relating to any of the property described in the preceding clauses of this definition or are otherwise necessary or helpful in the collection or realization thereof; and

(n)	all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case howsoever such Person’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise). For the avoidance of doubt, as used in this definition the following terms shall have the respective meanings provided for in the Code: “Accounts”, “Cash Proceeds”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Record”, “Security Account”, “Software”, “Supporting Obligations” and “Tangible Chattel Paper”.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commodity Account” is any “commodity account” as defined in the UCC with such additions to such term as may hereafter be made.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Lender pursuant to which Lender obtains control (within the meaning of the UCC) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

10

“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Deposit Account” is any “deposit account” as defined in the UCC with such additions to such term as may hereafter be made.

“Dollar,” “Dollars” and the symbol “$” each means lawful money of the United States of America.

“Effective Date” shall mean June [ ], 2023.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Event of Default” shall mean the occurrence and/or continuance of any one of the following:

(a)	Payment Default. Borrower fails to (i) make any payment of principal or interest on the Loan on its due date, or (ii) pay any other Obligations within ten (10) Business Days after such Obligations are due and payable (which ten(10) Business Day cure period shall not apply to payments due on the Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (ii) hereunder is not an Event of Default (but no advances will be made during the cure period);

(b)	Covenant Default.

a.	Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Note or any of Note Document, and as to any default (other than those specified in this definition of “Event of Default”) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no advances shall be made during such cure period);;

(c)	Material Adverse Effect. A Material Adverse Effect occurs;

(d)	Attachment; Levy; Restraint on Business.

a.	(i) the service of process seeking to attach, by trustee or similar process, any funds of Borrower in excess of $100,000, or (ii) a notice of lien or levy is filed against any of Borrower’s assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no advances shall be made during any ten (10) day cure period; or

b.	(i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting all or any material part of its business;

11

(e)	Insolvency. (i) Borrower is unable to pay its debts (including trade debts) as they become due other, or otherwise becomes insolvent under Delaware law; (ii) Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and is not dismissed or stayed within 45 days (but no advances shall be made while any of the conditions described in clause (i) exist or until any Insolvency Proceeding is dismissed);

(f)	Other Agreements. There is, under any agreement to which Borrower is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any indebtedness in an amount individually or in the aggregate in excess of $250,000; or (b) any breach or default by Borrower, the result of which could have a material adverse effect on Borrower’s business or operations;

(g)	Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least $100,000 (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, or after execution thereof, or stayed pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no advances will be made prior to the discharge, or stay of such fine, penalty, judgment, order or decree);

(h)	Misrepresentations. Borrower makes any representation, warranty, or other statement now or later in this Note or any Note Document that is incorrect in any material respect when made except where the failure to be correct would not have a material adverse effect on the Collateral or Borrower’s ability to pay the Note;

(i)	Lien Priority. There is a material impairment in the perfection or priority of Lender’s security interest in the Collateral caused by Borrower; or

(j)	Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course or (b) subject to any decision by a Governmental Authority that (i) causes, or would reasonably be expected to cause, a Material Adverse Effect, or (ii) materially adversely affects the legal qualifications of Borrower to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non- renewal could reasonably be expected to affect the status of or legal qualifications of Borrower to hold any Governmental Approval in any other jurisdiction.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation or formation, by-laws, operating agreement, partnership agreement or other organizational documents of such Person.

“Governmental Approvals” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hemispheres” means Hemispheres, LLC.

12

“Holdings” means FULL GLASS WINE CO., LLC, a Delaware limited liability company.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of Title 11 of the United States Code, as amended from time to time, or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(a)	its Copyrights, Trademarks and Patents;

(b)	any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals;

(c)	any and all source code;

(d)	any and all design rights which may be available to such Person;

(e)	any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)	all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory Transaction” means the transfer of Borrower’s rights to and interest in the inventory acquired under the WINC DTC APA from BWSC to Hemispheres with Borrower’s interest reflected in part by a receivable from Hemispheres payable to Borrower.

“IP Security Agreements” means that certain Trademark Security Agreement dated as of the date hereof, by Borrower in favor of Lender.

“Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any capitalized lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

“Major Event of Default” means (i) an Event of Default described in paragraph (a) of the definition of Event of Default occurs, (ii) an Event of Default described in paragraph (e) or (j) of such definition occurs;

“Material Adverse Effect” means a material adverse effect on any of (a) the assets, liabilities, or condition (financial or otherwise) of the Borrower, (b) the ability of the Borrower to perform any of its obligations under this Note or any other Note Document, (c) the legality, validity or enforceability of this Note or any other Note Document, (d) the rights and remedies of the Lender under this Note or any other Note Document, or (e) the validity, perfection or priority of a Lien in favor of the Lender on the Collateral.

“Maturity Date” means the earlier to occur of (a) three (3) years from the Effective Date, and (b) the date on which the Obligations are accelerated and become due and owing pursuant to the terms of Section VIII of this Note.

“Note Document” means this Note, the IP Security Agreement, any Control Agreement, and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing the Loan or any other Obligation.

13

“Obligations” means all present and future indebtedness, obligations, and liabilities of the Borrower to the Lender as such arising under or in connection with this Note or any other Note Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency Proceeding. Without limiting the generality of the foregoing, the Obligations of the Borrower under the Note Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest, charges, expenses, premiums, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Note Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that the Lender (in its sole discretion) may elect to pay or advance on behalf of such Person as permitted under this Note.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Person” means an individual, corporation, limited liability company, partnership, association, joint- stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Restricted License” is any material license or other material agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with Lender’s right to sell any Collateral.

“Securities Account” is any “securities account” as defined in the UCC with such additions to such term as may hereafter be made.

“Senior Creditor” has the meaning set forth in Section X.

“Senior Indebtedness” has the meaning set forth in Section X.

“Senior Liens” has the meaning set forth in Section X.

“Subordinated Debt” has the meaning set forth in Section X.

“Subordinated Liens” has the meaning set forth in Section X.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock, partnership, membership, or other ownership interest or other equity securities having ordinary voting power (other than stock, partnership, membership, or other ownership interest or other equity securities having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

“Tax Distributions” has the meaning set forth in the Amended and Restated Operating Agreement of Borrower as executed by Lender as of or in connection with the Effective Date.

“Trademarks” means, with respect to any Person, any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of such Person connected with and symbolized by such trademarks.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

14

“WINC DTC Acquisition” means the acquisition by Borrower, as buyer, of the Transferred Assets (as defined in the WINC DTC APA) of Lender, as a seller, in accordance with the terms and conditions set forth in the WINC DTC APA.

“WINC DTC APA” means that certain Asset Purchase Agreement, dated as of [             ], by and among, Borrower, as buyer, Lender, as a seller, and certain other parties thereto in connection with the WINC DTC Acquisition.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Note in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Note and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

15

EXHIBIT B

CERTAIN COLLATERAL RIGHTS

Upon the occurrence and during the continuance of a Major Event of Default, the Borrower agrees that the Lender may cause all or any of the Collateral to be transferred into its name or into the name of its custodians or nominees.

Upon the occurrence and during the continuance of a Major Event of Default, the Lender may, but without obligation to do so, demand, sue for and/or collect any money or property at any time due, payable or receivable, to which it may be entitled hereunder, on account of, or in exchange for, any of the Collateral and shall have the right, for and in the name, place and stead of the Borrower, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Collateral.

Upon the occurrence and during the continuance of a Major Event of Default, the Lender shall have the right at any time thereafter to sell, resell, assign and deliver all or any of the Collateral in one or more parcels at any exchange or broker’s board or at a public or private sale. Any such sale shall be conducted in good faith and in a “commercially reasonable” manner within the meaning of any applicable uniform commercial code. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior written notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.

The Borrower hereby authorizes the Lender to file at any time and from time to time to file one or more financing or continuation statements and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (i) describe or identify the Collateral by type or in any other manner as the Lender may determine, and (ii) contain any other information required by Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment).

The Borrower shall, from time to time, (i) immediately take all actions as may be requested by the Lender to perfect the security interest of the Lender in the Collateral, including, without limitation, with respect to all Collateral over which control may be obtained within the meaning of sections 8-106 and 9-106 of the UCC, and (ii) immediately take all actions as may be reasonably requested from time to time by the Lender so that control of such Collateral is obtained and at all times held by the Lender. All of the foregoing shall be at the sole cost and expense of the Borrower.

The Borrower agrees that at any time and from time to time, at the expense of the Borrower, the Borrower will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary, or that the Lender may reasonably request, in order to perfect and protect any security interest granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

If the Borrower fails to perform any obligation contained in this Note, the Lender may itself perform, or cause performance of, such obligation, and the expenses of the Lender incurred in connection therewith shall be payable by the Borrower; provided that the Lender shall not be required to perform or discharge any obligation of the Borrower. The Borrower hereby appoints the Lender as each Borrower’s attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time during the continuance of an Event of Default in the Lender’s discretion to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Note (but the Lender shall not be obligated to and shall have no liability to the Borrower or any third party for failure to do so or take action). This appointment, being coupled with an interest, shall be irrevocable. The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

16

The Lender shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Lender accords its own property, it being understood that the Lender shall not have any responsibility for (i) ascertaining or taking action with respect to any claims, the nature or sufficiency of any payment or performance by any party under or pursuant to any agreement relating to the Collateral or other matters relative to any Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Note, nor the exercise by the Lender of any of the rights and remedies hereunder, shall relieve the Borrower from the performance of any obligation on the Borrower’s part to be performed or observed in respect of any of the Collateral.

The Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the Obligations, irrespective of whether or not the Lender shall have made any demand for payment and although such Obligations may be unmatured. The rights of the Lender under the immediately preceding sentence are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Lender may have.

17

Exhibit C

Form of Warrant

[Attached.]

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, AND (II) COMPLIANCE WITH SECTIONS 8 AND 9 BELOW.

WARRANT TO PURCHASE COMMON UNITS

No. 1	Date of Issuance: June 2023

This WARRANT (the “Warrant”) is issued to AMASS Brands, Inc., a Delaware corporation (together with any subsequent holder(s) hereof, the “Holder(s)”), by Full Glass Wine Co, LLC, a Delaware limited liability company (together with its successors and assigns, the “Company”). Reference is hereby made to that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of even date herewith, as the same may be amended from time to time (the “LLC Agreement”). Capitalized terms not defined herein shall have the meanings set forth in the LLC Agreement. This Warrant is being issued pursuant to the terms of that certain Asset Purchase Agreement among the Company, the Holder and certain other parties dated as of even date herewith (the “Purchase Agreement”).

1.           Certain Defined Terms. As used in this Warrant, unless the context otherwise requires, the following terms shall have the meanings indicated:

“Change of Control” means (i) any consolidation or merger of the Company with or into any other entity or person, or any other reorganization, other than any such consolidation, merger or reorganization in which the members of the Company immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization, (ii) any transaction or series of related transactions to which the Company is a party in which the members of the Company transfer units in excess of 50% of the Company’s then-outstanding combined voting power, provided that a Change of Control shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof, or (iii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.

“Common Unit” means a “Unit” of the Company, as defined from time to time in the LLC Agreement (and having the rights and obligations as so set forth therein).

“Date of Issuance” means the date this Warrant is issued, as reflected above.

“IPO” means an initial public offering of securities of the Company registered under the Securities Act of 1933.

2.           Purchase of Units.

(a)       Number of Units. Subject to the terms and conditions set forth herein, the Holder is entitled to purchase from the Company up to 40,000 Common Units, which is equal to 4.00% of the Company’s outstanding Units on a fully diluted basis as of the Date of Issuance immediately prior to the issuance of this Warrant (as adjusted pursuant to this Section 2(a) and Section 6, the “Units”). Notwithstanding the foregoing:

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(i)       if, upon the first occurrence of a Qualifying Acquisition (as defined in the Purchase Agreement) prior to December 31, 2024 (if any), this Warrant remains outstanding on the date that such Qualifying Acquisition is consummated, then the amount of Units shall be automatically increased as of such date, such that the total Units (including for such calculation any Units already acquired upon exercise of this Warrant, if any) represent 4.00% of the Company’s outstanding equity on a fully diluted basis as of such date (excluding from such fully diluted total the Units issued or issuable hereunder); and

(ii)       if no Qualifying Acquisition occurs prior to December 31, 2024, and this

Warrant remains outstanding on such date, then the amount of Units (including for such calculation any Units already acquired upon exercise of this Warrant, if any) shall be automatically increased as of such date such that the total Units represent 8.00% of the Company’s outstanding equity on a fully diluted basis as of such date (excluding from such fully diluted total the Units issued or issuable hereunder).

(b)       Exercise Price. The exercise price for the Units shall be $0.01 per Unit (the “Exercise Price”). The number of Units and the Exercise Price shall be subject to adjustment pursuant to Section 6 hereof.

3.           Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the Date of Issuance and ending upon the earliest to occur of (i) June __, 2028, or (ii) immediately prior to the consummation of a Change of Control, or (iii) immediately prior to the consummation of an IPO. In the event of an IPO or a Change of Control, the Company shall provide to the Holder at least 10 days advance written notice of such IPO or Change of Control.

4.           Method of Exercise.

(a)       This Warrant shall only be exercisable in accordance with the method of exercise set forth in this Section 4. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby with respect to any Units by:

(i)       the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto and a duly executed counterpart signature page to the LLC Agreement as in effect on such date (available from the Company upon request), to the Company at its principal office (or at such other place as the Company shall notify the Holder in writing); and

(ii)       the (i) payment to the Company of an amount equal to the aggregate Exercise Price for the number of Units being purchased (A) in cash or by check or wire transfer, or (B) by cancellation of indebtedness pursuant to Section 4(e), or (ii) net exercise of this Warrant pursuant to Section 4(b), as elected in the Notice of Exercise.

(b)       If the fair market value of one Unit is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant with payment of cash, check or wire transfer or by cancellation of indebtedness as provided in Section 4(e), the Holder may elect in the Notice of Exercise to instead net exercise this Warrant and receive the number of Units computed using the following formula:

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X = Y (A-B)

 A

Where X =	the number of Units to be issued to the Holder

Y =	the number of Units purchasable under this Warrant if the Exercise Price were paid in cash or, if only a portion of this Warrant is being exercised, that portion of this Warrant being exercised (at the date of such calculation)

A =	the fair market value of one Unit (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one Unit shall be determined in good faith by the Company based on the Company’s latest unexpired 409A valuation at such time, if any; provided, however, that if this Warrant is exercised pursuant to this Section 4(b) in connection with (i) an IPO, the fair market value per Unit shall be the per Unit offering price to the public in the IPO, or (ii) a Change of Control, the fair market value per Unit shall be the value ascribed to the consideration to be paid in respect of one Unit in the definitive agreement(s) relating to such Change of Control, or if no such value is set forth in the definitive agreements(s) relating to such Change of Control, as determined in good faith by the Company. If no unexpired 409A valuation exists, and the foregoing proviso does not apply, then such fair market value of one Unit shall be determined in good faith by the Company.

(c)       Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 4(a) above. At such time, the Holder shall be deemed to have become the holder of record of the Units so purchased.

(d)       As soon as practicable after the exercise of this Warrant in whole or in part, the Company will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct: (i) evidence that the Units so purchased under this Warrant have been issued to the Holder, by delivery of a copy of an updated Appendix I to the LLC Agreement; and (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Units equal to the number of such Units described in this Warrant minus the number of such Units purchased by the Holder upon all exercises made in accordance with Section 4(a) above.

(e)       At Holder’s sole option at the time of exercise, any amount of cash Exercise Price may be satisfied by cancellation of an equal amount of indebtedness owed by the Company to the Holder (provided, that unless otherwise agreed by the Company no such cancellation may be made with respect to any indebtedness, or portion thereof, that is at such time disputed by the Company). Any such cancellation shall be applied first to the indebtedness remaining under the Senior Note (as defined in the Purchase Agreement), if any, then to the indebtedness remaining under the Sub Note (as defined in the Purchase Agreement), if any, before being applied to any other indebtedness.

5.           Reservation of Units. During the period within which this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the Common Units underlying this Warrant, a sufficient number of Common Units to provide for the exercise of the rights represented by this Warrant. If at any time during the period within which this Warrant may be exercised the number of authorized but unissued Common Units shall not be sufficient to permit exercise of this Warrant, the Company will take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued units of such class and/or series of the Company’s equity securities to such number of units as shall be sufficient for such purposes. The Company further covenants and agrees that all Common Units that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, and free from all taxes, liens and charges created by the Company with respect to the issuance thereof (other than (i) any income taxes applicable thereto, if any, and (ii) any taxes in respect of any transfer occurring contemporaneously with such issue). The issuance of the Common Units underlying this Warrant will not be subject to any preemptive rights that have not been properly complied with or waived.

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6.          Adjustment of Exercise Price and Number of Units. The number and kind of securities issuable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)       Reclassification. In case of any reclassification or capital reorganization involving the Common Units (other than a change as a result of a subdivision or combination provided for in Section 6(b) below) that occurs after the Date of Issuance, then the Company shall duly execute and deliver to the Holder a new Warrant or a supplement hereto, so that the Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Common Units theretofore issuable upon exercise of this Warrant, the kind and amount of Units, other securities, money and property receivable upon such reclassification or capital reorganization, by a Holder of the number of Common Units then purchasable under this Warrant. The provisions of this subsection (a) shall similarly apply to successive reclassifications and capital reorganizations thereafter.

(b)       Subdivision or Combination of Units. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Units, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased and the number of Common Units purchasable hereunder shall be proportionately increased, and (ii) in the case of a combination, the Exercise Price shall be proportionately increased and the number of Common Units purchasable hereunder shall be proportionately decreased.

(c)       Notice of Adjustment. When any adjustment is required to be made in the number or kind of securities issuable upon exercise of this Warrant, or in the Exercise Price, the Company shall as soon as practicable thereafter notify the Holder of such event and of the number of Common Units or other securities or property thereafter issuable upon exercise of this Warrant and the Exercise Price therefore.

7.           No Fractional Units. No fractional Common Units will be issued in connection with any exercise hereunder. All Common Units (including fractions) to be issued upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional Common Unit. If, after aggregation, the exercise would result in the issuance of a fractional Common Unit, the Company shall, in lieu of issuance of any fractional Common Unit, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one Common Unit by such fraction.

8.           Compliance with Securities Act. The Holder, by acceptance hereof, agrees that this Warrant and the Units to be issued upon exercise hereof are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant or any Units to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Act”). This Warrant and all certificates evidencing Units, if any, issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

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“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT

OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.”

9.           Disposition of Warrant or Units. Notwithstanding anything to the contrary in this Warrant, (a) this Warrant may not be offered, sold or otherwise transferred, in whole or in part, without the prior written consent of the Company, and (b) all Units issued upon exercise of this Warrant shall be subject to all restrictions and conditions on offer, sale and transfer set forth from time to time in the LLC Agreement (and may only be offered, sold or otherwise transferred as permitted under the LLC Agreement, after compliance with all applicable terms thereof). Without limiting the foregoing, Units shall only be issued to the Holder hereunder, and Holder shall not be permitted to request that such Units be issued to or in the name of any other Person; provided, that the Holder may request that the Units issued to Holder under this Warrant be transferred to another Person as long as such transfer complies with all restrictions and conditions on offer, sale and transfer set forth at such time in the LLC Agreement (and only after compliance with all applicable terms of such LLC Agreement). Each certificate representing this Warrant or the Units, if any, may bear legends as to such applicable restrictions on transferability. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

10.         No Rights as Member. Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a member of the Company with respect to the Units, including (without limitation) the right to vote such Units, receive distributions thereon, exercise preemptive rights or be notified of a member meeting, and, except as expressly provided in this Warrant, such Holder shall not be entitled to any member notice or other communication concerning the business or affairs of the Company. As a condition to the Holder’s exercise of any portion of this Warrant, the Holder hereby acknowledges that the Units issuable upon exercise of this Warrant shall be subject to the terms and conditions set forth in the LLC Agreement.

11.         Modification and Waiver. This Warrant and any provision of it may only be amended, and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only upon the written consent of the Company and the Holder.

12.         Notices. All notices, requests, demands, claims, consents, and other communications hereunder shall be in writing and shall be made, and shall be deemed delivered, as and when provided in the Purchase Agreement; provided that all communications shall be sent to each of the Company and the Holder at the address listed on their respective signature pages hereto or at such other address as the Company or Holder may designate by giving the other party notice in the manner herein set forth.

13.         Headings. All article and section titles and captions contained herein are for convenient reference only and shall not be deemed a part of the context of this Agreement.

14.        Severability. If any provision of this Warrant, or the application of such provision to any person or circumstance, shall be held illegal, invalid or unenforceable or in conflict with any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Warrant which are valid, enforceable and legal.

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15.        Governing Law; Jurisdiction and Venue. This Warrant shall be governed and construed under the internal laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws. The Company and the Holder agree that any dispute among or between them concerning this Warrant or the LLC Agreement shall be litigated exclusively in the United States District Court for the Northern District of Illinois or in the Circuit Court of Cook County, Illinois, and they hereby consent to the exercise of personal jurisdiction by any such court with respect to any such proceeding. IN ANY SUCH PROCEEDING, THE COMPANY AND HOLDER SHALL BE DEEMED TO HAVE WAIVED ITS RIGHT TO A TRIAL BY JURY.

16.         Counterparts. This Warrant may be executed in one or more counterparts, and with counterpart signature pages, each of which shall be an original, but all of which together shall constitute one in the same Warrant, binding on all parties notwithstanding that all parties have not signed the same counterpart. Counterpart signature pages to this Warrant transmitted by facsimile transmission, by electronic mail in “portable document format” (".pdf’) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

[The remainder of this page is intentionally left blank]

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Warrant as of the Date of Issuance.

COMPANY:

Full Glass Wine Co, LLC

By:
Name:
Title:

Notice Address:	[ ]
[ ]
Attention: E-Mail:

HOLDER:

AMASS Brands, Inc.

By:
Name:
Title:

Notice Address:	[ ]
[ ]
Attention:
E-Mail:

SIGNATURE PAGE TO WARRANT

EXHIBIT A

NOTICE OF EXERCISE

To:	Full Glass Wine Co, LLC

1.            The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:

[Note: please check the applicable box and complete any applicable blanks]

☐ ________ Common Units pursuant to the terms of the attached Warrant, and tenders herewith payment in cash of the Exercise Price of such Units in full [in cash] [by cancellation of the following indebtedness as permitted by Section 4(e) of the attached Warrant : _______________________].

☐ Common Units representing net exercise of [the entire Warrant] [______% of the Warrant] pursuant to the terms of the net exercise provisions set forth in Section 4(b) of the attached Warrant.

2.           Please issue said Units in the name of the Holder and deliver evidence thereof to the address specified below:

[___________________________________]

[___________________________________]

3.           The undersigned acknowledges that the undersigned has reviewed the representations and warranties contained in Annex 1 hereto and by the undersigned’s signature below hereby makes such representations and warranties to the Company.

AMASS Brands, Inc.

(Signature)

(Date)

WARRANT - EXHIBIT A

Annex 1

Holder hereby represents and warrants to the Company as follows (with all capitalized terms used in this Annex 1 and not otherwise defined herein having the respective meanings ascribed thereto in the Warrant):

(a) Holder Bears Economic Risk. Holder has substantial experience in financial and business matters and in evaluating and investing in private placement transactions of securities in companies similar to the Company so that Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect Holder’s own interests. Holder must bear the economic risk of this investment indefinitely unless the Units are registered pursuant to the Act, or an exemption from registration is available. Holder understands that the Company has no present intention of registering the Units. Holder also understands that there is no assurance that any exemption from registration under the Act will be available and that, even if available, such exemption may not allow Holder to transfer all or any portion of the Units in the amounts or at the times Holder might propose.

(b) Acquisition for Own Account. Holder is acquiring the Units for Holder’s own account for investment only, and not with a view towards their distribution.

(c) Accredited Investor. Holder represents that Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

(d) Rule 144. Holder acknowledges and agrees that the Units are “restricted securities” as defined in Rule 144 promulgated under the Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. Holder has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

(e) Residence. If Holder is an individual, then Holder resides in the state or province identified in the address of Holder set forth in the Warrant; if Holder is a partnership, corporation, limited liability company or other entity, then the office or offices of Holder in which its investment decision was made is located at the address or addresses of Holder set forth in the Warrant, in each case as updated from time to time in accordance with Section 12 of the Warrant.

(f) Discussions with Management and Other Information. Holder has had an opportunity to discuss the Company’s business, management, and financial affairs with the Company’s management and to review the Company’s financial information. Holder acknowledges that it has received all information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Units.

(g) LLC Agreement. Holder acknowledges and agrees that the Units acquired hereunder are and will be subject to all of the applicable terms, obligations and conditions set forth in the LLC Agreement from time to time. The Holder has been provided a copy of the LLC Agreement, and has read and understands the LLC Agreement and its terms (and has had an opportunity to review and discuss such matters with its own legal counsel and tax and financial advisers). Holder has not been given, and is not relying, on any representations or advice from the Company or any of its affiliates or representatives with respect to any legal, tax or financial matter of any sort.

WARRANT - Annex 1